Exhibit 10.25

Execution Version

FIRST AMENDMENT TO THE
TERM LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

Dated as of June 18, 2019

FIRST AMENDMENT TO THE TERM LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) among INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Parent Borrower”), the Subsidiary Borrowers listed on the signature pages hereto, INDEPENDENCE REALTY TRUST, INC., a Maryland corporation (“Parent Guarantor”), KEYBANK NATIONAL ASSOCIATION, as administrative agent (“Agent”) for the Lenders, and the Lenders.

PRELIMINARY STATEMENTS:

(1)Parent Borrower, the Subsidiary Borrowers, Agent, the Lenders and the other financial institutions party thereto entered into that certain Term Loan Agreement dated as of October 30, 2018 (the “2018 Term Loan Agreement”) and, in connection with the 2018 Term Loan Agreement, Parent Guarantor delivered the Guaranty of even date therewith (the “Guaranty”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the 2018 Term Loan Agreement, as amended hereby;

(2)In connection with the execution of that certain Amended and Restated Credit Agreement dated as of May 9, 2019 among Parent Borrower, the Subsidiary Borrowers, Agent, the lenders and other financial institutions party thereto, Agent, Parent Guarantor and Borrowers wish to amend the 2018 Term Loan Agreement and the Guaranty to address certain changes to the terms thereof as set forth below; and

(3)Borrowers, Parent Guarantor, Agent and the Lenders have agreed pursuant to §27 of the 2018 Term Loan Agreement to amend the 2018 Term Loan Agreement and the Guaranty on the terms and subject to the conditions hereinafter set forth.

SECTION 1Amendments to 2018 Term Loan Agreement.  (a) The 2018 Term Loan Agreement is, upon the occurrence of the Amendment Effective Date (as defined in Section 4 below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example:  underlinedtext) as set forth in the pages of the 2018 Term Loan Agreement attached as Annex A (as so amended, the “Amended Term Loan Agreement”).

(b) The 2018 Term Loan Agreement is hereby further amended by deleting Exhibit E (Form of Compliance Certificate) in its entirety and replacing it with a new Exhibit E in the form of Annex B attached hereto.

SECTION 2Amendment to Guaranty.  The Guaranty is hereby amended by replacing clause (a) of Section 1 thereof in its entirety with the following:  “(a) all “Obligations” as defined in the Loan Agreement, including, without limitation, all indebtedness and obligations owing by the Borrower to any of the Lenders or Agent under or in connection with the Loan Agreement and any other Loan Document, including any and all extensions, renewals, modifications, amendments, or substitutions of the foregoing, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Loan Agreement and the payment of all interest, fees, charges, reasonable and documented attorneys’ fees and other amounts payable to any Lender or Agent thereunder or in connection therewith and”.

SECTION 3Representations and Warranties.  Each Loan Party hereby represents and warrants that:

(a) The representations and warranties contained in each of the Loan Documents (as amended or supplemented to date, including pursuant to this Amendment) to which it is a party are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to an earlier date, in which case as of such earlier date).

(b) The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the corporate or other organizational authority of the Loan Parties, (ii) have been duly authorized by all necessary actions on the part of the Loan Parties, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Loan Party, in each case except as would not be reasonably likely to have a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, limited liability company agreement, articles of incorporation or other charter documents or bylaws of any Loan Party, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any Loan Party other than Permitted Liens, and (vi) do not require the approval or consent of any Governmental Authority to be obtained by any Loan Party or any Affiliate thereof other than those already obtained and delivered to Agent or except as would not reasonably be likely to have a Material Adverse Effect.

(c) The execution and delivery of this Amendment are valid and legally binding obligations of the Loan Parties enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

(d) The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, in each case, except as would not be reasonably likely to result in a Material Adverse Effect.

SECTION 4Conditions of Effectiveness.  This Amendment shall become effective as of the date first written above on the first date (the “Amendment Effective Date”) on which, and only if, Agent shall have received on or before the date hereof, each dated such day, in form and substance satisfactory to Agent, counterparts of this Amendment executed by each of the Loan Parties and each Lender.

SECTION 5Reference to and Effect on the 2018 Term Loan Agreement, the Notes and the Loan Documents.  This Amendment is a Loan Document.  On and after the effectiveness of this Amendment, each reference in the 2018 Term Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the 2018 Term Loan Agreement, and each reference in the Notes and each of the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the 2018 Term Loan Agreement, shall mean and be a reference to the 2018 Term Loan Agreement, as amended and modified by this Amendment to read in the form of the Amended Term Loan Agreement attached as Annex A.

(a) This Amendment shall not extinguish the obligations for the payment of money outstanding under the 2018 Term Loan Agreement or the Amended Term Loan Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the 2018 Term Loan Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto.  Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents.

SECTION 6Ratification.  The 2018 Term Loan Agreement (as amended by this Amendment), the Guaranty (as amended by this Amendment) and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party.  Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under the 2018 Term Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the 2018 Term Loan Agreement or any of the other Loan Documents.

SECTION 7Costs and Expenses.  Parent Borrower shall pay all reasonable and documented out-of-pocket costs and expenses of Agent to the extent provided in §15 of the 2018 Term Loan Agreement.

SECTION 8Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as a .pdf, .jpeg, .TIF, .TIFF attachment to an electronic mail message or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Balance of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWERS:

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

By:Independence Realty Trust, Inc., its general partner

By:/s/ James Sabra
Name:James Sabra
Title:Chief Financial Officer

BAYVIEW CLUB APARTMENTS INDIANA, LLC,

BRIDGEVIEW APARTMENTS, LLC,

CHELSEA SQUARE APARTMENTS HOLDING COMPANY, LLC, CHERRY GROVE SOUTH CAROLINA, LLC,

HAVERFORD PLACE APARTMENTS OWNER, LLC,

HPI COLLIER PARK LLC,

HPI KENSINGTON COMMONS LLC,

HPI SCHIRM FARMS LLC

HPI RIVER CHASE LLC,

LAKES OF NORTHDALE APARTMENTS, LLC,

LUCERNE APARTMENTS TAMPA, LLC,

IRT LIVE OAK TRACE LOUISIANA, LLC,

SOUTH TERRACE APARTMENTS NORTH CAROLINA, LLC,

SPG AVALON APARTMENTS LLC, and

TIDES AT CALLABASH NORTH CAROLINA, LLC

By:Independence Realty Operating Partnership, LP,
the sole member of each of the foregoing entities

By:Independence Realty Trust, Inc., its general
partner

By:/s/ James Sabra
Name:James Sabra
Title:Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BSF-ARBORS RIVER OAKS, LLC,

BSF LAKESHORE, LLC,

BSF TRAILS, LLC,

FOX PARTNERS, LLC, and

MERCE PARTNERS, LLC

By:TS Manager, LLC, the manager of each of the
foregoing entities

By:IR TS Op Co, LLC, its sole member

By:Independence Realty Operating Partnership, LP,
its sole member

By:Independence Realty Trust, Inc., its general
partner

By:/s/ James Sabra
Name:James Sabra
Title:Chief Financial Officer

TS GOOSE CREEK, LLC,

TS MILLER CREEK, LLC,

TS VINTAGE, LLC, and

TS WESTMONT, LLC

By:IR TS Op Co, LLC, the sole member of each of
the foregoing entities

By:Independence Realty Operating Partnership, LP,
its sole member

By:Independence Realty Trust, Inc., its general
partner

By:/s/ James Sabra
Name:James Sabra
Title:Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

POINTE AT CANYON RIDGE, LLC

By:JLC/BUSF Associates, LLC, its sole member

By:TS Manager, LLC, its manager

By:IR TS Op Co, LLC, its sole member

By:Independence Realty Operating Partnership, LP,
its sole member

By:Independence Realty Trust, Inc., its general
partner

By:/s/ James Sabra
Name:James Sabra
Title:Chief Financial Officer

IRT OKC PORTFOLIO OWNERS, LLC

By:IRT OKC Portfolio Member, LLC, its sole
member and manager

By:Independence Realty Operating Partnership, LP,
its sole member

By:Independence Realty Trust, Inc., its general
partner

By:/s/ James Sabra
Name:James Sabra
Title:Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GUARANTOR: By:INDEPENDENCE REALTY TRUST, INC., a Maryland Corporation, its general partner By:/s/ James Sabra Name:James Sabra Title:Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

AGENT AND LENDER: KEYBANK NATIONAL ASSOCIATION, as a Lender and as Agent By:/s/ Michael P. Szuba Name:Michael P. Szuba Title:Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER: BANK OF AMERICA, N.A. , as a Lender By:/s/ Helen Chan Name:Helen Chan Title:Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By:/s/ Barbara Heubner Name:Barbara Heubner Title:Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

CITIBANK, N.A., as a Lender By:/s/ Christopher J. Albano Name:Christopher J. Albano Title:Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

CITIZENS BANK, N.A., as a Lender By:/s/ Nan E. Delahunt Name:Nan E. Delahunt Title:Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

COMERICA BANK, as a Lender By:/s/ Charles Weddell Name:Charles Weddell Title:Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PNC BANK, NATIONAL ASSOCIATION, as a Lender By:/s/ Sheri L. Ruistenofer Name:Sheri L. Ruistenofer Title:Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

REGIONS BANK, as a Lender By:/s/ C. Vincent Hughes, Jr. Name:C. Vincent Hughes, Jr. Title:Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SUNTRUST BANK, as a Lender By:/s/ Nick Preston Name:Nick Preston Title:Director

Annex A

[See attached.]

NYDOCS03/1108085

Annex A - 1

IRT – 2018 Term Loan First Amendment

ANNEX A TO FIRST AMENDMENT CONFORMED COPY REFLECTING

FIRST AMENDMENT dated as of June 18, 2019

~~Execution Version~~

TERM LOAN AGREEMENT

Dated as of October 30, 2018

AS AMENDED BY FIRST AMENDMENT TO TERM LOAN AGREEMENT AND OTHER LOAN

DOCUMENTS dated as of June 18, 2019

by and among

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, AS PARENT BORROWER,

THE SUBSIDIARY BORROWERS PARTY HERETO, KEYBANK NATIONAL ASSOCIATION,

AS A LENDER,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT, OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT, AND

KEYBANK NATIONAL ASSOCIATION, AS AGENT,

WITH CITIBANK, N.A.,

AS SYNDICATION AGENT,

CITIBANK, N.A. and KEYBANC CAPITAL MARKETS, AS JOINT BOOKRUNNERS

AND

CITIBANK, N.A. and KEYBANC CAPITAL MARKETS, AS JOINT LEAD ARRANGERS

$200 MILLION SENIOR UNSECURED TERM LOAN

TABLE OF CONTENTS

§1DEFINITIONS AND RULES OF INTERPRETATION.1

§1.1Definitions1

§1.2Rules of Interpretation...................................................................................................... ~~27~~28

§2THE FACILITY................................................................................................................................ ~~28~~29

§2.1Loans................................................................................................................................ ~~28~~29

§2.2Notes ................................................................................................................................ ~~28~~29

§2.3Intentionally Omitted29

§2.4Intentionally Omitted29

§2.5Intentionally Omitted29

§2.6Interest on Loans29

§2.7Request for Loan .............................................................................................................. ~~29~~30

§2.8Funds for Loans30

§2.9Use of Proceeds................................................................................................................ ~~30~~31

§2.10Termination or Reduction of Commitments .................................................................... ~~30~~31

§2.11Increase in Commitments31

§2.12Intentionally Omitted ....................................................................................................... ~~32~~33

§2.13Intentionally Omitted ....................................................................................................... ~~32~~33

§3REPAYMENT OF THE LOANS. .................................................................................................... ~~32~~33

§3.1Stated Maturity................................................................................................................. ~~32~~33

§3.2Mandatory Prepayments................................................................................................... ~~32~~33

§3.3Optional Prepayments33

§3.4Partial Prepayments33

§3.5Effect of Prepayments ...................................................................................................... ~~33~~34

§3.6Sharing of Payments, Etc. ................................................................................................ ~~33~~34

§4CERTAIN GENERAL PROVISIONS.34

§4.1Conversion Options34

§4.2Fees .................................................................................................................................. ~~34~~35

§4.3[Reserved]35

§4.4Funds for Payments35

§4.5Computations ................................................................................................................... ~~37~~38

§4.6Suspension of LIBOR Rate Loans ................................................................................... ~~37~~38

§4.7Illegality ........................................................................................................................... ~~38~~39

§4.8Additional Interest............................................................................................................ ~~38~~39

§4.9Additional Costs, Etc.39

§4.10Capital Adequacy ............................................................................................................. ~~39~~40

§4.11Breakage Costs40

§4.12Default Interest; Late Charge40

§4.13Certificate40

§4.14Limitation on Interest....................................................................................................... ~~40~~41

§4.15Certain Provisions Relating to Increased Costs and Non-Funding Lenders .................... ~~40~~41

§4.16Intentionally Omitted ....................................................................................................... ~~41~~42

§5UNENCUMBERED ASSETS. ......................................................................................................... ~~41~~42

§5.1Initial Unencumbered Assets ........................................................................................... ~~41~~42

§5.2Addition of Unencumbered Assets .................................................................................. ~~41~~42

§5.3Failure of Unencumbered Asset Conditions .................................................................... ~~41~~42

§5.4Borrower Election to Remove Unencumbered Assets42

§5.5Release of Subsidiary Borrowers ..................................................................................... ~~42~~43

§5.6Additional Subsidiary Borrowers..................................................................................... ~~42~~43

§5.7Costs and Expenses of Additions and Removals ............................................................. ~~42~~43

§6REPRESENTATIONS AND WARRANTIES. ................................................................................ ~~42~~43

§6.1Corporate Authority, Etc. ................................................................................................. ~~42~~43

§6.2Governmental Approvals ................................................................................................. ~~43~~44

§6.3Title to Unencumbered Assets44

§6.4Financial Statements44

§6.5No Material Changes........................................................................................................ ~~44~~45

§6.6Beneficial Ownership....................................................................................................... ~~44~~45

§6.7Litigation.......................................................................................................................... ~~44~~45

§6.8No Material Adverse Contracts, Etc. ............................................................................... ~~44~~45

§6.9Compliance with Other Instruments, Laws, Etc.45

§6.10Tax Status45

§6.11No Event of Default ......................................................................................................... ~~45~~46

§6.12Investment Company Act................................................................................................. ~~45~~46

§6.13Absence of UCC Financing Statements, Etc.................................................................... ~~45~~46

§6.14EEA Financial Institutions ............................................................................................... ~~45~~46

§6.15Unencumbered Asset Conditions ..................................................................................... ~~45~~46

§6.16Employee Benefit Plans ................................................................................................... ~~45~~46

§6.17Disclosure46

§6.18Place of Business46

§6.19Regulations T, U and X46

§6.20Environmental Compliance.............................................................................................. ~~46~~47

§6.21Subsidiaries; Organizational Structure............................................................................. ~~46~~47

§6.22Leases............................................................................................................................... ~~46~~47

§6.23Property............................................................................................................................ ~~46~~47

§6.24Brokers47

§6.25Other Debt47

§6.26Solvency47

§6.27No Bankruptcy Filing47

§6.28No Fraudulent Intent ........................................................................................................ ~~47~~48

§6.29Transaction in Best Interests of Loan Parties; Consideration .......................................... ~~47~~48

§6.30OFAC ............................................................................................................................... ~~47~~48

§6.31REIT Status ...................................................................................................................... ~~47~~48

§7AFFIRMATIVE COVENANTS.48

§7.1Punctual Payment48

§7.2Maintenance of Office48

§7.3Records and Accounts48

§7.4Financial Statements, Certificates and Information ......................................................... ~~48~~49

§7.5Notices50

§7.6Existence; Maintenance of Properties51

§7.7Insurance .......................................................................................................................... ~~51~~52

§7.8Taxes; Liens ..................................................................................................................... ~~52~~53

§7.9Inspection of Unencumbered Assets and Books53

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§7.10Compliance with Laws, Contracts, Licenses, and Permits............................................... ~~53~~54

§7.11Further Assurances........................................................................................................... ~~53~~54

§7.12Beneficial Ownership Certification.................................................................................. ~~53~~54

§7.13[Reserved]54

§7.14Business Operations54

§7.15[Reserved]54

§7.16Ownership of Real Estate54

§7.17[Reserved]54

§7.18Plan Assets54

§7.19Parent Guarantor Covenants ............................................................................................ ~~54~~55

§7.20Transactions With Affiliates ............................................................................................ ~~54~~55

§7.21Keepwell .......................................................................................................................... ~~54~~55

§8NEGATIVE COVENANTS.55

§8.1Restrictions on Indebtedness55

§8.2Restrictions on Liens, Etc57

§8.3[Reserved] ........................................................................................................................ ~~59~~60

§8.4Merger, Consolidation...................................................................................................... ~~59~~60

§8.5[Reserved] ........................................................................................................................ ~~59~~60

§8.6Compliance with Environmental Laws ............................................................................ ~~59~~60

§8.7[Reserved] ........................................................................................................................ ~~60~~61

§8.8Asset Sales ....................................................................................................................... ~~60~~61

§8.9[Reserved] ........................................................................................................................ ~~60~~61

§8.10Restriction on Prepayment of Indebtedness ..................................................................... ~~60~~61

§8.11[Reserved]61

§8.12Derivatives Contracts61

§8.13[Reserved]61

§8.14[Reserved]61

§9FINANCIAL COVENANTS.61

§9.1Maximum Consolidated Leverage Ratio.......................................................................... ~~61~~62

§9.2Minimum Consolidated Fixed Charge Coverage Ratio ................................................... ~~61~~62

§9.3Minimum Consolidated Tangible Net Worth................................................................... ~~61~~62

§9.4Maximum Distributions ................................................................................................... ~~61~~62

§9.5Maximum Secured Leverage Ratio.................................................................................. ~~61~~62

§9.6	~~Maximum Secured Recourse Indebtedness~~........................................................................................................~~61~~[Reserved]

.............................................................................................................................................. 62

§9.7Maximum Unhedged Variable Rate Indebtedness62

§9.8Unencumbered Assets62

§9.9Maximum Unsecured Leverage Ratio62

§9.10Minimum Unencumbered Assets Debt Service Coverage Ratio62

§10CLOSING CONDITIONS.62

§10.1Loan Documents .............................................................................................................. ~~62~~63

§10.2Certified Copies of Organizational Documents ............................................................... ~~62~~63

§10.3Resolutions....................................................................................................................... ~~62~~63

§10.4Incumbency Certificate; Authorized Signers ................................................................... ~~62~~63

§10.5Opinion of Counsel63

§10.6Payment of Fees63

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§10.7Opinion of Agent’s Special Counsel63

§10.8Performance; No Default63

§10.9Representations and Warranties63

§10.10Proceedings and Documents63

§10.11~~KYC, Etc~~[Reserved]. ....................................................................................................... ~~63~~64

§10.12Compliance Certificate..................................................................................................... ~~63~~64

§10.13[Reserved]. ....................................................................................................................... ~~63~~64

§10.14Consents64

§10.15[Reserved]64

§10.16Other64

§11CONDITIONS TO ALL BORROWINGS.64

§11.1Prior Conditions Satisfied64

§11.2Representations True; No Default64

§11.3Borrowing Documents64

§11.4[Reserved]64

§12EVENTS OF DEFAULT; ACCELERATION; ETC. ....................................................................... ~~64~~65

§12.1Events of Default and Acceleration ................................................................................. ~~64~~65

§12.2Certain Cure Periods ........................................................................................................ ~~66~~67

§12.3Termination of Commitments .......................................................................................... ~~66~~67

§12.4Remedies67

§12.5Distribution of Loan Proceeds67

§13SETOFF.68

§14AGENT.68

§14.1Authorization68

§14.2Employees and Agents..................................................................................................... ~~68~~69

§14.3No Liability ...................................................................................................................... ~~68~~69

§14.4No Representations69

§14.5Payments .......................................................................................................................... ~~69~~70

§14.6Holders of Notes70

§14.7Indemnity70

§14.8Agent as Lender70

§14.9Resignation70

§14.10Duties in the Case of Enforcement................................................................................... ~~70~~71

§14.11Bankruptcy71

§14.12[Reserved]71

§14.13Reliance by Agent71

§14.14Approvals71

§14.15Borrowers Not Beneficiaries............................................................................................ ~~71~~72

§14.16Defaulting Lenders72

§14.17Reliance on Hedge Provider73

§14.18Certain ERISA Matters73

§15EXPENSES.74

§16INDEMNIFICATION....................................................................................................................... ~~74~~75

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§17SURVIVAL OF COVENANTS, ETC.75

§18ASSIGNMENT AND PARTICIPATION. ....................................................................................... ~~75~~76

§18.1Conditions to Assignment by Lenders ............................................................................. ~~75~~76

§18.2Register76

§18.3New Notes76

§18.4Participations.................................................................................................................... ~~76~~77

§18.5Pledge by Lender77

§18.6No Assignment by Loan Parties77

§18.7Disclosure......................................................................................................................... ~~77~~78

§18.8Titled Agents78

§18.9Amendments to Loan Documents78

§19NOTICES.78

§20RELATIONSHIP. ............................................................................................................................. ~~78~~79

§21GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.79

§22HEADINGS.79

§23COUNTERPARTS.79

§24ENTIRE AGREEMENT, ETC. ........................................................................................................ ~~79~~80

§25WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS............................................... ~~79~~80

§26DEALINGS WITH THE LOAN PARTIES.80

§27CONSENTS, AMENDMENTS, WAIVERS, ETC.80

§28SEVERABILITY.81

§29TIME OF THE ESSENCE................................................................................................................ ~~81~~82

§30NO UNWRITTEN AGREEMENTS................................................................................................. ~~81~~82

§31REPLACEMENT NOTES.82

§32NO THIRD PARTIES BENEFITED.82

§33PATRIOT ACT.82

§34RESERVED. ..................................................................................................................................... ~~82~~83

§35JOINT AND SEVERAL LIABILITY. ............................................................................................. ~~82~~83

§36ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF THE BORROWERS....... ~~82~~83

§36.1Attorney-in-Fact............................................................................................................... ~~82~~83

§36.2Accommodation ............................................................................................................... ~~82~~83

§36.3Waiver of Automatic or Supplemental Stay83

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§36.4Waiver of Defenses83

§36.5Waiver85

§36.6Subordination85

§37ACKNOWLEDGMENT OF BENEFITS; EFFECT OF AVOIDANCE PROVISIONS.85

§38RECOURSE PROVISIONS. ............................................................................................................ ~~86~~87

§39ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL

INSTITUTIONS.87

§40ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs.87

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EXHIBITS AND SCHEDULES

Exhibit AFORM OF NOTE

Exhibit BFORM OF JOINDER AGREEMENT

Exhibit CFORM OF REQUEST FOR LOAN

Exhibit DFORM OF AVAILABILITY CERTIFICATE

Exhibit EFORM OF COMPLIANCE CERTIFICATE

Exhibit FFORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT Exhibit GFORM OF SUBSIDIARY BORROWER RELEASE

Schedule 1.1-ALENDERS AND COMMITMENTS Schedule 1.1-BDISQUALIFIED LENDERS

Schedule 5.1INITIAL UNENCUMBERED ASSETS Schedule 6.3LIST OF ALL ENCUMBRANCES ON ASSETS Schedule 6.5NO MATERIAL CHANGES

Schedule 6.7PENDING LITIGATION Schedule 6.20ENVIRONMENTAL MATTERS

Schedule 6.21(a)PARENT BORROWER SUBSIDIARIES Schedule 6.23PROPERTY CONDITION; OPTIONS Schedule 8.1SPECIFIED INDEBTEDNESS

Schedule 19NOTICE ADDRESSES

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TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (as amended by that certain First Amendment to Term Loan Agreement and Other Loan Documents dated as of June 18, 2019) is made as of the 30th day of October, 2018, by and among INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Parent Borrower”), the Subsidiary Borrowers party hereto from time to time, KEYBANK NATIONAL ASSOCIATION (together with any successor in interest, “KeyBank”), as an initial Lender, the other lending institutions which are parties to this Agreement as “Lenders”, the other lending institutions that may become parties hereto pursuant to §18 and KEYBANK NATIONAL ASSOCIATION, as administrative agent for Lenders (“Agent”), with CITIBANK, N.A., as Syndication Agent (the “Syndication Agent”), CITIBANK, N.A. and KEYBANK CAPITAL MARKETS, as Joint Bookrunners (collectively, “Bookrunners”) and CITIBANK, N.A. and KEYBANK CAPITAL MARKETS, as Joint Lead Arrangers (collectively, “Arrangers”).

R E C I T A L S

WHEREAS, the Borrowers have requested that Lenders provide a term loan facility to the Borrowers;

and

WHEREAS, Agent and Lenders are willing to provide such term loan facility on and subject to the terms and conditions set forth herein; and

WHEREAS, each Guarantor is willing to guaranty all of the Obligations of the Borrowers pursuant to this Agreement and the other Loan Documents on the terms and conditions set forth in the Guaranty to which it is a party;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

§1DEFINITIONS AND RULES OF INTERPRETATION.

§1.1   Definitions.  The following terms shall have the meanings set forth in this §1 or elsewhere in  the provisions of this Agreement referred to below:

“1031 Cash”: Cash or Cash Equivalents of a Loan Party constituting “like-kind exchange” proceeds under Section 1031 of the Code, held in escrow in accordance with the requirements of Section 1031 of the Code by a Qualified Intermediary (a) with respect to which such Loan Party is the sole beneficiary and (b) that are not subject to any Liens of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness and (ii) the organizational documents of the Loan Parties or any of  their  respective  Subsidiaries) and, in each case, that (1) are not subject to any agreement (including (x) any agreement governing Indebtedness and (y) if applicable, the organizational documents of the Loan Parties or any of their respective Subsidiaries) which prohibits or limits the ability of the Parent Guarantor or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such assets (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Parent Guarantor or its Subsidiaries), and (2) are not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien on such assets, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause); but excluding, in each case, customary agreements under which the Qualified Intermediary acts in connection with such like-kind exchange and establishing that the Qualified Intermediary acts at the direction of the applicable Loan Party.

“2017 Term Loan Agreement”: That certain Term Loan Agreement dated as of November 20, 2017, as amended by the First Amendment to Term Loan Agreement and Other Loan Documents dated as of June 18,

NYDOCS03/1107437.2

2019, among Parent Borrower, KeyBank National Association, as administrative agent, the other lenders and the Borrowers party thereto, with Capital One, National Association and The Huntington National Bank, as syndication agents, KeyBanc Capital Markets, Capital One, National Association and The Huntington National Bank, as bookrunners and KeyBanc Capital Markets, Capital One, National Association and The Huntington National Bank, as arrangers.

“Acceding Lender”: See §2.11(a).

“Accession Agreement”: See §2.11(c).

“Additional Commitment Request Notice”: See §2.11(a).

“Additional Subsidiary Borrower”: Each additional Subsidiary of Parent Borrower which becomes a Subsidiary Borrower pursuant to §5.6.

“Adjusted EBITDA”: On any date of determination, Consolidated EBITDA less, with respect to Real Estate owned by any Person in the Consolidated Group, the Capital Expenditure Reserve, and, with respect to Real Estate owned by Non-Wholly Owned Subsidiaries, the Consolidated Group Pro Rata Share of the Capital Expenditure Reserve.

“Affected Lender”: See §4.15.

“Affiliate”: An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing fifty percent (50%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

“Agent”: KeyBank National Association, acting as administrative agent for Lenders, and its successors and assigns.

“Agent’s Head Office”: Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114- 1306, or at such other location as Agent may designate from time to time by notice to the Borrowers and Lenders.

“Agent’s Special Counsel”: Shearman & Sterling LLP or such other counsel as selected by Agent.

“Agreement”: This Term Loan Agreement, as the same may be amended, modified, supplemented and/or extended from time to time, including the Schedules and Exhibits hereto.

“Agreement Regarding Fees”: Any separate letter agreement executed and delivered by Parent Borrower or an Affiliate of Parent Borrower and to which Agent or an Arranger is a party, as the same may be amended, restated or replaced from time to time.

“Allocable Principal Balance”: See §37(b).

“Anti-Corruption Laws”: All laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

NYDOCS03/~~1107437.1~~1107437.2

“Applicable Margin”: (a) The Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall, subject to the last sentence of this paragraph, be as set forth below based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate pursuant to §7.4(c):

Pricing Level	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans
Pricing Level 1	Less than 40%	1.20%	0.20%
Pricing Level 2	Greater than or equal to 40% but less than 45%	1.25%	0.25%
Pricing Level 3	Greater than or equal to 45% but less than 50%	1.35%	0.35%
Pricing Level 4	Greater than or equal to 50% but less than 55%	1.45%	0.45%
Pricing Level 5	Greater than or equal to 55% but less than or equal to 60%	1.70%	0.70%
Pricing Level 6	Greater than 60%	1.90%	0.90%

The Applicable Margin shall not be adjusted based upon such Consolidated Leverage Ratio, if at all, until (i) the first day of the next fiscal quarter following receipt of any updated Compliance Certificate or (ii) if any member of the Consolidated Group issues Equity Interests, the second Business Day following Agent’s receipt of a pro forma Compliance Certificate that takes into account such issuance of Equity Interests and any repayment of Indebtedness from the proceeds thereof. In the event that Parent Borrower shall fail to deliver to Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of Agent and Lenders under this Agreement, the Applicable Margin for the Loan shall be at Pricing Level 6 commencing on the first (1st) Business Day following the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until such failure is cured, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate. The Applicable Margin in effect from the Closing Date through the date of the next change in the Applicable Margin pursuant to the provisions hereof shall be determined based upon Pricing Level 4. The provisions of this definition shall be subject to §2.6(c).

(b) In the event that Parent Guarantor achieves an Investment Grade Rating, Parent Borrower may, upon written notice to Agent, make an irrevocable (subject to the provisions of the paragraph following the grid below) written election (setting forth the date such election shall be effective) to exclusively use the ratings-based pricing grid set forth below (a “Ratings Grid Election”), in which case the Applicable Margin for LIBOR Rate Loans and Base Rate Loans will be determined, as per the pricing grid below, on the basis of the Debt Rating of Parent Guarantor as set forth below:

Debt Rating

LIBOR

Rate Loans

Base Rate Loans

>A-/A30.85%0.00%

NYDOCS03/~~1107437.1~~1107437.2

BBB+/Baa1	0.90%	0.00%
BBB/Baa2	1.00%	0.00%
BBB-/Baa3	1.25%	0.25%
<BBB-/Baa3	1.65%	0.65%

If Parent Borrower has made the Ratings Grid Election as provided above but thereafter Parent Guarantor fails to maintain an Investment Grade Rating by at least one of S&P or Moody’s, then the applicable interest rate margin shall be determined pursuant to clause (a) above during the period commencing on the date Parent Guarantor no longer has an Investment Grade Rating by at least one of S&P or Moody’s and ending on the date Parent Borrower makes another Ratings Grid Election.

“Approved Fund”: Any Fund that is administered or managed by (a) a Lender, or (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers”: As defined in the recital of parties hereto.

“Assignment and Acceptance Agreement”: See §18.1.

“Authorized Officer”: Any of the following Persons: Scott F. Schaeffer, Farrell M. Ender, James J. Sebra and Jessica K. Norman, and such other Persons as Parent Borrower shall designate in a written notice to Agent.

“Availability Certificate”: See §2.7.

“Bail-In Action”: The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Balance Sheet Date”: December 31, 2017.

“Bankruptcy Code”: Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

“Base Rate”: The greater of (a) the Applicable Margin for Base Rate Loans, plus the greater of (i) the fluctuating annual rate of interest announced from time to time by Agent at Agent’s Head Office as its “prime rate”, or (ii) one half of one percent (0.50%) above the Federal Funds Effective Rate, or (b) the sum of LIBOR with an Interest Period of one (1) month (based on the then applicable LIBOR determined for such Interest Period) plus the then Applicable Margin for LIBOR Rate Loans; provided, however, that if the Base Rate shall be less than zero percent per annum, such rate shall be deemed to be zero percent per annum for purposes of this Agreement. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind. If the Base Rate is being used as an alternate rate of interest pursuant to §4.6(a), then the Base Rate shall be equal to the higher of clauses (a)(i) and (a)(ii) above and shall be determined without reference to clause (b) above.

NYDOCS03/~~1107437.1~~1107437.2

“Base Rate Loans”: Loans bearing interest calculated by reference to the Base Rate, subject to the provisions of §2.6(b).

“Beneficial Ownership Certification”: If any Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: Any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate”: See §40.

“Bookrunners”: As defined in the recital of parties hereto.

“Borrower Information”: See §2.6(e).

“Borrowers”: Collectively, Parent Borrower and the Subsidiary Borrowers, and individually any of them.

“Breakage Costs”: The commercially reasonable cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of a Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which such Borrower has elected a LIBOR Rate Loan.

“Building”: With respect to each Unencumbered Asset or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

“Business Day”: Any day on which banking institutions located in the same city and State as Agent’s Head Office are located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

“Capital Expenditure Reserve”: On an annual basis, an amount equal to $250.00 per unit for each Multifamily Property with respect to all Real Estate (as annualized for the applicable ownership period). If the term Capital Expenditure Reserve is used without reference to any specific Real Estate, then the amount shall be determined on an aggregate basis with respect to all Real Estate of the Borrowers and their Subsidiaries and a proportionate share equal to the Consolidated Group Pro Rata Share of all Real Estate of all Non-Wholly Owned Subsidiaries.

“Capitalization Rate”: Six percent (6.00%).

“Capital Lease Obligations”: With respect to Parent Guarantor and its Subsidiaries for any period, the obligations of Parent Guarantor or any Subsidiary to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of Parent Guarantor and its Subsidiaries under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

NYDOCS03/~~1107437.1~~1107437.2

“Capitalized Lease”: A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“Cash Equivalents”: As of any date, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; (iii) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within three hundred sixty-five (365) days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of Parent Borrower; provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within ninety (90) days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through

(vi)	above.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.

“CFTC Regulations”: Any and all regulations, rules, directives, or orders now or hereafter promulgated or issued by the Commodity and Futures Trading Commission (including any successor thereto) relating to Derivatives Contracts.

“Change in Law”: The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”: The occurrence of any one of the following events:

(a)except with the written approval of Agent and Required Lenders (not to be unreasonably withheld, delayed, or conditioned), during any twelve (12) month period on or after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors or Trustees of Parent Guarantor (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of IRT was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the members of the Board then in office;

(b)any Person or group (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, but excluding any employee benefit plan of such Person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have acquired beneficial ownership (within the meaning

NYDOCS03/~~1107437.1~~1107437.2

of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Parent Guarantor equal to at least thirty percent (30%);

(c)Parent Guarantor consolidates with, is acquired by, or merges into or with any Person (other than a consolidation or merger in which IRT is the continuing or surviving entity);

(d)Parent Guarantor fails to own, directly or indirectly, seventy-five percent (75%) of the Equity Interests of Parent Borrower and be the sole general partner of Parent Borrower; or

(e)Parent Borrower fails to own, directly or indirectly, at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Borrower, except, in each case, as expressly agreed upon in writing by Agent and Required Lenders in connection with the addition of any Unencumbered Asset subsequent to the Closing Date pursuant to §5.2.

“Closing Date”: The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral Value”: With respect to the collateral for any Secured Recourse Indebtedness, the value of such collateral as calculated in a manner in all respects consistent with the valuation calculations set forth in the definition of “Gross Asset Value”.

“Commitment”: As to each Lender, its obligation to make Loans to the Borrowers pursuant to §2.1(a), in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement or Accession Agreement, as the same may be increased or decreased from time to time or terminated in accordance with the terms of this Agreement.

“Commitment Increase”: An increase in the aggregate Commitments to an amount not greater than Four Hundred Million Dollars ($400,000,000) pursuant to, and as further provided in, §2.11 or §2.13.

“Commitment Increase Date”: See §2.11(a).

“Commitment Percentage”: As to each Lender, the ratio, expressed as a percentage, of (a) (i) the amount of such Lender’s Commitment plus (ii) the amount of such Lender’s Outstanding Loans to (b) (i) the Commitments of all Lenders plus (iii) the sum of the Outstanding Loans of all Lenders; provided, however, that if at the time of determination the Commitments have been terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all Exposure of such Lender to (B) the sum of the aggregate unpaid principal amount of all outstanding Exposure of all Lenders as of such date.

“Commodity Exchange Act”: The Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, or any successor law.

“Compliance Certificate”: See §7.4(c).

“Consent Request Date”: See §27.

“Consolidated”: With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

NYDOCS03/~~1107437.1~~1107437.2

“Consolidated Asset NOI”: As of any date of determination, on a consolidated basis for the Consolidated Group (a) with respect to any Real Estate owned by any Person in the Consolidated Group for any period, “property rental and other income” attributable to such Real Estate asset accruing for such period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy) minus the amount of all expenses incurred in connection with and directly attributable to the ownership and operation of such Real Estate asset for such period, with such results being “grossed up” for any Real Estate not owned for the entire testing period, and (b) with respect to Real Estate owned by Non-Wholly Owned Subsidiaries for any period, the Consolidated Group Pro Rata Share of “property rental and other income” attributable to such Real Estate asset accruing for such period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy) minus the amount of all expenses incurred in connection with and directly attributable to the ownership and operation of such Real Estate asset for such period, in each case including, without limitation, property management fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding Interest Expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs plus acquisition costs for consummated acquisitions.

“Consolidated EBITDA”: As of any date of determination with respect to the Consolidated Group for any period, without duplication, Consolidated Net Income determined in accordance with GAAP (before minority interests) for such period, calculated without regard to gains or losses on early retirement of debt or debt restructuring, debt modification charges, and prepayment premiums, plus (x) the following to the extent deducted in computing such net income or loss for such period: (i) Interest Expense for such period, (ii) extraordinary or nonrecurring losses attributable to the sale or other disposition of assets or debt restructurings in such period, (iii) depreciation and amortization for such period, (iv) acquisition costs related to the acquisition of Real Estate that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period and (v) other non-cash or non-recurring expenses for such period; and minus (y) extraordinary or nonrecurring gains attributable to the sale or other disposition of assets in such period; it being understood that the Consolidated Group’s pro rata share of the items comprising Consolidated EBITDA of any partially-owned entity will be included in Consolidated EBITDA, calculated in a manner consistent with the above described treatment for the Consolidated Group.

“Consolidated Fixed Charge Coverage Ratio”: As of any date of determination for each fiscal quarter of Parent Guarantor and its Subsidiaries most recently ended, the ratio of Adjusted EBITDA to Fixed Charges.

“Consolidated Group”: The Guarantors, the Borrowers and all Subsidiaries which are required to be consolidated with them for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share”: With respect to any Non-Wholly Owned Subsidiary, the percentage interest held by the Consolidated Group, in the aggregate, in such Non-Wholly Owned Subsidiary as determined by calculating the greater of (i) the percentage of the issued and outstanding Equity Interests in such Non-Wholly Owned Subsidiary held by the Consolidated Group in the aggregate (in relation to the total aggregate amount of issued and outstanding Equity Interests in such Non-Wholly Owned Subsidiary), notwithstanding any provision of GAAP to the contrary and (ii) the percentage of the total book value of such Non-Wholly Owned Subsidiary that would be received by the Consolidated Group in the aggregate, upon liquidation of such Non-Wholly Owned Subsidiary, after repayment in full of all Indebtedness of such Non- Wholly Owned Subsidiary.

“Consolidated Leverage Ratio”: As of any date of determination, Total Indebtedness divided by Gross Asset Value, expressed as a percentage.

“Consolidated Net Income”: For any period, the sum, without duplication, of (i) net earnings (or loss) after taxes of the Consolidated Group (adjusted by eliminating any such earnings or loss attributable to Non- Wholly Owned Subsidiaries) plus (ii) the applicable Consolidated Group Pro Rata Share of net earnings (or loss)

NYDOCS03/~~1107437.1~~1107437.2

of all Non-Wholly Owned Subsidiaries for such period, in each case determined in accordance with GAAP (calculated without regard to gains or losses on early retirement of debt or debt restructuring, debt modification charges, and prepayment premiums).

“Consolidated Tangible Net Worth”: At any time, the Consolidated Group’s Gross Asset Value minus

Total Indebtedness.

~~“Contribution”: See §37(b).~~

“Construction in Process”: Any Real Estate asset owned by a Borrower which is raw land, vacant out- parcels, or other property on which construction of material improvements has commenced and is continuing to be performed (such commencement evidenced by foundation excavation) without undue delay from permit denial, construction delays or otherwise, but has not yet been completed (as evidenced by a certificate of occupancy permitting use of such property by the general public). A Real Estate asset will no longer be considered Construction in Process upon the sooner of (a) achievement of eighty percent (80%) occupancy pursuant to executed Leases in full force and effect or (b) twelve (12) months after substantial completion of construction of the improvements.

“Contribution”: See §37(b).

“Conversion/Continuation Request”: A notice given by the Borrowers to Agent of their election to convert or continue a Loan in accordance with §4.1.

“Covered Entity”: See §40.

“Covered Party”: See §40.

“Debt Investment”: Any real estate related loan to a third party, including but not limited to (a) loans secured by a mortgage or deed of trust or similar security instrument, (b) mezzanine loans, and (c) B-Notes.

“Debt Rating”: As of any date, with respect to either Moody’s or S&P, the most recent credit rating assigned to the senior, unsecured, non-credit enhanced, long-term debt of Parent Guarantor issued by such rating agency prior to such date; provided, however, that (a) if the Debt Ratings issued by Moody’s and S&P differ and such difference is less than two levels, the higher of such Debt Ratings shall apply and (b) if the Debt Ratings issued by Moody’s and S&P differ and such difference is two or more levels, the Debt Rating one level below the higher of such Debt Ratings shall apply. At any time, if either of Moody’s or S&P shall no longer perform the functions of a securities rating agency, then (x) Parent Borrower and Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and (y) pending such amendment, (i) the Debt Rating of the other of rating agency described herein, if one has been provided, shall continue to apply and (ii) if such Debt Rating is one of the ratings identified in the definition of “Investment Grade Rating”, then Parent Guarantor will be deemed to have achieved an Investment Grade Rating during such time.

“Deemed FFE Rate”: See §4.6(b).

“Default”: See §12.1.

“Default Rate”: See §4.12.

“Default Right”: See §40.

“Defaulting Borrower”: See §37(c).

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“Defaulting Lender”: Any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender is contesting its obligation to fund such amount in good faith, provided that if such Lender is the only Lender contesting its obligation to fund, such Lender shall be deemed to be a Defaulting Lender hereunder if such contest is not resolved within ninety (90) days, (b) has notified the Borrower, or Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it has extended credit, (c) has failed, within three Business Days after request by Agent, to confirm in a manner reasonably satisfactory to Agent that it will comply with its funding obligations, unless such Lender is contesting its obligation to fund in good faith, provided that if such Lender is the only Lender contesting its obligation to fund, such Lender shall be deemed to be a Defaulting Lender hereunder if such contest is not resolved within ninety (90) days, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or other debtor relief law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Delayed Draw Loans”: See §2.1(b).

“Delayed Draw Period”: The period commencing on the Closing Date and ending on the date occurring 364 days following the Closing Date.

“Derivatives Contract”: Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Directions”: See §14.14.

“Disqualified Lender”: Any Person or Persons listed on Schedule 1.1-B hereto.

“Disqualifying Environmental Event”: With respect to any Unencumbered Asset or any Potential Unencumbered Asset, any release of Hazardous Substances, any violation of Environmental Laws or any other similar environmental event with respect to such Real Estate that could reasonably be expected to cost in excess of $1,000,000.00 to remediate or, which, with respect to all of the Unencumbered Assets (including such Unencumbered Asset or Potential Unencumbered Asset), could reasonably be expected to cost in excess of

$5,000,000.00 in the aggregate to remediate; provided, however, the Borrowers shall have one hundred twenty

(120)days to remediate any such release of Hazardous Substances, violation of Environmental Laws or any other similar environmental event before such release of Hazardous Substances, violation of Environmental Laws or any other similar environmental event shall be deemed a Disqualifying Environmental Event; provided further that, subject to Agent’s consent, the Borrowers shall have an additional sixty (60) days to conduct such remediation if the Borrowers are using good faith efforts to complete such remediation.

NYDOCS03/~~1107437.1~~1107437.2

“Disqualifying Structural Event”: With respect to any Unencumbered Asset or any Potential Unencumbered Asset, any structural issue or architectural deficiency which, with respect to such Real Estate, could reasonably be expected to cost in excess of $2,500,000.00 to remediate or, which, with respect to all of the Unencumbered Assets (including such Unencumbered Asset or Potential Unencumbered Asset), could reasonably be expected to cost in excess of $5,000,000.00 in the aggregate to remediate.

~~“Disqualified Lender”:  Any Person or Persons listed on Schedule 1.1-B hereto.~~

“Distribution”: Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of a Loan Party, now or hereafter outstanding, except a dividend or other distribution payable solely in Equity Interest to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of a Loan Party now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of a Loan Party now or hereafter outstanding.

“Division” and “Divide”: A division of a limited liability company into two or more newly formed or existing limited liability companies pursuant a plan of division or otherwise.

“Dollars” or “$”: Dollars in lawful currency of the United States of America.

“Domestic Lending Office”: Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

“EEA Financial Institution”: (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: (a) A Lender; (b) an Affiliate of a Lender; (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) any Borrower or any of the Borrowers’ or the Guarantors’ Affiliates or Subsidiaries and (y) so long as no payment or bankruptcy related Event of Default shall have occurred and is continuing, any Disqualified Lender.

“Eligible Bank”: A bank or trust company that (x) (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of

$~~500.0~~500 million, and (iii) the senior Indebtedness of such bank or trust company is rated at least “A-2” by Moody’s or at least “A” by S&P, or (y) is a Lender.

“Environmental Laws”: All applicable present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and the requirements of any governmental agency or authority having jurisdiction with respect thereto, applicable to

NYDOCS03/~~1107437.1~~1107437.2

pollution, the regulation or protection of the environment, the health and safety of persons and property (with respect to exposure to Hazardous Substances) and shall include, but not be limited to, all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to the existence, use, discharge, release, containment, transportation, generation, storage, management or disposal of Hazardous Substances relating to the applicable Real Estate, or otherwise regulating or providing for the protection of the environment applicable to such Real Estate and relating to Hazardous Substances or to the existence, use, discharge, release or disposal thereof. Environmental Laws include, but are not limited to, the following laws: Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §5101 et seq.), the Public Health Service Act (42 U.S.C.

§300(f) et seq.), the Pollution Prevention Act (42 U.S.C. §13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Clean Water Act (33 U.S.C. §1251 et seq.), the Federal Clean Air Act (42 U.S.C. §7401 et seq.), and the applicable laws and regulations of each State in which any Real Estate is located.

“Equity Interests”: With respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

“ERISA Affiliate”: Any Person that is subject to ERISA and is treated as a single employer with Parent Borrower or its Subsidiaries under §414 of the Code.

“ERISA Reportable Event”: A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

“EU Bail-In Legislation Schedule”: The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default”: See §12.1.

“Excluded Swap Obligation”: With respect to any Loan Party, any Hedge Obligation of another Loan Party as to which such Loan Party is jointly and severally or otherwise liable (as a Borrower or as a Guarantor) pursuant to the terms of this Agreement or any other Loan Document if, and to the extent that, the incurrence of Obligations by such Loan Party in respect of such Hedge Obligation is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof, including under any applicable CFTC Regulation) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell,” support or other agreement for the benefit of such Loan Party and any and all guarantees of, or other credit support for, any Hedge Obligation provided by other Loan Parties as further provided in §7.21 at the time such Loan Party becomes jointly and severally or otherwise liable with respect to such Hedge Obligation or grants a security interest to secure same. If a Hedge Obligation arises under a Derivatives Contract governing more than one Hedge Obligation, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to a Derivatives Contract for which such Hedge Obligation or security interest becomes illegal.

“Existing Credit Agreement”: That certain Amended and Restated Credit Agreement dated as of May ~~1~~9, ~~2017, as amended through the Closing Date~~2019, among Parent Borrower, KeyBank National Association,

NYDOCS03/~~1107437.1~~1107437.2

as administrative agent, the other lenders and the Borrowers party thereto, with ~~Citigroup Global Markets Inc.~~Citibank, N.A. and The Huntington National Bank, as co-syndication agents, Bank of America, N.A., Capital One, National Association, Citizens Bank, N.A., Comerica Bank ~~and~~, PNC Bank, National Association, Regions Bank and SunTrust Bank, as co-documentation agents ~~and Citigroup Global~~, Citibank, N.A. and KeyBanc Capital Markets ~~Inc~~, as joint bookrunners and Citibank, N.A., KeyBanc Capital Markets and The Huntington National Bank, as joint lead arrangers.

~~“Existing Term Loan Agreement”: That certain Term Loan Agreement dated as of November 20, 2017, as amended through the Closing Date, among Parent Borrower, KeyBank National Association, as administrative agent, the other lenders and the Borrowers party thereto, with Capital One, National Association and The Huntington National Bank, as co-syndication agents and KeyBanc Capital Markets, Capital One, National Association and The Huntington National Bank, as arrangers.~~

“Exposure”: The aggregate Loans held by the Lenders.

“Facility”: At any time, the Loans which the Lenders have agreed to make or issue (or participate in such issuance) in accordance with the terms of this Agreement in the aggregate amount of the Commitments at such time.

“Facility Amount”: The initial Two Hundred Million Dollar ($200,000,000.00) term loan facility (including the Initial Loans and the Delayed Draw Loans), plus any increase thereto pursuant to §2.11 or decreased pursuant to §3.2.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the foregoing.

“Federal Funds Effective Rate”: For any day, the rate per annum (rounded upward to the nearest one- hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate”; provided that if the Federal Funds Effective Rate shall be less than zero percent per annum, such rate shall be deemed to be zero percent per annum for purposes of this Agreement.

“Fixed Charges”: For any period for the Consolidated Group, the sum of (a) Interest Expense and (b) the aggregate of all regularly scheduled principal payments on Indebtedness (but excluding (i) balloon payments of principal due upon the stated maturity of any Indebtedness and (ii) payments of principal outstanding under the Facility) of such the Consolidated Group made or required to be made during such period, measured on a Consolidated basis, and (c) the aggregate of all dividends payable on the preferred Equity Interests of a member of the Consolidated Group (excluding, for the avoidance of doubt, any dividends payable by one member of the Consolidated Group to another member of the Consolidated Group); in each instance Fixed Charges shall include such Person’s Consolidated Group Pro Rata Share of Fixed Charges attributable to any Non-Wholly Owned Subsidiary.

“Fund”: Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Borrower”: See §37(b).

NYDOCS03/~~1107437.1~~1107437.2

“Funds from Operations”: As of any date of determination means, with respect to Consolidated Group and for a given period, (a) net income (or loss) of Consolidated Group determined on a Consolidated basis for such period, minus (or plus) (b) gains (or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such period, plus (c) depreciation with respect to Consolidated Group’s real estate assets and amortization (other than amortization of deferred financing costs) of Consolidated Group for such period, in each case after adjustments to reflect the Consolidated Group Pro Rata Share in Non-Wholly Owned Subsidiaries, plus (d) all non-cash charges related to deferred financing costs and deferred acquisition costs, plus (e) charges related to equity compensation and acquisition costs, plus (f) other one-time charges.

“GAAP”: Generally accepted accounting principles consistently applied.

“Governmental Authority”: The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Asset Value”: As of the date of determination for the Consolidated Group, the sum of (without duplication with respect to any Real Estate):

(a)	Total Consolidated Operating Property Value; plus

(b)	the cost basis of Construction in Process; plus

(c)	the cost basis of Unimproved Land; plus

(d)	Debt Investments (based on current book value); plus

(e)	the aggregate amount of all Unrestricted Cash and Cash Equivalents.

Gross Asset Value shall be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination. All income, expense and value associated with assets included in Gross Asset Value disposed of during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations. Gross Asset Value will be adjusted to include an amount equal to each member of the Consolidated Group’s Consolidated Group Pro Rata Share of the Gross Asset Value attributable to any of the items listed above in this definition owned by a Non-Wholly Owned Subsidiary; provided, however, for purposes of this definition, such Consolidated Group Pro Rata Share with respect to partially-owned entities shall be measured at the greater of

(x) such Person’s economic interest in such Non-Wholly Owned Subsidiary or (y) the percentage of Indebtedness guaranteed by such Person relating to such Non-Wholly Owned Subsidiary; provided further that (a) to the extent that the Gross Asset Value attributable to (i) Unimproved Land, (ii) Construction in Process, (iii) Joint Ventures and (iv) Other Real Estate Investments exceeds in the aggregate 20% of Gross Asset Value, such excess shall be disregarded for purposes of calculating Gross Asset Value and (b) the Gross Asset Value attributable to Real Estate subject to a Ground Lease may be subject to an adjustment reasonably satisfactory to Agent.

“Ground Lease”: With respect to any Real Estate, a ground lease containing the following terms and conditions: (a) a remaining term (including any unexercised extension options that the lessee can unilaterally exercise without the need to obtain the consent of the lessor or to pay the lessor any amount as a condition to the effectiveness of such extension) of fifteen (15) years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability

NYDOCS03/~~1107437.1~~1107437.2

of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantors”: Collectively, (a) Parent Guarantor and (b) any other Person who subsequently provides a Guaranty.

“Guaranty”: The guaranty of each Guarantor in favor of Agent and Lenders of certain of the Obligations of the Borrowers hereunder.

“Hazardous Substances”: The following substances in concentrations that violate or are regulated by Environmental Laws: (i) asbestos, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde;

(ii)chemicals, gases, solvents, pollutants or contaminants that pose an imminent or substantial danger to the environment or to the health or safety of any person; and (iii) any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any present or future federal, state or local laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof in concentrations which violate Environmental Laws.

“Hedge Obligations”: As may be applicable at any time, all obligations of the Borrowers to any Lender Hedge Provider to make any payments (including termination payments) under any Derivatives Contract with respect to an interest rate swap, collar, or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure (other than any interest rate “cap”), and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

“ICE LIBOR”: See §4.6(b).

“Impacted Interest Period”: See definition of LIBOR.

“Implied Unsecured Debt Service”: As of any date of determination, the hypothetical annual payments of principal and interest on a loan equal to (a) the aggregate outstanding amount of all Unsecured Indebtedness (including the aggregate undrawn face amount of issued letters of credit) amortizing based on a thirty (30) year, mortgage-style principal amortization schedule at an interest rate per annum equal to the greatest of (i) the then applicable ten (10) year Treasury Bill yield plus two hundred (200) basis points, (ii) five and one half percent (5.50%), and (iii) the actual interest rate under the Facility as of the last day of the most recent calendar quarter.

“Increase Notice”: See §2.11(a).

“Indebtedness”: With respect to any Person at the time of computation thereof, all of the following (without duplication): (a) all indebtedness of such Person for borrowed money including, without limitation, any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person that becomes a liability on the balance sheet of such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liability incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitutes indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture, or similar instrument, (d) all ~~Capitalized~~Capital Lease Obligations, (e) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability until a written claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute Indebtedness hereunder, (f) any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency

NYDOCS03/~~1107437.1~~1107437.2

or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise (excluding in any calculation of Total Indebtedness of Parent Borrower, any Guarantor and their subsidiaries, guaranty obligations of Parent Borrower, any Guarantor or their subsidiaries in respect of primary obligations of any of Parent Borrower, any Guarantor or their subsidiaries which are already included in Total Indebtedness), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any net mark-to-market exposure under a derivatives contract to the extent speculative in nature and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP (unless otherwise indicated herein), and including (without duplication) the Consolidated Group Pro Rata Share of Indebtedness for the Borrowers’ Non-Wholly Owned Subsidiaries.

“Indemnified Person”: See §16.

“Initial Loans”: See §2.1(a).

“Intercompany Note”: A promissory note in form and substance reasonably satisfactory to Agent.

“Interest Expense”: For any period for the Consolidated Group, all paid, accrued or capitalized interest expense on the Indebtedness of the Consolidated Group (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt but excluding amortization of financing costs). This definition will include the Consolidated Group Pro Rata Share of Interest Expense attributable to Non-Wholly Owned Subsidiaries.

“Interest Payment Date”: (a) during such time as a Loan is a Base Rate Loan, the last day of each March, June, September and December and on the date such Base Rate Loan shall be converted to a LIBOR Rate Loan or paid in full, (b) during such time as a Loan is a LIBOR Rate Loan, the last day of the applicable Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBOR Rate Loan shall be converted to a Base Rate Loan or paid in full; provided, however, that in each case, if such date is not a Business Day, then the Interest Payment Date shall be the next succeeding Business Day.

“Interest Period”: With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Closing Date of such LIBOR Rate Loan and ending one, two, three or six months after the 17th calendar day of the month in which the Closing Date occurs and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in the Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by Agent in accordance with the then current bank practice in London, England;

(ii)if the Borrowers shall fail to give notice as provided in §4.1(a), the Borrowers shall be deemed to have requested a continuation of the affected LIBOR Rate Loan as a LIBOR Rate Loan for an interest period of one month on the last day of the then current Interest Period with respect thereto as provided in and subject to the terms of §4.1(c);

NYDOCS03/~~1107437.1~~1107437.2

(iii)any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv)no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date. “Interpolated Rate”: At any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as LIBOR) determined by Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:

(a)LIBOR for the longest period for which LIBOR is available that is shorter than the Impacted Interest Period; and (b) the LIBOR for the shortest period for which that LIBOR is available that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Grade Rating”: A Debt Rating of BBB- or better from S&P or a Debt Rating of Baa3 or better from Moody’s.

“Investments”: With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and all interests in Real Estate, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be deducted in respect of each Investment any amount received as a return of capital; (b) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (c) there shall not be deducted (or added) in respect of any Investment any decrease (or increase) in the value thereof.

“IR OpCo”: IR TS Op Co, LLC a Delaware limited liability company, as successor by conversion to Trade Street Operating Partnership, L.P., a Delaware limited partnership.

“IRT”: Independence Realty Trust, Inc., a Maryland corporation, and its successors and assigns.

“Joinder Agreement”: The Joinder Agreement with respect to this Agreement and the Notes to be executed and delivered pursuant to §5.6 by any Additional Subsidiary Borrower, such Joinder Agreement to be substantially in the form of Exhibit B hereto.

“KeyBank”: As defined in the preamble hereto.

“Leases”: Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

“Legal Requirements”: Shall mean all applicable federal, state, county and local laws, rules, regulations, codes and ordinances, and the requirements in each case of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

“Lenders”: KeyBank, the other lending institutions which are party hereto and any Acceding Lender and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18).

NYDOCS03/~~1107437.1~~1107437.2

“Lender Hedge Provider”: As may be applicable at any time with respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender.

“LIBOR”: For any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (i) if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement with respect to any LIBOR Rate Loan that has not been identified by Parent Borrower as being subject to an interest rate swap; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then LIBOR shall be the Interpolated Rate; provided that with respect to any LIBOR Rate Loan that has not been identified by Parent Borrower as being subject to an interest rate swap if any Interpolated Rate shall be less than zero percent per annum, such rate shall be deemed to be zero percent per annum for purposes of this Agreement and (ii) if no such rate administered by ICE Benchmark Administration (or by such other Person that has taken over the administration of such rate for U.S. Dollars) is available to Agent, the applicable LIBOR for the relevant Interest Period shall instead be the rate determined by Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Rate Loan and having a maturity equal to such Interest Period. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage.

“LIBOR Business Day”: Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

“LIBOR Lending Office”: Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

“LIBOR Rate Loans”: All Loans bearing interest ~~calculated by reference to~~at a rate based on LIBOR.

“Lien”: See §8.2.

“Loan” and “Loans”: An individual loan or the aggregate loans, as the case may be, to be made by Lenders hereunder, including the Initial Loans and the Delayed Draw Loans. All Loans shall be made in Dollars.

“Loan Documents”: This Agreement, the Notes, the Guaranty, the Joinder Agreements and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrowers in connection with the Loans and intended to constitute a Loan Document.

“Loan Party”: Means Parent Borrower, each Subsidiary Borrower, and each Guarantor individually and Loan Parties means those parties collectively.

“Loan Request”: See §2.7.

“Material Acquisition”: The acquisition by any member of the Consolidated Group, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or

NYDOCS03/~~1107437.1~~1107437.2

a line of business or division of, or any other property of, another Person or (b) at least a majority of the voting Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person, in which the value of the assets acquired in such acquisition is greater than or equal to five percent (5.0%) of Gross Asset Value as determined as of the most recent fiscal quarter which has ended at least thirty

(30) days prior to such acquisition.

“Material Adverse Effect”: A material adverse effect on (a) the business, properties, assets, financial condition or results of operations of the Consolidated Group considered as a whole; (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations, respectively, under the Loan Documents; or (c) the validity or enforceability of any of the material Loan Documents or the material rights or remedies of Agent or Lenders thereunder.

“Maturity Date”: January 17, 2024, or such earlier date on which the Loans shall become due and payable or the Facility is terminated pursuant to the terms hereof.

“Maximum Facility Amount”: The maximum aggregate amount of the Facility, which amount shall be Two Hundred Million Dollars ($200,000,000.00) as of the Closing Date, plus any increase thereto pursuant to

§2.11 or decreased pursuant to §3.1 or §3.2.

“Moody’s”: Moody’s Investor Service, Inc., and any successor thereto.

“Multiemployer Plan”: Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

“Multifamily Property”: Any real property that contains or that will contain more than one hundred

(100) dwelling units and in which no more than five percent (5%) of the net rentable area is rented to, or to be rented to, non-residential tenants.

“Negative Pledge” With respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which by its terms prohibits the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge, and (b) a provision in any agreement governing unsecured Indebtedness generally prohibiting the encumbrance of assets (exclusive of any outright prohibition on the encumbrance of particular Unencumbered Assets) shall not constitute a Negative Pledge so long as such provision is generally consistent with a comparable provision of the Loan Documents.

“Non-Consenting Lender”: See §18.

“Non-Excluded Taxes”: See §4.4(b).

“Non-Funding Lender”: See §4.15.

“Non-Recourse Exclusions”: With respect to any Non-Recourse Indebtedness of any Person, any industry standard exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication or misappropriation of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the applicable real property securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the applicable real property securing such Non-Recourse Indebtedness (whether contained in a loan agreement, promissory note, indemnity agreement or other document), (iv) arise from violations of “special purpose entity” covenants (to the extent the same do not trigger full recourse liability), or

NYDOCS03/~~1107437.1~~1107437.2

(v)are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Non-Recourse Indebtedness”: Indebtedness of Guarantors, Parent Borrower, their Subsidiaries or a Non-Wholly Owned Subsidiary which is secured by one or more parcels of Real Estate (other than an Unencumbered Asset) or interests therein or fixed or capital assets and which is not a general obligation of Parent Borrower or such Subsidiary or Non-Wholly Owned Subsidiary, the holder of such Indebtedness having recourse solely to the parcels of Real Estate, or interests therein, securing such Indebtedness or the direct owner of such real estate, the leases thereon and the rents, profits and equity thereof or the fixed or capital assets, as applicable (except for recourse against the general credit of Guarantors, Parent Borrower, their Subsidiaries or a Non- Wholly Owned Subsidiary for any Non-Recourse Exclusions), provided that in calculating the amount of Non- Recourse Indebtedness at any time, Parent Borrower’s reasonable estimate of the amount of any Non-Recourse Exclusions which are the subject of a claim and action shall not be included in the Non-Recourse Indebtedness but shall constitute Recourse Indebtedness. Non-Recourse Indebtedness shall also include Indebtedness of a Subsidiary of Parent Guarantor that is not a Subsidiary Borrower or a Non-Wholly Owned Subsidiary which is a special purpose entity that is recourse solely to such Subsidiary or Non-Wholly Owned Subsidiary (or any holding company or other entity which owns such special purpose entity), which is not cross-defaulted to other Indebtedness of the Borrowers (to the extent the same would trigger full recourse liability) and which does not constitute Indebtedness of any other Person (other than such Subsidiary or Non-Wholly Owned Subsidiary which is the borrower thereunder, or any holding company or other entity which owns such special purpose entity).

“Non-U.S. Lender”: See §4.4(c).

“Non-Wholly Owned Subsidiary”: In respect of any Loan Party, any other Person in whom such Loan Party holds an equity Investment which is not a Wholly Owned Subsidiary.

“Notes”: See §2.2.

“Notice”: See §19.

“Obligations”: The term “Obligations” shall mean and include:

A.The payment, in accordance with the terms of the Loan Documents, of the principal sum, interest at variable rates, charges and indebtedness evidenced by the Notes including any extensions, renewals, replacements, increases, modifications and amendments thereof, given by the Borrowers to the order of the respective Lenders;

B.The payment, performance, discharge and satisfaction, in accordance with the terms of the Loan Documents, of each of the covenants, warranties, representations, undertakings and conditions to be paid, performed, satisfied and complied with by the Borrowers under and pursuant to this Agreement or the other Loan Documents;

C.The payment, in accordance with the terms of the Loan Documents, of the costs, expenses, legal fees and liabilities incurred by Agent and Lenders in connection with the enforcement of any of Agent’s or any Lender’s rights or remedies under this Agreement or the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed;

D.The payment, performance, discharge and satisfaction of all other liabilities and obligations of any Borrower to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation express or implied upon the generality of the foregoing, each liability and obligation of any Borrower under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and

NYDOCS03/~~1107437.1~~1107437.2

documents referred to in this Agreement or any other Loan Document or executed in connection with the transactions contemplated by this Agreement or any other Loan Document; and

E.All Hedge Obligations; provided, however, that in no event shall “Obligations” include any Excluded Swap Obligations.

“OFAC”: Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Other Real Estate Investments”: (i) Investments in Real Estate which are not Multifamily Properties, and (ii) Debt Investments related to Multifamily Properties.

“Outstanding”: With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

“Parent Borrower”: As defined in the recital of parties hereto.

“Parent Guarantor”: IRT.

“Participant Register”: See §18.4.

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

“PBGC”: The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

“Permitted Liens”: Liens, security interests and other encumbrances permitted (or of a nature permitted)

by §8.2.

“Permitted Refinancing Indebtedness”: With respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid and fees and expenses reasonably incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, unless any amount in excess of such principal amount is used in reduction of the Indebtedness arising under the Loans hereunder, (B) such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of the Refinanced Indebtedness, (C) if the Refinanced Indebtedness is subordinated in right of payment or security to the Obligations, the Permitted Refinancing Indebtedness shall be subordinated to the same extent, and (D) no Loan Party that was not an obligor with respect to the Refinanced Indebtedness shall be an obligor under the Permitted Refinancing Indebtedness.

“Person”: Any individual, corporation, limited liability company, partnership, trust, unincorporated association, or other legal entity, and any government or any governmental agency or political subdivision thereof.

NYDOCS03/~~1107437.1~~1107437.2

“Plan”: Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

“Plan Assets”: Assets of any Plan subject to Part 4, Subtitle B, Title I of ERISA.

“Potential Unencumbered Asset”: Any property of Parent Borrower or a Subsidiary Borrower which is not at the time of determination an Unencumbered Asset.

“Pricing Level”: See the definition of Applicable Margin.

“Pro Forma Basis”: As to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four (4) consecutive fiscal quarter period being tested or, as applicable, the fiscal quarter period being tested (in each such case, the “Reference Period”): (a) in making any determination on a Pro Forma Basis, (x) effect shall be given to any Specified Transaction, including any change in Consolidated EBITDA relating thereto and any operating improvements or restructurings of the business of Parent Borrower or any of the Subsidiaries that are expected to have a continuing impact and are supportable, which adjustments Parent Borrower determines are reasonable and are supportable as set forth in a certificate signed on behalf of Parent Borrower by an Authorized Officer, in each case, that occurred during the Reference Period; (y) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or permanently repaid during the Reference Period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (z) interest expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (y), bearing floating interest rates shall be computed on a Pro Forma Basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods; and (b) notwithstanding anything to the contrary in this definition or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no pro forma effect shall be given to the classification thereof as discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated; provided that, at the election of Parent Borrower, any adjustments to Consolidated EBITDA pursuant to clauses (a)(x) and (b) above shall not be required to be included for any Specified Transaction to the extent the aggregate consideration paid in connection with such Specified Transaction, is less than $5,000,000 in the aggregate for all such transactions in any fiscal year.

“PTE”: A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC”: See §40.

“QFC Credit Support”: See §40.

“Qualified ECP Loan Party”: Means, in respect of any Hedge Obligation, each Loan Party with total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

NYDOCS03/~~1107437.1~~1107437.2

“Qualified Intermediary”: With respect to any Loan Party, a qualified intermediary within the meaning of Internal Revenue Service Regulation 1.1031(k)-1(g)(4) that is acting for the benefit of such Loan Party.

“Ratings Grid Election”: See definition of Applicable Margin.

“Real Estate”: All real property at any time owned or leased (as lessee or sublessee) by a Borrower or any of their respective Subsidiaries, including, without limitation, the Unencumbered Assets.

“Recourse Indebtedness”: As of any date of determination, any Indebtedness (whether secured or unsecured) of Guarantors, Parent Borrower, their Subsidiaries or their Non-Wholly Owned Subsidiaries with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to Non-Recourse Exclusions. Recourse Indebtedness shall not include Non-Recourse Indebtedness.

“Reference Period”: See definition of Pro Forma Basis.

“Refinanced Indebtedness”: See definition of Permitted Refinancing Indebtedness.

“Refinancing”: See definition of Permitted Refinancing Indebtedness.

“Register”: See §18.2.

“Reimbursement Contribution”: See §37(b).

“Release”: Any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than in reasonable quantities to the extent necessary in the ordinary course of operation of Borrowers’, their tenants’ or operators’ business and, in any event, in compliance, in all material respects, with all Environmental Laws).

“Rent Roll”: A report prepared by the Borrowers showing for each Unencumbered Asset owned or leased by the Borrowers, its occupancy, tenants, lease expiration dates, lease rent and other information in substantially the form presented to Agent on or prior to the date hereof.

“Representative”: See §14.17.

“Required Lenders”: As of any date, such Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than fifty-one percent (51%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders whose aggregate Commitment Percentage is equal to or greater than fifty-one percent (51%) of the principal amount of the Exposure; provided that (a) in determining such Commitment Percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of Lenders shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Required Lenders” shall in no event mean less than two (2) Lenders.

“Reserve Percentage”: For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

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“Responsible Officer”: The chief executive officer, president, chief financial officer, treasurer, assistant treasurer or any executive vice president of a Loan Party and, for purposes of §10.4, the secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“S&P”: S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Entity”: ~~Either~~Any of (a) an agency, political subdivision, or instrumentality of the government of, (b) an organization directly or indirectly controlled by or (c) a Person or group resident in, in each case, a country that is itself the subject of Sanctions.

“Sanctioned Person”: A Person or group named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time or any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any EU member state.

“Sanctions”: Economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC”: The federal Securities and Exchange Commission.

“Secured Indebtedness”: As of any date of determination, that portion of Total Indebtedness which is secured by a Lien on Real Estate, any ownership interests in any Subsidiary or Non-Wholly Owned Subsidiary or any other assets, but excluding, with respect to any Secured Recourse Indebtedness, the amount, if any, by which the principal amount of such Secured Recourse Indebtedness exceeds the applicable Collateral Value of the collateral securing such indebtedness.

“Secured Leverage Ratio”: As of any date of determination, Secured Indebtedness divided by Gross Asset Value, expressed as a percentage.

“Secured Recourse Indebtedness”: As of any date of determination, that portion of Secured Indebtedness with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness (subject to Non-Recourse Exclusions); provided that Indebtedness of a single- purpose entity (or any holding company or other entity which owns such single-purpose entity) which is secured by substantially all of the assets of such single-purpose entity (or any holding company or other entity which owns such single-purpose entity) but for which there is no recourse to another Person beyond the single-purpose entity or holding company or other entity which owns such single-purpose entity (other than with respect to Non- Recourse Exclusions) shall not be considered a part of Secured Recourse Indebtedness even if such Indebtedness is fully recourse to such single-purpose entity (or any holding company or other entity which owns such single- purpose entity) and unsecured guarantees provided by a Borrower or any Guarantor of mortgage loans to Subsidiaries or Non-Wholly Owned Subsidiaries shall not be included in Secured Recourse Indebtedness.

“Solvent”: With respect to the Loan Parties, that (a) the fair value of the property of the Loan Parties is greater than the total amount of liabilities, including contingent liabilities, of the Loan Parties, (b) the present fair salable value of the assets of the Loan Parties is not less than the amount that will be required to pay the probable liability of the Loan Parties on their debts as they become absolute and matured, (c) the Loan Parties do not intend to, and do not believe that they will, incur debts or liabilities beyond the Loan Parties’ ability to pay such debts and liabilities as they mature and (d) the Loan Parties are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Loan Parties’ property would constitute

NYDOCS03/~~1107437.1~~1107437.2

an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party”: Any Loan Party that is not then a Qualified ECP Loan Party (determined prior to giving effect to §7.21).

“Specified Transaction”: With respect to any period, any (a) asset sale, acquisition, Investment, sale, transfer or other disposition of assets or property other than in the ordinary course, (b) any merger or consolidation, or any similar transaction, or (c) any incurrence, issuance or repayment of Indebtedness.

“Stabilized Property”: Real Estate (a) which is a commercial property operating as a Multifamily Property that is completed with tenants in occupancy and open for business, or (b) which has ceased to be a “Construction in Process” in accordance with the definition thereof.

“State”: A state of the United States of America and the District of Columbia.

“Subsidiary”: For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Subsidiary Borrowers”: Any Borrower that is a Subsidiary of Parent Borrower party hereto as of the Closing Date and any Additional Subsidiary Borrower that is the direct owner of an Unencumbered Asset.

“Successor Rate Conforming Changes”: With respect to any proposed successor benchmark rate pursuant to §4.6(b), any conforming changes made in accordance with §4.6(b) to (a) the definitions of Base Rate and Interest Period, (b) timing and frequency of determining rates and making payments of interest and (c) other administrative matters as may be appropriate, in the discretion of Agent, to (i) reflect the adoption of such successor benchmark rate and (ii) permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such successor benchmark rate exists, in such other manner of administration as Agent determines in consultation with the Borrowers).

“Supported QFC”: See §40.

“Syndication Agents”: As defined in the preamble hereto.

“Taking”: The taking or appropriation (including by deed in lieu of condemnation) of any Unencumbered Asset, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any customarily recognized and compensated damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

“Taxes”: Any present or future taxes, levies, imposts, duties, charges, fees, or similar deductions or withholdings that are imposed by any Governmental Authority.

“Ticking Fee”: See §4.2.

NYDOCS03/~~1107437.1~~1107437.2

“Ticking Fee Accrual Date”: See §4.2.

“Titled Agents”: Arrangers, Syndication Agents, or Bookrunners.

“Total Consolidated Operating Property Value”: As of any date of determination, on a consolidated basis for the Consolidated Group, the sum of: (a) the aggregate Consolidated Asset NOI for all Stabilized Properties (excluding Consolidated Asset NOI from Stabilized Properties being held at acquisition cost under

(b)below) for the most recent calendar quarter, annualized, divided by the Capitalization Rate, plus (b) the acquisition cost of any Stabilized Property for the first eighteen (18) months following its acquisition.

“Total Indebtedness”: As of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a Consolidated basis plus (b) the Consolidated Group Pro Rata Share of all Indebtedness of any Non-Wholly Owned Subsidiaries outstanding at such date.

“Total Unencumbered Asset Value”: As of any date of determination, on a consolidated basis for the Consolidated Group the sum of: (a) the aggregate Unencumbered Asset NOI for all Stabilized Properties (excluding Unencumbered Asset NOI from Stabilized Properties being held at acquisition cost under (b) below) for the most recent calendar quarter, annualized, divided by the Capitalization Rate, plus (b) the acquisition cost of any Stabilized Property for the first eighteen (18) months following its acquisition plus (c) 80% of all 1031 Cash held by a Qualified Intermediary on behalf of any Loan Party at such time.

“Type”: As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

“Unencumbered Asset Adjusted NOI”: On any date of determination, the Unencumbered Asset NOI for the most recent fiscal quarter, annualized, less, with respect to Real Estate owned by any Person in the Consolidated Group, the Capital Expenditure Reserve, and, with respect to Real Estate owned by Non-Wholly Owned Subsidiaries, the Consolidated Group Pro Rata Share of the Capital Expenditure Reserve.

“Unencumbered Asset Conditions”: See the definition of Unencumbered Assets.

“Unencumbered Asset Financial Covenants”: The financial covenants set forth in §9.8 (Unencumbered Assets), §9.9 (Maximum Unsecured Leverage Ratio) and §9.10 (Minimum Unencumbered Assets Debt Service Coverage Ratio).

“Unencumbered Asset NOI”: As of any date of determination, “property rental and other income” attributable to the Unencumbered Assets (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy) accruing for such period minus the amount of all expenses incurred in connection with and directly attributable to the ownership and operation of such Unencumbered Assets for such period (including, without limitation, property management fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding Interest Expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs plus acquisition costs for consummated acquisitions), with such results being “grossed up” for any Unencumbered Assets not owned for the entire testing period.

“Unencumbered Assets”: (a) Each Multifamily Property listed on Schedule 5.1 and (b) each other Multifamily Property designated as an Unencumbered Asset by Parent Borrower pursuant to §5.2 (i) that is an operating Multifamily Property located within the fifty (50) States of the United States or the District of Columbia, (ii) that is wholly-owned in fee (or leased under a Ground Lease acceptable to Agent in its reasonable discretion), by Parent Borrower or a Subsidiary Borrower, (iii) that is not subject to any Liens (other than Permitted Liens) or any Negative Pledge, (iv) that is not subject to mezzanine debt financing, (v) that is not the subject of a Disqualifying Environmental Event or Disqualifying Structural Event and is free of all title defects, or other materially adverse matters, in each case which in the reasonable determination of Agent would

NYDOCS03/~~1107437.1~~1107437.2

materially impact the value, cashflow, or marketability of such Multifamily Property and (vi) with respect to which all of the representations set forth in §6 of this Agreement concerning Unencumbered Assets are true and correct in all material respects with respect thereto (the requirements described in clauses (i) through (vi) being the “Unencumbered Asset Conditions”).

“Unencumbered Assets Debt Service Coverage Ratio”: As of any date of determination, Unencumbered Asset Adjusted NOI for all Unencumbered Assets divided by Implied Unsecured Debt Service, expressed as a percentage.

“Unhedged Variable Rate Indebtedness”: As of any date of determination, the sum of (a) Total Indebtedness minus (b) the sum of (i) the aggregate amount of all Total Indebtedness having interest which accrues thereon at a fixed rate of interest per annum plus (ii) with respect to all Total Indebtedness hedged by Derivatives Contracts effectively fixing or capping the per annum rate of interest thereof, the aggregate notational amount of all such Derivatives Contracts.

“Unimproved Land”: Real Estate which is unimproved and on which no development or Construction in Process is in effect.

“Unrestricted Cash and Cash Equivalents”: As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). As used in this definition, “Unrestricted cash” and “Unrestricted Cash Equivalents” means, as of any date of determination, the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Consolidated Group prepared in accordance with GAAP as of the end of the most recently ended fiscal quarter ending prior to the date of such determination for which consolidated financial statements of the Consolidated Group are available to the extent such cash is not classified as restricted for financial statement purposes (unless so classified solely because of any provision under this Agreement and/or the other Loan Documents or because they are subject to a Lien securing the Obligations hereunder or the obligations thereunder).

“Unsecured Indebtedness”: As of any date of determination, the portion of Total Indebtedness outstanding at such date that is not Secured Indebtedness.

“Unsecured Leverage Ratio”: As of any date of determination, Unsecured Indebtedness divided by

Total Unencumbered Asset Value, expressed as a percentage.

“Unsecured Recourse Indebtedness”: As of any date of determination, Recourse Indebtedness that is not Secured Recourse Indebtedness.

“U.S. Lender”: See §4.4(c).

“U.S. Special Resolution Regimes”: See §40.

“Wholly Owned Subsidiary”: As to Parent Borrower, any Subsidiary of Parent Borrower that is directly or indirectly owned one hundred percent (100%) by Parent Borrower, without regard to Equity Interests issued so as to achieve up to 125 equity holders so as to qualify as a REIT.

“Write-Down and Conversion Powers”: Means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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§1.2Rules of Interpretation.

(a)	A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)	The singular includes the plural and the plural includes the singular.

(c)	A reference to any law includes any amendment or modification of such law.

(d)	A reference to any Person includes its permitted successors and permitted assigns.

(e)	Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)	The words “include”, “includes” and “including” are not limiting.

(g)	The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval.

(h)	All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i)	Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)	The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)	The words “the date hereof” or words of like import shall mean the date that this Agreement is fully executed by all parties.

(l)

In the event of any change in generally accepted accounting principles after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrowers or Agent, the Borrowers and Agent shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrowers as in effect prior to such accounting change, as determined by Parent Borrower and Agent in good faith. Until such time as such amendment shall have been executed and delivered by the Borrowers and Agent, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(m)

For purposes of this Agreement, “knowledge” of any Loan Party or any Loan Party “becoming aware” or other language of similar import means, with respect to any matter, the actual knowledge of any Responsible Officer.

NYDOCS03/~~1107437.1~~1107437.2

§2THE FACILITY.

§2.1Loans.

(a)

Initial Loans. Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Lenders severally agree to make Loans in the original principal amount of $150,000,000.00 (the “Initial Loans”) to the Borrowers.

(b)

Delayed Draw Loans. Subject to the terms and conditions set forth in this Agreement, on any Business Day during the Delayed Draw Period, the Lenders severally agree to make Loans in the aggregate maximum principal amount of up to $50,000,000.00 (the “Delayed Draw Loans”) to the Borrowers; provided, however, that (A)(I) any such Delayed Draw Loan that is a Base Rate Loan shall be in the amount of

$100,000.00 or an integral multiple of $100,000.00 in excess thereof and (II) any such Delayed Draw Loan that is a LIBOR Rate Loan shall be in the amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof, (B) there shall not be more than three Delayed Draw Loans advanced during the Delayed Draw Period,

(C)such Delayed Draw Loans shall consist of advances made simultaneously by the Lenders ratably according to their Commitments, (D) such Delayed Draw Loans shall be subject to the conditions in §11 having been satisfied and (E) the aggregate amount advanced to the Borrowers pursuant to this §2.1(b) shall not exceed the aggregate unfunded Commitments.

§2.2 Notes. The Loans shall, if requested by each  Lender, be  evidenced by  separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions. One Note shall be payable to the order of each Lender which so requests the issuance of a Note in the principal amount equal to such Lender’s Commitment.

§2.3Intentionally Omitted.

§2.4Intentionally Omitted.

§2.5Intentionally Omitted.

§2.6Interest on Loans.

(a)

Each Base Rate Loan shall bear interest for the period commencing with the Closing Date or the date on which the Loan is converted in accordance with §4.1, as applicable, and ending on the date on which such Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the Base Rate.

(b)

Each LIBOR Rate Loan shall bear interest for the period commencing with the Closing Date or the date on which the Loan is converted in accordance with §4.1, as applicable, and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin for LIBOR Rate Loans.

(c)	The Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d)	Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

(e)

The parties understand that the applicable interest rate for the Loans and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to Lenders by the Borrowers (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including

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without limitation because of a subsequent restatement of earnings by the Borrowers) at the time it was delivered to Agent, and if the applicable interest rate or fees calculated for any period were different than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. Agent shall promptly notify the Borrowers in writing of any additional interest and fees due because of such recalculation, and the Borrowers shall pay such additional interest or fees due to Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. The Borrowers shall receive a credit or refund of any overpayment promptly after such determination. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement for a period of one hundred eighty (180) days, and this provision shall not in any way limit any of Agent’s or any Lender’s other rights under this Agreement.

§2.7 Request for Loan. The Borrowers shall give to Agent written notice executed by an Authorized Officer in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of the Loan (the “Loan Request”) by 1:00 p.m. (Eastern time) one (1) Business Day prior to the Closing Date with respect to a Base Rate Loan and two (2) Business Days prior to the Closing Date with respect to a LIBOR Rate Loan, together with an executed Availability Certificate in the form of Exhibit D (each, an “Availability Certificate”). Such notice shall specify with respect to the Loan the principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the Closing Date. Promptly upon receipt of the Loan Request, Agent shall notify each of the Lenders thereof. The Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan from the Lenders on the Closing Date. Nothing herein shall prevent the Borrowers from seeking recourse against any Lender that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Loan Request shall be (i) in the amount of $100,000.00 or an integral multiple of $100,000.00 in excess thereof for a Base Rate Loan, and/or (ii) in the amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof for a LIBOR Rate Loan.

§2.8Funds for Loans.

(a)

Not later than noon (Eastern time) on the Closing Date of any Loans, each of the Lenders will make available to Agent, at Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1. Upon receipt from each such Lender of such amount, and upon receipt of the documents required by

§10 and §11 and the satisfaction of the other conditions set forth therein (except, in each case, to the extent waived by Agent) to the extent applicable, Agent will make available to the Borrowers the aggregate amount of such Loans made available to Agent by the Lenders by crediting such amount to the account of the Borrowers maintained at Agent’s Head Office or wiring such funds in accordance with the Borrowers’ written instructions. The failure or refusal of any Lender to make available to Agent at the aforesaid time and place on the Closing Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.

(b)

Unless Agent shall have been notified by any Lender prior to the Closing Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a the Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrowers, and such Lender shall be liable to Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon Agent’s demand therefor, Agent will promptly notify the Borrowers, and the Borrowers shall promptly pay such corresponding amount to Agent. Agent shall also be entitled to recover from such Lender or the Borrowers (without duplication), as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to the Borrowers to the date such corresponding amount is recovered by Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.

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§2.9 Use of Proceeds. The Borrowers will use the proceeds of the Loans solely to (a) pay closing  costs in connection with this Agreement; (b) refinance existing Indebtedness; and (c) for general working capital purposes (including without limitation to finance interest shortfalls, general operating expenses, including without limitation taxes, insurance and other expenses, and the payment of fees and expenses related to the Facility).

§2.10Termination or Reduction of Commitments.

(a)	Optional. The Borrowers shall have the right at any time and from time to time upon at least five (5) Business Days’ prior written notice to Agent to reduce by $500,000.00 or an integral multiple of

$100,000.00 in excess thereof or to terminate entirely the unused portions of the Commitments (including with respect to the Delayed Draw Loans), whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Loans would exceed the Commitments of the Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrowers delivered pursuant to this §2.10, Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to Agent for the respective accounts of the Lenders the full amount of any Ticking Fee under §4.2 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

(b)

Mandatory. The aggregate funded Commitments of the Lenders relating to any Loans that are repaid or prepaid shall be automatically and permanently reduced, on a pro rata basis, by the amount of such repayment or prepayment. Any unfunded Commitments in respect of the Delayed Draw Loans shall automatically be deemed terminated and reduced to zero on the earlier to occur of: (i) the date that the third Delayed Draw Term Loan is advanced to the Borrowers in accordance with § 2.1(b) (immediately following such advance) and (ii) at 11:59 P.M. (Eastern time) on the last day of the Delayed Draw Period.

§2.11Increase in Commitments.

(a)Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrowers shall have a one-time option at any time before the date that is thirty (30) days prior to the Maturity Date to request an increase of the aggregate Commitments to Four Hundred Million Dollars ($400,000,000.00) by giving written notice to Agent (the “Increase Notice”; and the amount of such requested increase is a “Commitment Increase”). Agent shall send a notice to all Lenders (the “Additional Commitment Request Notice”) informing them of the Borrowers’ request to increase the aggregate Commitments. Each Lender who desires to provide an additional Commitment upon such terms shall provide Agent with a written commitment letter specifying the amount of the additional Commitment by which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then Agent and Arrangers shall allocate the Commitment Increase among such Lenders who provide such commitment letters on such basis mutually acceptable to each of the Borrowers, Agent and Arrangers. If the additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrowers, then Agent, Arrangers or the Borrowers may, but shall not be obligated to, invite, and Agent, in consultation with Parent Borrower, will use its reasonable efforts to arrange for, one or more banks or lending institutions (which banks or lending institutions shall be reasonably acceptable to Agent, Arrangers and Parent Borrower) to become a Lender and provide an additional Commitment (each such Lender, an “Acceding Lender”). Agent shall promptly provide all Lenders and Acceding Lenders with a notice setting forth the amount, if any, of the additional Commitment to be provided by each Lender and Acceding Lender and the revised Commitment Percentages (as well as the revised Facility Amount) which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”). In no event shall any Lender be obligated to provide an additional Commitment.

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(b)On any Commitment Increase Date the Outstanding principal balance of the applicable Loans shall be reallocated among the Lenders (including any Acceding Lenders) such that after the applicable Commitment Increase Date the Outstanding principal amount of Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the Outstanding principal amount of all applicable Loans. On any Commitment Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the Outstanding Loans. The funds so advanced shall be Base Rate Loans until converted to LIBOR Rate Loans which are allocated among all Lenders based on their Commitment Percentages, after giving effect to any Commitment Increase, as reasonably determined by Agent.

(c)Upon the effective date of each increase in the aggregate Commitments pursuant to this §2.11, each Acceding Lender shall become a Lender party to this Agreement as of such date and shall execute an accession agreement in form and substance reasonably satisfactory to Parent Borrower and Agent (each, an “Accession Agreement”) Agent may unilaterally revise Schedule 1.1 and the Borrowers shall, if requested by such Lender, execute and deliver to Agent new Notes for each Lender whose Commitment has changed so that the principal amount of such Lender’s applicable Notes shall equal its Commitment. Agent shall deliver such replacement Notes (or new Notes, in the case of Acceding Lenders) to the respective Lenders in exchange for the Notes replaced thereby (if applicable) which shall be surrendered by such Lenders. Such new Notes shall (if applicable) provide that they are replacements for the surrendered Notes and (if applicable) that they do not constitute a novation, shall be dated as of the Commitment Increase Date and shall otherwise be in substantially the form of Exhibit A hereto.

(d)Notwithstanding anything to the contrary contained herein, any obligation of Agent and Lenders to increase the aggregate Commitments pursuant to this §2.11 shall be conditioned upon satisfaction or waiver of the following conditions precedent which must be satisfied or waived prior to the effectiveness of any increase of the aggregate Commitments:

(i)Payment of Activation Fee. The Borrowers shall pay to Agent those fees described in and contemplated by each Agreement Regarding Fees with respect to the applicable Commitment Increase; and

(ii)No Default. On the date any Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Commitments are increased, no Default or Event of Default shall have occurred and be continuing; and

(iii)Representations True. The representations and warranties made by the Borrowers and Guarantors, respectively, in the Loan Documents or otherwise made by or on behalf of the Borrowers and Guarantors, respectively, in connection therewith shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Commitments are increased, both immediately before and after the Commitments are increased (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(iv)Additional Documents and Expenses. The Borrowers and Guarantors shall execute and deliver to Agent and Lenders such additional documents and opinions as Agent may reasonably require, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants set forth in the Loan Documents after giving effect to the increase, a certificate signed on behalf of Parent Borrower by an Authorized Officer confirming the statements in clauses (ii) and (iii) of this §2.11(d), and the Borrowers shall pay the cost of any reasonable and documented fees, taxes or expenses which are reasonably requested in connection with such increase.

§2.12Intentionally Omitted.

NYDOCS03/~~1107437.1~~1107437.2

§2.13Intentionally Omitted.

§3REPAYMENT OF THE LOANS.

§3.1 Stated Maturity. The Borrowers promise to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans, together with any and all accrued and unpaid interest thereon.

§3.2Mandatory Prepayments.

(a)

The Borrowers shall, if applicable, within five (5) Business Days after the earlier of the date on which (i) a Responsible Officer of Parent Borrower has knowledge of any non-compliance with the requirements described in the following clauses (A), (B), (C) or (D) or (ii) written notice of any such non- compliance shall have been given to the Borrowers by Agent, prepay an aggregate principal amount of the Loans or any other Indebtedness in an amount sufficient to cause (A) the Exposure not to exceed the Maximum Facility Amount on such Business Day, (B) the Consolidated Leverage Ratio not to exceed the applicable maximum Consolidated Leverage Ratio set forth in §9.1 on such Business Day, (C) the Unsecured Leverage Ratio not to exceed the applicable maximum Unsecured Leverage Ratio set forth in §9.9 on such Business Day and (D) the Unencumbered Assets Debt Service Coverage Ratio not to be less than the minimum Unencumbered Assets Debt Service Coverage Ratio set forth in §9.10 on such Business Day.

(b)All prepayments under this §3.2 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any additional amounts payable pursuant to §4.8.

§3.3Optional Prepayments.

(a)

The Borrowers shall have the right, at their election, to prepay the Outstanding amount of the Loans, as a whole or in part, at any time; provided, that if any prepayment of the Outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.

(b)	The Borrowers shall give Agent, no later than 1:00 p.m. (Eastern time) at least three

(3) days’ prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that (i) any such notice may be revoked or modified upon one (1) day’s prior notice to Agent) and/or (ii) any such notice or repayment may be conditioned upon the consummation of a transaction.

§3.4 Partial Prepayments. Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $100,000.00 and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment.

§3.5Effect of Prepayments. Amounts of the Loans prepaid under §3.2 and §3.3 prior to the Maturity Date may not be reborrowed.

§3.6Sharing of Payments, Etc..

Subject to the provisions of §12.5, if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of ~~set-off~~set off, or otherwise, other than as a result of an assignment pursuant to §18 (i) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Obligations due and payable to all Lenders under the Loan Documents at such time) of payments on account of the Obligations due

NYDOCS03/~~1107437.1~~1107437.2

and payable to all Lenders under the Loan Documents at such time obtained by all ~~such~~ Lenders at such time or

(ii)on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders ~~hereunder~~under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from ~~such~~the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (x) the purchase price paid to such Lender to (y) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (x) the amount of such other Lender’s required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this

§3.6~~(a)~~ may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set- off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.

§4CERTAIN GENERAL PROVISIONS.

§4.1Conversion Options.

(a)

The Borrowers may elect from time to time to convert any of the Outstanding Loans to a Loan of another Type and such Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrowers shall give Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan unless the Borrowers pay Breakage Costs as required under this Agreement; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $100,000.00 and, after giving effect to the making of such Loan, there shall be no more than seven (7) LIBOR Rate Loans Outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the Outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $100,000.00 or a LIBOR Rate Loan in a principal amount of less than $100,000.00. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

(b)Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the terms of this §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)In the event that the Borrowers do not notify Agent of their election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a LIBOR Rate Loan for an Interest Period of one (1) month unless such Interest Period shall be greater

NYDOCS03/~~1107437.1~~1107437.2

than the time remaining until the Maturity Date, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2Fees.

(a)Ticking Fee. The Borrower shall pay to Agent for the account of each Lender (other than any Defaulting Lender) a ticking fee (each, a “Ticking Fee”) in accordance with this Section 4.2(a). The Ticking Fee with respect to each Lender shall accrue from the later of the date occurring ninety (90) days following the Closing Date or upon the effectiveness of any Assignment and Acceptance pursuant to which it became a Lender until the earliest of (i) the last day of the Delayed Draw Period, (ii) the date on which the Delayed Draw Loan is advanced to the Borrower, (iii) the date of termination by the Borrower of all of the unused portions of the Commitments or (iv) the date of effectiveness of any Assignment and Acceptance pursuant to which it ceases to be a Lender (such date, the “Ticking Fee Accrual Date”) at a rate per annum of 0.20% of the daily average of the unused portion of such Lender’s Commitment during the applicable period and shall be payable to Agent in arrears on the Ticking Fee Accrual Date for the account of such Lender.

(b)Other Fees. In addition to all fees specified herein, the Borrowers agree to pay to KeyBank and Arrangers for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to each Agreement Regarding Fees.

§4.3[Reserved].

§4.4Funds for Payments.

(a)

All payments of principal, interest, facility fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to Agent, for the respective accounts of Lenders and Agent, as the case may be, at Agent’s Head Office, not later than 3:00 p.m. (Eastern time) on the day when due (or such later time as is acceptable to Agent in the event of a payment in full of all Loans and a termination of Commitments hereunder), in each case in lawful money of the United States in immediately available funds. Subject to the foregoing, all payments made to Agent on behalf of Lenders, and actually received by Agent, shall be deemed received by Lenders on the date actually received by Agent.

(b)

All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for any Taxes, excluding any income or gross receipts Taxes, franchise or similar Taxes and any Taxes imposed by a jurisdiction (i) as a result of Agent or Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) as a result of any present or former connection between Agent or a Lender and such jurisdiction other than any connection arising solely from executing, delivering, becoming a party to, performing its obligations under, receiving any payments under, engaging in any other transaction pursuant to, or enforcing any Loan Document, or selling, pledging, assigning or granting a security interest in, any Loan Document (such Taxes, other than those so excluded as specifically set forth in this sentence and elsewhere in this §4.4(b), referred to as “Non-Excluded Taxes”), unless the Borrowers are required by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by the Borrowers hereunder or under any of the other Loan Documents, the Borrowers will pay to Agent, for the account of Lenders or (as the case may be) Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable Lenders or Agent to receive, after such deduction or withholding has been made, the same net amount which Lenders or Agent would have received on such due date had no such obligation been imposed upon the Borrowers; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of §4.4(c); (ii) that are branch profits taxes imposed by the United States or any similar taxes imposed by any other jurisdiction under the laws of which a Lender is organized or in which its applicable

NYDOCS03/~~1107437.1~~1107437.2

lending office is located; (iii) in the case of a Non-U.S. Lender and notwithstanding any consent given pursuant to §18.1, that are imposed on amounts payable to such Lender pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this §4.4(b); or (iv) that are U.S. federal withholding Taxes imposed under FATCA. The Borrowers shall indemnify each of Agent and Lenders, as applicable, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this §4) payable or paid by Agent or Lenders or required to be withheld or deducted from a payment to Agent or Lenders and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrowers will deliver promptly to Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under any other Loan Document. In the event a Lender receives a refund or credit of any Non-Excluded Taxes paid by the Borrowers pursuant to this section, such Lender will pay to the Borrowers the amount of such refund or credit (and any interest received with respect thereto) promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund or credit, the Borrowers shall promptly repay to such Lender the amount of such refund or credit, net of any reasonable incremental additional costs.

(c)If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender shall deliver to the Borrowers, at the time or times reasonably requested by the Borrowers, such properly completed and executed documentation reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrowers such Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers as will enable the Borrowers to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the generality of the foregoing, each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”), to the extent such Lender is lawfully able to do so, shall provide the Borrowers on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance Agreement or Accession Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrowers, with (x) two (2) original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W- 8ECI and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and any other such duly executed form(s) or statement(s) (including whether such Lender has complied with the FATCA) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender,

(ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, or (y) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code, a ~~Certificate Regarding Non-Bank Status~~certificate regarding non-bank status together with two (2) original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and requested by the Borrowers to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents. Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes (a “U.S. Lender”) shall provide the Borrowers on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) original copies of Internal Revenue Service From W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove

NYDOCS03/~~1107437.1~~1107437.2

that it is entitled to such an exemption. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers as may be necessary for the Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment (for purposes of this sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement). Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this section hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly provide the Borrowers two (2) new original copies of Internal Revenue Service Form W-9, W-8BEN, W-8BEN- E, W-8ECI and/or W-8IMY (or, in each case, any successor form), a Certificate Regarding Non-Bank Status and two (2) original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), or any documentation required under applicable reporting requirements of FATCA, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and requested by the Borrowers to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Borrowers of its inability to deliver any such forms, certificates or other evidence.

(d)

In the event it is reasonably necessary to determine the fair market value of the Commitments, Loans and/or other obligations under the Loan Documents for purposes of Treasury Regulation Section 1.1273-2(f), Agent shall assist Parent Borrower as reasonably requested in connection with making such determination (including by using commercially reasonable efforts to obtain quotes and sales prices for the Commitments, Loans and/or other obligations), and Agent shall promptly make any such determination by Parent Borrower available to Lenders in accordance with Treasury Regulation Section 1.1273-2(f)(9).

(e)

The obligations of the Borrowers to Lenders under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, set-off, defense or any right which the Borrowers or any of their Subsidiaries or Affiliates may have at any time against Lenders (other than the defense of payment to Lenders in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, or any unrelated transaction; (iii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (iv) the occurrence of any Default or Event of Default; and (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that nothing contained herein shall relieve Agent or any Lender for liability to the Borrowers arising as a result of gross negligence or willful misconduct on the part of Agent or such Lender, as applicable, as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§4.5 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans as reflected on the records of Agent from time to time shall be considered prima facie evidence of such amount.

NYDOCS03/~~1107437.1~~1107437.2

§4.6 Suspension of LIBOR Rate Loans. (a) In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, (i) Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or (ii) Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of Lenders making or maintaining LIBOR Rate Loans for such Interest Period, Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and Lenders absent manifest error) to the Borrowers and Lenders. In such event (x) the Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (y) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of Lenders to make LIBOR Rate Loans shall be suspended until Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon Agent shall so notify the Borrowers and Lenders promptly after such determination.

(b) Notwithstanding clause (a) of this §4.6 or any other provision of this Agreement or any other  Loan Document, if Agent determines (which determination shall be conclusive absent manifest error) or the Borrowers or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that (i) adequate and reasonable means do not exist for ascertaining the LIBOR Screen Rate for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary~~; or~~, (ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”) or the LIBOR Screen Rate shall no longer be made available, or be used for determining interest rates for loans, or (iii) syndicated loans currently being executed, or that include language similar to that contained in this §4.6(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace ICE LIBOR, then reasonably promptly after such determination by Agent or receipt by Agent of such notice, as applicable, Agent and the Borrowers shall negotiate in good faith and endeavor to establish an alternate rate of interest to the LIBOR Screen Rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a rate of interest for similar syndicated loans denominated in Dollars at such time, and shall, notwithstanding anything to the contrary in §27, enter into an amendment to this Agreement to reflect such alternate rate of interest, any proposed Successor Rate Conforming Changes, any necessary adjustment to the Applicable Margin (which adjustment shall be equal to the difference (calculated as of a date specified in such amendment) between (i) such alternate rate of interest plus the Applicable Margin and (ii) LIBOR in effect for the Interest Period for which LIBOR was last applicable plus the Applicable Margin)) and such other related changes to this Agreement as Agent and the Borrowers may determine to be appropriate. Such amendment shall become effective without any further action or consent of any party to this Agreement other than Agent and the Borrowers so long as Agent shall not have received, within five Business Days after the date that a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this clause (b), only to the extent the LIBOR Screen Rate is not available or published at such time on a current basis), (1) the interest rate applicable to all outstanding LIBOR Rate Loans shall be deemed to be determined with reference to the Federal Funds Effective Rate in accordance with clause

(a)~~of this §4.6~~(ii) of the definition of Base Rate (the “Deemed FFE Rate”) plus the Applicable Margin for Base Rate Loans, (2) such Applicable Margin shall be adjusted by an amount equal to the difference (calculated as of the last date on which LIBOR was in effect for the Interest Period for which LIBOR was last applicable) between (A) the Deemed FFE Rate plus the Applicable Margin and (B) LIBOR in effect for the Interest Period for which LIBOR was last applicable plus the Applicable Margin, and (3) the parties will continue to negotiate in good faith and will not unreasonably delay entry into the amendment described above. Notwithstanding the foregoing, if any alternate rate of interest established pursuant to this clause (b) shall be less than zero percent per annum, such rate shall be deemed to be zero percent per annum for purposes of this Agreement.

§4.7 Illegality. Notwithstanding any other provisions herein, if any Change in Law shall make it unlawful, or any central bank or other governmental authority having or claiming jurisdiction over a Lender or

NYDOCS03/~~1107437.1~~1107437.2

its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to Agent and the Borrowers and thereupon (a) the commitment of Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrowers hereunder.

§4.8     Additional Interest.  If any LIBOR Rate Loan or any portion thereof is repaid or is converted  to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, or if there is any termination of Commitments pursuant to §2.10 or reallocation of Commitments pursuant to §2.11, the Borrowers will pay to Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. The Borrowers understand, agree and acknowledge the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) the Borrowers have accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs. The Borrowers further agree to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.9Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any Change in Law shall:

(a)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in determining LIBOR);

(b)

subject Agent or any Lender to any Tax (other than Taxes addressed by §4.4(b)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)	impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(d)

impose on any Lender or Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i)to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Commitment, or

(ii)to reduce the amount of principal, interest or other amount payable to any Lender or Agent hereunder on account of such Lender’s Commitment or any of the Loans, or

(iii)to require any Lender or Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or Agent from the Borrowers hereunder,

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then, and in each such case, the Borrowers will (and as to clauses (a) and (b) above, subject to the provisions of

§4.4), within thirty (30) days of demand made by such Lender or (as the case may be) Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or Agent such additional amounts as such Lender or Agent shall reasonably determine in good faith to be sufficient to compensate such Lender or Agent for such additional cost, reduction, payment or foregone interest or other sum. For the avoidance of doubt, the provisions of this §4.9 shall not apply with respect to Taxes, which shall be governed by

§4.4(b) and §4.4(c).

§4.10 Capital Adequacy. If after the date hereof any Lender determines that (a) as a result of a Change in Law, or (b) compliance by such Lender or its parent bank holding company with any directive of any such entity regarding liquidity or capital adequacy, has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans, to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrowers thereof. The Borrowers agree to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is reasonably determined, upon presentation by such Lender of a statement of the amount setting forth such Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

§4.11 Breakage Costs. The Borrowers shall pay all Breakage Costs required to be paid by them pursuant to this Agreement and incurred from time to time by any Lender within fifteen (15) days from receipt of written notice from Agent, or such earlier date as may be required by this Agreement.

§4.12 Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not Agent or Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to three percent (3.0%) above the interest rate that would otherwise be in effect hereunder (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment). In addition, the Borrowers shall pay a late charge equal to three percent (3.0%) of any amount of interest and/or principal payable on the Loans (other than amounts due on the Maturity Date or as a result of acceleration), which is not paid by the Borrowers within ten (10) days of the date when due.

§4.13 Certificate. A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or Agent to the Borrowers, shall be conclusive in the absence of manifest error. A Lender shall be entitled to reimbursement under §4.9, or §4.10 from and after notice to the Borrowers that such amounts are due given in accordance with §4.9 or §4.10 and for a period of nine (9) months prior to receipt of such notice.

§4.14 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrowers, Lenders and Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lenders in excess of the maximum lawful amount, the interest payable to Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations

NYDOCS03/~~1107437.1~~1107437.2

(including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between or among the Borrowers, Lenders and Agent.

§4.15 Certain Provisions Relating to Increased Costs and Non-Funding Lenders. If a Lender gives notice of the existence of the circumstances set forth in §4.7 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4(b), §4.9 or §4.10, then, upon the request of the Borrowers, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by the Borrowers under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrowers agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in §4.7 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4(b), §4.9 or §4.10 and following the request of the Borrowers has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”) or (b) has failed to make available to Agent its pro rata share of any Loan and such failure has not been cured (a “Non-Funding Lender”), then, within ninety (90) days after such notice or request for payment or compensation or failure to fund, as applicable, the Borrowers shall have the right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to Agent and the Affected Lender or Non-Funding Lender, within ninety (90) days of receipt of such notice or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitment. Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by Agent). In the event that Lenders do not elect to acquire all of the Affected Lender’s or Non- Funding Lender’s Commitment, then Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Lender or Non-Funding Lender, as applicable, the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non-Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest. If such Affected Lender or Non-Funding Lender does not execute and deliver such documents to Agent within a period of time deemed reasonable by Agent after the later of (i) the date on which the replacement Lender executes and delivers such documents and (ii) the date on which the Affected Lender or Non-Funding Lender receives all payments required to be paid to it by this §4.15, then such Affected Lender or Non-Funding Lender, as applicable, shall be deemed to have executed and delivered such documents as of such date and Parent Borrower shall be entitled (but not obligated) to execute and deliver such documents on behalf of such Affected Lender or Non-Funding Lender, as applicable. The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrowers to the Affected Lender or Non-Funding Lender, as applicable, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

§4.16Intentionally Omitted.

§5          UNENCUMBERED ASSETS.

§5.1Initial Unencumbered Assets. The initial Unencumbered Assets are listed on Schedule 5.1.

§5.2 Addition of Unencumbered Assets. If Parent Borrower elects, in its sole discretion, to add an additional Multifamily Property as an Unencumbered Asset, Parent Borrower shall deliver (A) a certificate signed on behalf of Parent Borrower by an Authorized Officer to Agent, designating such additional Multifamily

NYDOCS03/~~1107437.1~~1107437.2

Property as an Unencumbered Asset and dated as of the date of such designation, stating that on a Pro Forma Basis immediately after giving effect to such designation, the Loan Parties shall be in compliance with the covenants contained in §9, together with supporting information in form reasonably satisfactory to Agent showing the computations used in determining compliance with such covenants and (B) an updated Schedule

5.1listing each Unencumbered Asset as of the date such Multifamily Property is added as an Unencumbered Asset hereunder; provided, however, that no Multifamily Property shall be included as an Unencumbered Asset unless such Multifamily Property satisfies all Unencumbered Asset Conditions or the Required Lenders have consented in writing to such inclusion.

§5.3 Failure of Unencumbered Asset Conditions. Notwithstanding anything contained herein to the contrary, to the extent any Multifamily Property previously qualifying as an Unencumbered Asset ceases to meet any of the Unencumbered Asset Conditions (except as may have otherwise been waived in writing by the Required Lenders), such Multifamily Property shall be immediately removed from the calculations contained herein relating to the Unencumbered Asset Financial Covenants and such Multifamily Property shall immediately cease to be an “Unencumbered Asset” hereunder and Parent Borrower shall deliver (A) a certificate signed on behalf of Parent Borrower by an Authorized Officer to Agent designating such Multifamily Property as a non-Unencumbered Asset and dated as of the date of such designation, stating that on a Pro Forma Basis immediately after giving effect to such removal, the Loan Parties shall be in compliance with the covenants contained in §9, together with supporting information in form reasonably satisfactory to Agent showing the computations used in determining compliance with such covenants and (B) an updated Schedule 5.1 listing each Unencumbered Asset as of the date such Unencumbered Asset has been removed as an Unencumbered Asset hereunder.

§5.4 Borrower Election to Remove Unencumbered Assets. Parent Borrower may  voluntarily designate any Unencumbered Asset as a non-Unencumbered Asset, by delivering to Agent a certificate signed on behalf of Parent Borrower by an Authorized Officer designating such Unencumbered Asset as a non- Unencumbered Asset (such designation to be effective upon receipt by Agent of such certificate), (i) stating that on a Pro Forma Basis immediately after giving effect to such removal, the Loan Parties shall be in compliance with the covenants contained in §9, together with supporting information in form reasonably satisfactory to Agent showing the computations used in determining compliance with such covenants and (ii) an updated Schedule 5.1 listing each Unencumbered Asset as of the date such Unencumbered Asset has been removed as an Unencumbered Asset hereunder; provided, however, that without the consent of the Required Lenders, Parent Borrower may not designate any Unencumbered Asset as a non-Unencumbered Asset if following such designation the Loan Parties would not be in compliance with §9.8.

§5.5 Release of Subsidiary Borrowers. In the event that all Unencumbered Assets owned by a Subsidiary Borrower shall have been removed as Unencumbered Assets in accordance with the terms of this Agreement, then, upon the request of Parent Borrower, such Subsidiary Borrower shall be released by Agent from liability under this Agreement pursuant to a Subsidiary Borrower Release substantially in the form of Exhibit G hereto.

§5.6 Additional Subsidiary Borrowers. As a condition precedent to the addition of a Multifamily Property as an Unencumbered Asset hereunder, ~~(x)~~ concurrently with the delivery of a certificate adding an Unencumbered Asset pursuant to §5.2 above directly owned or leased by a Subsidiary of Parent Borrower that is not already a Borrower, ~~or, (y) within ten days after the formation or acquisition of any new direct or indirect Subsidiary of Parent Borrower that is intended to directly own or lease an Unencumbered Asset,~~ Parent Borrower shall cause each such Subsidiary to (A) duly execute and deliver to Agent a Joinder Agreement, and such Subsidiary shall become a Subsidiary Borrower hereunder, (B) provide all “know your customer” and other materials reasonably requested by Agent or any Lender to ensure that each such Person is in compliance with

§6.1(e), (C) deliver to Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as Agent may reasonably require and (D) deliver to Agent supplements to the Schedules to this Agreement (or the factual information needed to update such Schedules) solely to the extent necessary due to any changes in factual matters specifically related to the addition of such Subsidiary or

NYDOCS03/~~1107437.1~~1107437.2

Subsidiaries as a Subsidiary Borrower or the addition of such Unencumbered Asset (so long as such changes in factual matters shall in no event comprise a Default or an Event of Default).

§5.7 Costs and Expenses of Additions and Removals. The Borrowers shall pay all reasonable and documented costs and expenses of Agent in connection with the addition or removal of an Unencumbered Asset pursuant to §5.2 through §5.6, including without limitation, reasonable and documented attorney’s fees of one legal counsel to Agent.

§6REPRESENTATIONS AND WARRANTIES.

The Borrowers represent and warrant to Agent and Lenders as follows, each as of the Closing Date hereof, and as of the date of the funding of any Loan hereunder:

§6.1Corporate Authority, Etc.

(a)

Incorporation; Good Standing. Parent Borrower is a Delaware limited partnership duly organized pursuant to its certificate of limited partnership filed with the Delaware Secretary of State, and is validly existing and in good standing under the laws of the State of Delaware. Parent Guarantor is a Maryland corporation duly incorporated pursuant to its articles of incorporation filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of the State of Maryland. Each of Parent Borrower and each Guarantor (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect and (ii) is in good standing in its jurisdiction of organization or formation and in each other jurisdiction where a failure to be so qualified in such other jurisdiction would be reasonably likely to have a Material Adverse Effect.

(b)Subsidiaries. Each of the Subsidiary Borrowers (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect and (iii) is in good standing and is duly authorized to do business in its jurisdiction of organization or formation and in each jurisdiction where an Unencumbered Asset owned or leased by it is located to the extent required to do so under applicable law and in each other jurisdiction where a failure to be so qualified would be reasonably likely to have a Material Adverse Effect.

(c)Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Loan Parties is a party and the transactions contemplated hereby and thereby (i) are within the corporate or other organizational authority of the Loan Parties, (ii) have been duly authorized by all necessary actions on the part of the Loan Parties, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Loan Party, in each case except as would not be reasonably likely to have a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, limited liability company agreement, articles of incorporation or other charter documents or bylaws of any Loan Party, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any Loan Party other than Permitted Liens, and

(vi) do not require the approval or consent of any Governmental Authority to be obtained by any Loan Party or any Affiliate thereof other than those already obtained and delivered to Agent or except as would not reasonably be likely to have a Material Adverse Effect.

(d)Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Loan Parties is a party are valid and legally binding obligations of the Loan

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Parties enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

(e)Foreign Assets Control. To the knowledge of each Loan Party, none of the Loan Parties or any Subsidiaries of the Loan Parties: (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. To the knowledge of each Loan Party, each Loan Party and its respective officers, employees, directors and agents, are in compliance, in all material respects, with Anti-Corruption Laws and applicable Sanctions. No use of the proceeds of any Loan will violate Anti-Corruption Laws or applicable Sanctions. Neither the making of the Loans nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the Patriot Act.

§6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, in each case, except as would not be reasonably likely to result in a Material Adverse Effect.

§6.3 Title to Unencumbered Assets. Except as indicated on Schedule 6.3 hereto and except for other adjustments that are not material in amount, Subsidiary Borrowers own in fee simple or lease the Unencumbered Assets pursuant to a Ground Lease, in each case free and clear of Liens except for Permitted Liens.

§6.4Financial Statements. Parent Guarantor has furnished to Agent on or prior to the Closing Date:

(a) the consolidated balance sheet of the Consolidated Group as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the most recent period then ended (and available) certified by an Authorized Officer or the chief financial or accounting officer on behalf of Parent Guarantor, (b) as of the Closing Date, an unaudited statement of Consolidated Asset NOI for each of the Unencumbered Assets for the most recent period then ended (and available) certified by the chief financial or accounting officer of Parent Borrower as fairly presenting in all material respects the Consolidated Asset NOI for such parcels for such periods, and (c) certain other financial information relating to the Borrowers and the Real Estate (including, without limitation, the Unencumbered Assets). Such balance sheet and statement have been prepared in accordance with generally accepted accounting principles (subject to the absence of footnotes and subject to normal year-end adjustments in the case of interim statements) and fairly present in all material respects the consolidated financial condition of the Consolidated Group as of such dates and the consolidated results of the operations of the Consolidated Group for such periods.

§6.5 No Material Changes. Since the later of the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4(a), as applicable, except as otherwise disclosed in writing to Agent, there has occurred no materially adverse change in the financial condition, or business of the Loan Parties, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of Parent Guarantor as of the Balance Sheet Date (or as of the last day of the fiscal year of Parent Guarantor most recently ended, as applicable), or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes that have not and would not be reasonably likely to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no material adverse change in the financial condition, operations or business activities of any of the Unencumbered Assets from the condition shown on the statements of income delivered to Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had a Material Adverse Effect.

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§6.6 Beneficial Ownership. Each Borrower is in compliance in all material respects with any applicable requirements of the Beneficial Ownership Regulation. The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Borrowers is true and correct in all respects.

§6.7 Litigation. Except as stated on Schedule 6.7, as of the Closing Date, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrowers threatened against any Borrower before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, in each case which would be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule

6.7as of the Closing Date, there are no judgments, final orders or awards outstanding against or affecting any Borrower or any Unencumbered Asset individually or in the aggregate in excess of $5,000,000.00.

§6.8 No Material Adverse Contracts, Etc. To the knowledge of the Borrowers, none of the Loan Parties is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or would be reasonably likely to have a Material Adverse Effect. To the knowledge of the Borrowers, none of the Loan Parties is a party to any contract, agreement, or instrument that has or would be reasonably likely to have a Material Adverse Effect. To the knowledge of the Borrowers, no event of default or unmatured event of default under any of the Borrowers’ or Guarantor’s financial obligations exists at the time of, or after giving effect to the making of, the Loans under the Facility that has or would be reasonably likely to have a Material Adverse Effect.

§6.9   Compliance with Other Instruments, Laws, Etc.  To the knowledge of the Borrowers, none of the Loan Parties is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or would be reasonably likely to have a Material Adverse Effect.

§6.10  Tax Status.  Except as would not reasonably be likely to have a Material Adverse Effect, each of the Borrowers (a) has made or filed all federal and state income and all other material Tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or for which any of the Borrowers or their respective Subsidiaries, as applicable has set aside on its books provisions reasonably adequate for the payment of such Taxes, and (c) has made provisions reasonably adequate for the payment of all accrued Taxes not yet due and payable. In each case, except as would not reasonably be likely to have a Material Adverse Effect, there are no unpaid Taxes claimed by the taxing authority of any jurisdiction to be due by the Borrowers or their respective Subsidiaries, the officers or partners of such Person know of no basis for any such claim, and there are no audits pending or to the knowledge of the Borrowers threatened with respect to any Tax returns filed by the Borrowers or their respective Subsidiaries.

§6.11No Event of Default. No Default or Event of Default has occurred and is continuing.

§6.12  Investment Company Act.  None of the Loan Parties or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens or as disclosed on the lien search reports delivered to and approved by Agent, to the knowledge of the Borrowers, there is no financing statement (but excluding any financing statements that may be filed against any Borrower without the consent or agreement of such Persons), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to create a lien on, or security interest or security title in, any Unencumbered Asset.

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§6.14 EEA Financial Institutions. Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an EEA Financial Institution.

§6.15 Unencumbered Asset Conditions. Each Unencumbered Asset  satisfies  all  Unencumbered Asset Conditions (except as may have been waived in writing by the Required Lenders).

§6.16 Employee Benefit Plans. Except as would not reasonably be likely to have a Material Adverse Effect, each Borrower and each ERISA Affiliate that is subject to ERISA has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as would not reasonably be likely to result in a Material Adverse Effect, neither any Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Multiemployer Plan or Plan or (b) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither any Borrower nor any ERISA Affiliate has failed to make any contribution or payment to any Multiemployer Plan or Plan, or made any amendment to any Plan, which has resulted or would reasonably be likely to result in the imposition of a Lien. None of the Unencumbered Assets constitutes a “plan asset” of any Plan that is subject to ERISA.

§6.17 Disclosure. All information, taken as a whole, contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to Agent or Lenders by any Borrower or any Guarantor (other than projections, estimates, budgets, and other forward-looking information), is and will be, to the best of the Borrowers’ or Guarantors’ knowledge, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading when taken as a whole.

§6.18 Place of Business. The principal place of business of the Borrowers, as of the Closing Date, is Two Liberty Place, 50 S. 16th Street, Suite 3575, Philadelphia, Pennsylvania 19102.

§6.19 Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.20 Environmental Compliance. The members of the Consolidated Group have conducted in the ordinary course of business a review of the effect of the existing Environmental Laws and claims alleging potential liability or responsibility for violation of the Environmental Laws on their respective businesses, operations and properties, and as a result thereof have reasonably concluded that, except as specifically disclosed on Schedule 6.20, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

§6.21 Subsidiaries; Organizational Structure.  Schedule 6.21(a) sets forth, as of the Closing Date, all of the Subsidiary Borrowers, the form and jurisdiction of organization of such Subsidiary Borrowers, and the owners of the direct ownership interests therein. On the Closing Date, no Person owns any legal, equitable or beneficial interest in any of the Subsidiary Borrowers except as set forth on such Schedule. As of the Closing Date, Parent Guarantor owns in excess of 94% of the Equity Interests in Parent Borrower.

§6.22 Leases.  An accurate and complete Rent Roll in all material respects as of the date of inclusion of each Multifamily Property as an Unencumbered Asset with respect to all Leases of any portion of such Unencumbered Asset has been provided to Agent.

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§6.23 Property. Except as set forth in Schedule 6.23, to the knowledge of the Borrowers all of the Unencumbered Assets, and all major building systems located thereon, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear and damage from casualty or condemnation, except for such portion of such Real Estate which is not occupied by any tenant and which may not be in final working order pending final build-out of such space, and except where such defects have not had and would not reasonably be likely to have a Material Adverse Effect. To the knowledge of the Borrowers, there are no material unpaid or outstanding real estate or other taxes or assessments on or against any of the Unencumbered Assets which are payable by any Borrower (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). Except as otherwise disclosed to Agent in writing, to the knowledge of the Borrowers there are no pending, or threatened or contemplated, eminent domain proceedings against any of the Unencumbered Assets. Except as otherwise disclosed to Agent in writing, to the knowledge of the Borrowers, none of the Unencumbered Assets is now damaged as a result of any fire, explosion, accident, flood or other casualty, except in cases that would not reasonably be likely to have a Material Adverse Effect. To the knowledge of the Borrowers, no Person has any right or option to acquire any Unencumbered Asset or any Building thereon or any portion thereof or interest therein, except as set forth in Schedule 6.23.

§6.24 Brokers. None of the Borrowers or any of their respective Subsidiaries has engaged or  otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.25   Other Debt.  Without limiting the provisions of §8.1 or §8.2, none of the Borrowers is a party to or bound by any agreement, instrument or indenture that requires the subordination in right or time or payment of any of the Obligations to any other Indebtedness of any Borrower.

§6.26 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by  this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, and, including, without limitation the provisions of §37 hereof, the Loan Parties, taken as a whole, are Solvent.

§6.27 No Bankruptcy Filing. As of the Closing Date, no Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Loan Parties have no knowledge of any Person contemplating the filing of any such petition against it.

§6.28 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by any Loan Party with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.29 Transaction in Best Interests of Loan Parties; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of each Loan Party. The direct and indirect benefits to inure to the Loan Parties pursuant to this Agreement and the other Loan Documents constitute at least “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Loan Parties pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Subsidiary Borrower to be a co-borrower of the Loan and of each Guarantor to guarantee the Loan, the Borrowers would be unable to obtain the financing contemplated hereunder which financing will enable the Borrowers to have available financing to conduct and expand their business. The Loan Parties further acknowledge and agree that the Loan Parties constitute a single integrated and common enterprise and that each receives a benefit from the availability of credit under this Agreement.

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§6.30 OFAC.  None of the Borrowers is (or will be) a person with whom any Lender is restricted  from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism. In addition, the Borrowers hereby agree to provide to Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6.31 REIT Status. Parent Guarantor is qualified to elect or has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Parent Guarantor as a real estate investment trust.

§7AFFIRMATIVE COVENANTS.

The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

§7.1 Punctual Payment. The Borrowers will duly and punctually  pay  or  use  commercially reasonable efforts to cause to be paid (but without limiting the provisions of §4.12, §12.1(a), and/or §12.1(b)) the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents in accordance with the terms hereof.

§7.2    Maintenance of Office.  The Loan Parties will maintain their respective chief executive office at ~~Two Liberty Place, 50 S. 16th~~1835 Market Street, Suite ~~3375~~2601, Philadelphia, ~~PA 19102~~Pennsylvania 19103, or at such other place in the United States of America as the Loan Parties shall designate upon prompt written notice to Agent, where notices, presentations and demands to or upon the Loan Parties in respect of the Loan Documents may be given or made.

§7.3 Records and Accounts. The Loan Parties will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP (in each case, in all material respects) and (b) maintain, in all material respects in accordance with GAAP, adequate accounts and reserves for the payment of all Taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither any Borrower nor any of their respective Subsidiaries shall, without the prior written consent of Agent which consent shall not be unreasonably withheld or delayed (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4 (unless required or permitted by GAAP or other applicable accounting standards), or (y) change its fiscal year.

§7.4 Financial Statements, Certificates and Information. The Borrowers will deliver or cause to be delivered to Agent which Agent shall promptly deliver to each Lender:

(a)

not later than one hundred twenty (120) days after the end of each fiscal year, the audited Consolidated balance sheet of Parent Guarantor and its Subsidiaries at the end of such fiscal year, and the related audited Consolidated statements of income, and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor’s report and opinion prepared without qualification as to the scope of the audit by KPMG or another nationally recognized accounting firm, and any other information Agent may reasonably request to complete a financial analysis of Parent Borrower and its Subsidiaries;

(b)

not later than sixty (60) days after the end of each fiscal quarter (or ninety (90) days in the case of fiscal year end) of each fiscal year, copies of the unaudited Consolidated balance sheet of Parent

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Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related unaudited Consolidated statements of income and cash flows for the portion of Parent Guarantor’s fiscal year then elapsed, all in reasonable detail and prepared in all material respects in accordance with GAAP, together with a certification on behalf of Parent Borrower by an Authorized Officer that the information contained in such financial statements fairly presents in all material respects the financial position of Parent Guarantor and its Subsidiaries on the date thereof (subject to year-end adjustments and the absence of footnotes);

(c)	simultaneously with the delivery of the financial statements referred to in subsections

(a)and (b) above a statement (a “Compliance Certificate”) certified on behalf of Parent Guarantor by an Authorized Officer of Parent Guarantor in the form of Exhibit E hereto (or in such other form as Agent may reasonably approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9. All income, expense, debt and value associated with Real Estate or other Investments acquired or disposed of during any fiscal quarter will be added or eliminated from calculations, on a Pro Forma Basis, where applicable. The Compliance Certificate shall be accompanied by copies of the statements of Consolidated Asset NOI for such fiscal quarter for each of the Unencumbered Assets, prepared on a basis materially consistent with the statements furnished to Agent prior to the date hereof and otherwise in form reasonably satisfactory to Agent, together with a certification on behalf of Parent Guarantor by an Authorized Officer that the information contained in such statement fairly presents in all material respects Consolidated Asset NOI of the Unencumbered Assets for such periods;

(d)At any time that Parent Guarantor has an Investment Grade Rating, promptly upon Parent Borrower becoming aware of a downward change in such Investment Grade Rating (including the initial issuance of any Investment Grade Rating) or any other credit rating given by S&P, Moody’s or another nationally recognized rating agency to Parent Guarantor’s Debt Rating or any announcement that any such rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by S&P, Moody’s or another nationally recognized rating agency, notice of such change, announcement or action;

(e)simultaneously with the delivery of the financial statements referred to in subsections

(a) and (b) above, (i) a Rent Roll for each of the Unencumbered Assets and a summary thereof in form reasonably satisfactory to Agent as of the end of each fiscal quarter (including the fourth calendar quarter in each year), and

(ii) an operating statement for each of the Unencumbered Assets for each such fiscal quarter and year to date and a consolidated operating statement for the Unencumbered Assets for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent), including (if requested by Agent) a receivables aging report, it being agreed that the forms of the Rent Rolls and the operating statements being provided under the Existing Credit Agreement are satisfactory;

(f)simultaneously with the delivery of the financial statements referred to in subsections

(a)and (b) above, upon reasonable request by Agent, a statement (i) listing the Unencumbered Assets owned by the Borrowers including the property name, location, number of units, Total Consolidated Operating Property Value (including the applicable methodology for calculating value), Unencumbered Asset Adjusted NOI and any applicable indebtedness secured thereby;

(g)[Reserved];

(h)from time to time such other financial data and information in the possession of the Borrowers (including without limitation finalized auditors’ management letters, status of material litigation or material investigations against the Borrowers and any settlement discussions relating thereto (unless the Borrowers in good faith believe that such disclosure could result in a waiver or loss of attorney work product, attorney-client or any other applicable privilege), property inspection and environmental reports with respect to the Unencumbered Assets and information as to zoning and other legal and regulatory changes affecting the Unencumbered Assets) as Agent or any of the Lenders may reasonably request.

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Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent or made available to Agent pursuant to an accessible website and Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and Lenders upon Agent’s receipt thereof or access to the website containing such material. Upon the request of Agent, the Borrowers shall deliver paper copies thereof to Agent and Lenders. The Borrowers authorize Agent and Arrangers to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrowers release Agent and Lenders from any liability in connection therewith (other than the liability based on Agent’s gross negligence or willful misconduct). Delivery of a copy of the annual or quarterly, as applicable, financial statements of Parent Guarantor filed with the Securities and Exchange Commission shall satisfy the requirements of §7.4(a) or §7.4(b), as applicable.

§7.5Notices.

(a)Defaults. The Borrowers will promptly upon becoming aware of same notify Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any written notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would be reasonably likely to have a Material Adverse Effect, the Borrowers shall forthwith give written notice thereof to Agent and each Lender, describing the notice or action and the nature of the claimed default.

(b)Environmental Events. The Borrowers will give notice to Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that any Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in the case of either clauses (i) – (iii) above involves any Unencumbered Asset and would reasonably be expected to have a Material Adverse Effect.

(c)Notification of Claims Against Unencumbered Assets. The Borrowers will give notice to Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including, with respect to the Unencumbered Assets, environmental claims), withholdings or other defenses to which any of the Unencumbered Assets are subject, in each case which would be reasonably likely to have a Material Adverse Effect.

(d)Notice of Litigation and Judgments. The Borrowers will give notice to Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Loan Party or to which any Loan Party is a party involving an uninsured claim against any Borrower that could reasonably be likely to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to Agent, in writing, in form and detail reasonably satisfactory to Agent within ten (10) days of any single judgment not covered by insurance, whether final or otherwise, against any Borrower or any of their respective Subsidiaries in an amount in excess of $5,000,000.00.

(e)

ERISA. The Borrowers will give notice to Agent within ten (10) Business Days after the Borrowers or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any ERISA Reportable Event with respect to any Plan, or knows that the plan administrator of any such Plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice (including any received from the trustee of a Multiemployer Plan) of complete or partial withdrawal liability under Title IV of ERISA; or (iii)

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receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan, in each case if such event or occurrence would reasonably be likely to have a Material Adverse Effect.

(f)Notice of Takings and Casualty. The Borrowers will give notice to Agent in writing within five (5) Business Days of becoming aware of any casualty or Taking affecting any Unencumbered Asset that is reasonably likely to have a Material Adverse Effect, stating the nature and status of such casualty or Taking.

(g)Notification of Lenders. Within five (5) Business Days after receiving any notice under this §7.5, Agent will forward a copy thereof to each Lender, together with copies of any certificates or other written information that accompanied such notice.

§7.6Existence; Maintenance of Properties.

(a)

The Loan Parties will preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation except where failure to do so would not be reasonably likely to have a Material Adverse Effect. The Borrowers will preserve and keep in full force and effect all of their rights (charter and statutory) and franchises necessary or desirable in the normal conduct of their respective businesses, except where failure to do so would not be reasonably likely to have a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of, any addition or removal of an Unencumbered Asset permitted under §5 hereof or any transactions by or involving any Loan Party otherwise permitted under §8 hereof).

(b)

Each Borrower (i) will operate the Unencumbered Assets in a good and workmanlike manner and in all material respects in accordance with all Legal Requirements in accordance with such Borrower’s or Subsidiary’s prudent business judgment, (ii) will cause all of the Unencumbered Assets to be maintained and kept in good condition, repair and working order (ordinary wear and tear and casualty excepted) and supplied with all necessary equipment, and (iii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of such Unencumbered Asset, in each case under (i), (ii), or (iii) above in which the failure to do so would have a Material Adverse Effect.

§7.7Insurance.

(a)

The Borrowers will, at their expense, procure and maintain insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are reasonably acceptable to Agent, taking into consideration the property size, use, and location that a commercially prudent lender would require, providing the following types of insurance covering each Unencumbered Asset:

(i)All Risks” or “Special Form” property insurance, coverage from loss or damage arising from flood, earthquake, and acts of terrorism (with such coverage satisfactory to Agent), and comprehensive boiler and machinery or “breakdown” coverages) on each Building owned by the Borrowers in an amount not less than the full insurable replacement cost of each Building. As approved by Agent in its reasonable discretion, flood, earthquake and boiler and machinery/breakdown coverages may be subject to sublimits less than the Building’s insurable replacement cost. Losses shall be valued on a replacement cost basis, and coinsurance (if any) shall be waived. The deductibles shall not exceed $250,000.00 for physical damage, a 24-hour waiting period for business interruption and five percent (5%) of the insured value per location for earthquake or named windstorm. Full insurable replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation thereof;

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(ii)If not covered by or under the terms or provisions of the policies required in clause (i) above, during the course of construction or repair of any Building or of any renovations or repairs that are not covered by the Borrowers’ property insurance, the insurance required by clause (i) above shall be written on a builder’s risk, completed value, non-reporting form, with recovery not affected by interim reports of value submitted for premium accounting purposes, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Unencumbered Assets, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii)If not insured by the flood insurance required under clause (i) above, flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E), in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv)Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Unencumbered Assets for a twelve (12) month period, including a provision for an extended period of indemnity of not less than one year;

(v)Commercial general liability insurance against claims for bodily injury and property damage liability, on an occurrence basis, (including personal injury and advertising injury liability, contractual liability coverage, and completed operations coverage with a general aggregate limit of not less than

$2,000,000.00, a completed operations aggregate limit of not less than $2,000,000.00, a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury, and property damage liability, and a limit of not less than $1,000,000.00 for personal injury and advertising injury;

(vi)Umbrella liability insurance with limits of not less than $10,000,000.00 to be in excess of the limits of the insurance required by clause (v) above, with coverage at least as broad as the primary coverages, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall include language to provide defense coverage obligations; and

(vii)Such other insurance in such form and in such amounts as may from time to time be reasonably required by Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Unencumbered Assets.

The Borrowers shall pay all premiums on insurance policies.

(b)	[Reserved].

(c)

The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrowers and other Persons not included in the Unencumbered Assets, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide.

(d)

All policies of insurance required by this Agreement shall be issued by companies authorized to do business in the State where the policy is issued and also in the States where the Unencumbered Asset is located and having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X.”

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(e)No Borrower shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

§7.8 Taxes; Liens. The Subsidiary Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all material Taxes, material assessments and other material governmental charges imposed upon them or upon the Unencumbered Assets, as well as all material claims for labor, materials or supplies, that if unpaid might by law become a lien or charge upon any of the Unencumbered Assets or other material property of a Subsidiary Borrower; provided that any such Tax, assessment, charge or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property (such that in the reasonable determination of Agent neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding) and such Subsidiary Borrower or Parent Borrower shall have set aside on its books adequate reserves for such Tax, assessment, charge or claim in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Borrower either (i) will provide a bond issued by a surety reasonably acceptable to Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such Tax, assessment, charge or claim. With respect to all other material Real Estate of the Consolidated Group, Parent Borrower shall pay and discharge (or shall cause to be paid and discharged) as the same shall become due and payable all material Taxes, material assessments and other material governmental charges or claims upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Consolidated Group or (b) the failure to do so would not have a Material Adverse Effect.

§7.9 Inspection of Unencumbered Assets and Books. The Borrowers will permit Agent and Lenders, at the Borrowers’ expense (subject to the limitation set forth below) and upon reasonable prior notice, to visit and inspect any of the Unencumbered Assets during normal business hours, to examine the books of account of the Borrowers (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as Agent may reasonably request, provided that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period. Agent shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrowers.

§7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrowers will comply in all material respects with (i) all applicable laws (including without limitation Anti-Corruption Laws and applicable Sanctions) and regulations now or hereafter in effect wherever its business is conducted, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through

(v)would not reasonably be likely to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrowers or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish Agent and Lenders with evidence thereof, except to the extent any failure by the Borrowers to do so would not be reasonably likely to have a Material Adverse Effect. The Borrowers shall develop and implement such programs, policies and procedures as are necessary to comply, in all material respects, with the Patriot Act and Anti-Corruption Laws.

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§7.11 Further Assurances. The Borrowers will cooperate with Agent and Lenders and execute such further instruments and documents as Agent may reasonably request to carry out to its reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12   Beneficial Ownership Certification.   Promptly following any change in beneficial ownership of any Borrower that would render any statement in any existing Beneficial Ownership Certification untrue or inaccurate, the Borrowers will provide an updated Beneficial Ownership Certification for such Borrower to Agent.

§7.13[Reserved].

§7.14 Business Operations. The Consolidated Group will not engage to any material extent in any business if, as a result, the general nature of the business in which the Consolidated Group, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Consolidated Group, taken as a whole, are engaged on the date of this Agreement.

§7.15[Reserved].

§7.16 Ownership of Real Estate. Without the prior  written consent of Agent, the Unencumbered  Asset of any Subsidiary Borrower shall not be owned or leased in any manner other than directly by such Subsidiary Borrower.

§7.17[Reserved].

§7.18 Plan Assets. The Borrowers shall use commercially reasonable efforts to do, or cause to be done, all things necessary to ensure that none of the Unencumbered Assets will be deemed to be Plan Assets at any time.

§7.19 Parent Guarantor Covenants. The Borrowers shall use commercially reasonable efforts to cause Parent Guarantor to comply with the following covenants (and by its execution and delivery of the Guaranty, Parent Guarantor covenants and agrees that):

(a)	Parent Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer or encumbrance of its interest in Parent Borrower which would result in a Change of Control;

(b)	Parent Guarantor shall not dissolve, liquidate, Divide or otherwise wind-up its business, affairs or assets, except to the extent permitted by §8.4;

(c)

Parent Guarantor shall maintain at least one class of common shares having trading privileges on the New York Stock Exchange or the NYSE MKT LLC or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System; and

(d)	Parent Guarantor will at all times comply with all applicable provisions of the Code necessary to allow Parent Guarantor to qualify for status as a real estate investment trust.

§7.20 Transactions With Affiliates. Each Loan Party will conduct all  transactions  otherwise permitted under the Loan Documents with any of their Affiliates (other than transactions exclusively among or between the Loan Parties) on terms that are fair and reasonable and no less favorable, when taken as a whole, to such Loan Party than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

§7.21 Keepwell. Each Loan Party that is a Qualified ECP Loan Party at the time any Specified Loan Party either becomes jointly and severally liable for any Hedge Obligations pursuant to the terms of this

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Agreement, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Hedge Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Hedge Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Loan Party’s obligations and undertakings hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Loan Party under this paragraph shall remain in full force and effect until all Obligations have been paid in full, in cash. Each Borrower intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act and applicable CFTC Regulations.

§8NEGATIVE COVENANTS.

The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

§8.1Restrictions on Indebtedness.

The Loan Parties will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(i)(x) Indebtedness to Lenders arising under any of the Loan Documents, (y) Hedge Obligations to a Lender Hedge Provider, and (z) Indebtedness to any counterparty other than a Lender Hedge Provider with respect to any Derivatives ~~Contracts~~Contract made in the ordinary course of business (and not for speculative purposes);

(ii)current liabilities incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(iii)Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(iv)Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;

(v)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(vi)Indebtedness incurred to any other landowners, government or quasi- government or entity or similar entity in the ordinary course of business in connection with the construction or development of any Real Estate, including, without limitation, subdivision improvement agreements, development agreements, reimbursement agreements, infrastructure development agreements, agreements to construct or pay for on-site or off-site improvements and similar agreements incurred in the ordinary course of business in connection with the development of Real Estate or construction of infrastructure in connection therewith; ~~and~~

(vii)(a) Secured Recourse Indebtedness of Parent Borrower, Parent Guarantor, or IR OpCo as and to the extent not prohibited (and subject to the limitations set forth) in §9.6 and (b) Unsecured Recourse Indebtedness of the Loan Parties as and to the extent not prohibited (and subject to the limitations set forth) in §9.9;

NYDOCS03/~~1107437.1~~1107437.2

(viii)(a) the Indebtedness set forth on Schedule 8.1 hereto, and any Permitted Refinancing Indebtedness in respect of any such Indebtedness, (b) Indebtedness (including Capitalized Leases) financing the acquisition or replacement of equipment and, limited as to each of the Subsidiary Borrowers, to

$25,000.00 per fiscal year, and (c) intercompany Indebtedness of the Loan Parties outstanding from time to time; provided that all such intercompany Indebtedness of any Loan Party owed to any Subsidiary of Parent Guarantor that is not a Loan Party shall be subordinated to the Obligations pursuant to an Intercompany Note;

(ix)Non-Recourse Indebtedness entered into in the ordinary course of business of the Loan Parties (other than a Subsidiary Borrower) (including, without limitation, any Indebtedness referred to in the proviso to the definition of Secured Recourse Indebtedness);

(x)	[Reserved];

(xi)Recourse Indebtedness consisting of the Non-Recourse Exclusions in respect of Non-Recourse Indebtedness permitted to be incurred pursuant to §8.2(ix);

(xii)subject to the provisions of §~~9.6~~9.5, Indebtedness of the Loan Parties (other than a Subsidiary Borrower) in an amount not to exceed $100,000.00 in the aggregate assumed in connection with an Investment not prohibited by this Agreement and any Permitted Refinancing Indebtedness incurred, issued or otherwise obtained to Refinance (in whole or in part) such Indebtedness; provided that, (A) immediately after giving effect to such Indebtedness, no Event of Default exists or is continuing or would result therefrom, and (B) such Indebtedness is and remains solely the obligation of the Person and/or such Person’s subsidiaries that are acquired and such Indebtedness was not incurred in anticipation of such Investment;

(xiii)(a) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letters of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims) and (b) Indebtedness represented by letters of credit, to the extent such letters of credit support Indebtedness otherwise permitted under this §8.1(xiii);

(xiv)Indebtedness arising from agreements providing for deferred compensation, indemnification, adjustments of purchase price (including “earnouts”) or similar obligations, in each case entered into in connection with any Investments not prohibited by this Agreement;

(xv)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money;

(xvi)Indebtedness consisting of obligations to pay insurance premiums arising in the ordinary course of business and not in connection with the borrowing of money;

(xvii)Indebtedness representing deferred compensation to employees, consultants or independent contractors of, Parent Guarantor and its Subsidiaries incurred in the ordinary course of business or in connection with any Investments not prohibited by this Agreement;

(xviii)obligations, under cash management agreements, cash management services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(xix)Indebtedness comprising take or pay obligations contained in supply agreements entered into the ordinary course of business; and

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(xx)all customary premiums (if any), interest (including post-petition and capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in each of §8.1(i) through §8.1(xix) above.

§8.2   Restrictions on Liens, Etc. The Loan Parties, respectively and as applicable, will not (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, Negative Pledge, charge, restriction, or other security interest of any kind upon (i) any direct or indirect Equity Interests in (A) any Subsidiary Borrower held by Parent Borrower or IR OpCo, or (B) in Parent Borrower held by Parent Guarantor, or (ii) any Subsidiary Borrower’s material respective property or assets of any character whether now owned or hereafter acquired, or upon such Subsidiary Borrowers’ interest in the income or profits therefrom; (b) transfer (including by way of a Division) any of their material property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other material obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever as to the Unencumbered Assets over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Loan Parties, respectively as applicable, may create or incur or suffer to be created or incurred or to exist:

(i)Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) or claims for labor, material or supplies incurred in the ordinary course of business, in each case to the extent not yet due or not overdue by more than sixty (60) days or are being contested in good faith and by appropriate proceedings diligently conducted with adequate reserves being maintained by the Loan Parties in accordance with GAAP or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents;

(ii)deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)Liens incurred or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(iv)judgment liens and judgments that do not constitute an Event of Default;

(v)Liens consisting of pledges and/or security interests (x) in the Equity Interests of any Subsidiary of Parent Guarantor which is not a Borrower, IR OpCo or the holder of any direct or indirect interests in any Subsidiary Borrower or (y) in the assets or properties of any Person which is the direct or indirect holder of Equity Interests in any Subsidiary of Parent Guarantor which is not a Borrower or IR OpCo, in each case securing Indebtedness which is not prohibited by §8.1;

(vi)encumbrances on an Unencumbered Asset consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which a Borrower is a party, purchase money security interests and other liens or encumbrances, which do not individually or in the aggregate have a Material Adverse Effect;

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(vii)Liens to secure the obligations in respect of Derivatives Contracts permitted to be entered into pursuant to §8.1(i)(z) hereof, but in no event secured by a Lien on any Unencumbered Asset;

(viii)	[Reserved];

(ix)Liens securing or entered into in connection with any Indebtedness permitted under §8.1(vii), §8.1(viii), §8.1(ix), §8.1(xi), and §8.1(xii), and in each case any Refinancing thereof as Permitted Refinancing Indebtedness, in each case to the extent applicable (and subject to any applicable limitations set forth in §9), but in no event secured by any Lien on any Unencumbered Asset;

(x)Liens not securing Indebtedness in respect of property or assets imposed by law that were incurred in the ordinary course of business, including, but not limited to carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which do not individually or in the aggregate have a Material Adverse Effect;

(xi)Liens or deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements;

(xii)leases or subleases granted in the ordinary course of business to others, and, any interest or title of a lessor under any lease not in violation of this Agreement;

(xiii)Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

(xiv)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xv)Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or Section 4-208 of the Uniform Commercial Code) or any comparable or successor provision on items in the course of collection, and (b) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xvi)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(xvii)Liens solely on any cash earnest money deposits made by a Borrower in connection with any letter of intent or purchase agreement permitted under this Agreement;

(xviii)security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(xix)operating leases of vehicles or equipment which are entered into in the ordinary course of the business or otherwise permitted under this Agreement;

(xx)statutory Liens incurred or pledges or deposits made, in each case in the ordinary course of business, in favor of a Governmental Authority to secure the performance of obligations of the Borrowers under Environmental Laws to which any such Person is subject; and

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(xxi)(A) other than with respect to any Subsidiary Borrower: to the extent constituting Negative Pledges, Liens consisting of (1) contractual obligations that exist on the date hereof and any agreement evidencing any permitted renewal, extension or refinancing of such contractual obligations so long as such renewal, extension or refinancing does not expand the scope of such agreement or obligation, (2) contractual obligations relating to any Permitted Lien or any asset sale or other disposition not prohibited by this Agreement and relate solely to assets or Persons subject to such Permitted Lien, asset sale or disposition, (3) contractual obligations in respect of customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture entered into in the ordinary course of business, (4) contractual obligations that include Negative Pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under §8.1 above, but solely to the extent any Negative Pledge relates to the property financed by or the subject of such Indebtedness and the proceeds thereof, (5) contractual obligations that include customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (6) contractual obligations relating to secured Indebtedness permitted pursuant to §8.1 above, to the extent that such restrictions apply only to the property or assets securing such Indebtedness or in the case of Indebtedness incurred in connection with an Investment not prohibited by this Agreement, only to the Person incurring or guaranteeing such Indebtedness,

(7)contractual obligations that include customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrowers, (8) contractual obligations that include customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (9) contractual obligations that include customary restrictions that arise in connection with cash or other deposits permitted under this §8.2 and limited to such cash deposit; and (B) in respect of any Subsidiary Borrower, to the extent constituting Negative Pledges, Liens consisting of (1) contractual obligations that include Negative Pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under §8.1 above (to the extent permitted to be incurred by a Subsidiary Borrower), but solely to the extent any Negative Pledge relates to the property financed by or the subject of such Indebtedness and the proceeds thereof (but not with respect to any Distributions to be made, directly or indirectly, to a Loan Party), (2) contractual obligations that include customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (3) contractual obligations relating to secured Indebtedness permitted pursuant to §8.1 above (to the extent permitted to be incurred by a Subsidiary Borrower), to the extent that such restrictions apply only to the property or assets securing such Indebtedness (but not with respect to any Distributions to be made, directly or indirectly, to a Loan Party), (4) contractual obligations that include customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Subsidiary Borrower, (5) contractual obligations that include customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (6) contractual obligations that include customary restrictions that arise in connection with cash or other deposits permitted under this §8.2 and limited to such cash deposit.

§8.3[Reserved].

§8.4    Merger, Consolidation.  No Loan Party will dissolve, liquidate, dispose of all or substantially all of its assets or business, merge, reorganize, Divide, consolidate or consummate any other business combination, in each case without the prior written consent of the Required Lenders, except (i) for the merger or consolidation of one or more of the Subsidiaries of Parent Borrower (other than any Subsidiary that is a Subsidiary Borrower) with and into Parent Borrower (it being understood and agreed that in any such event Parent Borrower will be the surviving Person), (ii) for the merger or consolidation of two or more Subsidiaries of Parent Borrower, (iii) for the merger or consolidation of two or more Subsidiary Borrowers, (iv) in connection with the removal of all Unencumbered Assets owned by a Subsidiary Borrower in accordance with §5.3 or §5.4 or (v) the merger or consolidation of Parent Borrower or Parent Guarantor to the extent it does not result in a Change of Control.

§8.5[Reserved].

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§8.6 Compliance with Environmental Laws. None of the Subsidiary Borrowers will do any of the following: (a) use any of the Unencumbered Assets or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of such Borrower’s or its tenants’ business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Unencumbered Assets any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Unencumbered Assets except in material compliance with Environmental Laws, (d) conduct any activity at any Unencumbered Assets or use any Unencumbered Assets in any manner that would reasonably be likely to cause a Release of Hazardous Substances on, upon or into the Unencumbered Assets or any surrounding properties which would reasonably be likely to give rise to material liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all material Environmental Laws) in connection with any Unencumbered Assets, except, any such use, generation, conduct or other activity described in clauses (a) to (e) of this §8.6 would not reasonably be likely to have a Material Adverse Effect.

The Subsidiary Borrowers shall:

(i)in the event of any change in applicable Environmental Laws governing the assessment, release or removal of Hazardous Substances with respect to any Unencumbered Asset, take all reasonable action as required by such laws, and

(ii)if any Release or disposal of Hazardous Substances which Subsidiary Borrowers are legally obligated to contain, correct or otherwise remediate shall occur or shall have occurred on any Unencumbered Asset (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Unencumbered Asset by the Borrowers), the relevant Borrower shall, after obtaining knowledge thereof, cause the performance of actions required by applicable Environmental Laws at the Unencumbered Asset in material compliance with all applicable Environmental Laws; provided, that each of the Borrowers shall be deemed to be in compliance with Environmental Laws for the purpose of this clause

(ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage such event to the reasonable satisfaction of Agent or has taken and is diligently pursuing a challenge to any such alleged legal obligation through appropriate administrative or judicial proceedings. Agent may engage its own environmental consultant to review the environmental assessments and the compliance with the covenants contained herein.

§8.7[Reserved].

§8.8 Asset Sales. The Subsidiary Borrowers will not sell, transfer or otherwise dispose of (including by way of a Division) any material asset unless (a) immediately after giving effect to such transaction, the Loan Parties’ will be in compliance with the covenants contained in §9 and (b) in the case of the sale, transfer or other disposal of an Unencumbered Asset, such sale, transfer or disposal is made in compliance with §5.4.

§8.9[Reserved].

§8.10 Restriction on Prepayment of Indebtedness. No Subsidiary Borrower will (a) voluntarily  prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness that is junior in right of payment to the Obligations, except in accordance with the subordination provisions applicable thereto; provided, that the foregoing shall not prohibit (x) any Permitted Refinancing Indebtedness, (y) the prepayment, redemption, defeasance or other retirement of Indebtedness which is financed solely from the proceeds of a new loan or external equity which would otherwise be permitted by the terms of

§8.1; and (z) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness or external equity; and (b) modify any document evidencing any Indebtedness that is junior in right of payment

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to the Obligations to accelerate the maturity date of such Indebtedness after the occurrence and during the continuance of an Event of Default.

§8.11[Reserved].

§8.12  Derivatives Contracts.  No Subsidiary Borrower shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for Derivatives Contracts made in the ordinary course of business and not prohibited pursuant to §8.1 which are not secured by any Lien on any Unencumbered Asset or on the direct or indirect Equity Interests of any Subsidiary Borrower. All Derivatives Contracts (including, without limitation, any and all guarantees provided in connection therewith) shall at all times be in compliance, in all material respects, with the Commodity Exchange Act and all CFTC Regulations.

§8.13[Reserved].

§8.14[Reserved].

§9FINANCIAL COVENANTS.

The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans, the Loan Parties shall comply with the following covenants, with such compliance being tested quarterly, as of the close of each fiscal quarter.

§9.1 Maximum Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not exceed  sixty percent (60%); provided, however, that for up to two consecutive fiscal quarters following a Material Acquisition, the Consolidated Leverage Ratio may increase to, but may not exceed, sixty-five percent (65%).

§9.2 Minimum Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed  Charge Coverage Ratio shall not be less than 1.50 to 1.00, determined based on information for the most recent fiscal quarter annualized.

§9.3   Minimum Consolidated Tangible Net Worth.  The Consolidated Tangible Net Worth shall not be less than the sum of (x) $~~573,210,000.00~~730,728,000.00 plus (y) seventy-five percent (75%) of the aggregate proceeds received by Parent Guarantor or any Borrower (net of reasonable and customary related fees and expenses and net of any intercompany contributions among Parent Guarantor and its Subsidiaries) in connection with any offering of stock or other Equity Interests of such Person (but excluding any such offering to Parent Guarantor or any of its Subsidiaries), on a cumulative basis, from and after ~~March~~December 31, ~~2017~~2018.

§9.4 Maximum Distributions. Parent Guarantor shall not make any Distributions in excess of the greater of (a) the amount which, after giving effect to the making of any such Distribution, would exceed (x) one hundred ten percent (110%), for the period from and after ~~the Closing Date~~May 9, 2019 through and including May ~~1~~9, ~~2019~~2021, and (y) one hundred percent (100%), at any time after May ~~1~~9, ~~2019~~2021, of Funds from Operations of the Consolidated Group for the four (4) fiscal quarter period then most recently ended and (b) the amount of Distributions required for Parent Guarantor to comply with all applicable provisions of the Code necessary or required to allow Parent Guarantor to maintain its status as a real estate investment trust and to avoid imposition of income or excise taxes under the Code.

§9.5  Maximum Secured Leverage Ratio.  The Secured Leverage Ratio shall not exceed~~:  (x) forty- five percent (45%), from and after the Closing Date and through and including May 1, 2019; provided, however, that during the period referenced in this clause (x), for up to two consecutive fiscal quarters following a Material Acquisition, the Secured Leverage Ratio may increase to, but may not exceed, fifty percent (50%) and (y) after May 1, 2019,~~ forty percent (40%); provided, however, that ~~after May 1, 2019~~ for up to two consecutive fiscal quarters following a Material Acquisition, the Secured Leverage Ratio may increase to, but may not exceed, forty-five percent (45%).

NYDOCS03/~~1107437.1~~1107437.2

§9.6 ~~Maximum Secured Recourse Indebtedness. The aggregate amount of Secured Recourse Indebtedness of Parent Guarantor, Parent Borrower, and IR OpCo shall not exceed ten percent (10%) of Gross Asset Value; provided, however, that any Secured Recourse Indebtedness shall not exceed seventy-five percent (75%) of the Collateral Value of the collateral securing such Secured Recourse Indebtedness as of the applicable date of determination.~~[Reserved].

§9.7 Maximum Unhedged Variable Rate Indebtedness. The  aggregate  amount  of  Unhedged Variable Rate Indebtedness of the Consolidated Group shall not exceed thirty percent (30%) of Gross Asset Value.

§9.8Unencumbered Assets.

~~(a)~~There shall be at all times at least five (5) Unencumbered Assets and the Total Unencumbered Asset Value shall be at least One Hundred Million Dollars ($100,000,000.00).

~~(b)~~	~~The weighted (on a per unit basis) occupancy of the Unencumbered Assets as a whole, shall not be less than eighty five percent (85%).~~

§9.9 Maximum Unsecured Leverage Ratio. The Unsecured Leverage Ratio shall not exceed sixty percent (60%); provided, however, that for up to two consecutive fiscal quarters following a Material Acquisition, the Unsecured Leverage Ratio may increase to, but may not exceed, sixty-five percent (65%).

§9.10 Minimum Unencumbered Assets Debt Service Coverage Ratio. The Unencumbered Assets  Debt Service Coverage Ratio shall not be less than 1.30:1.00.

§10CLOSING CONDITIONS.

The obligation of Lenders to make Loans on the Closing Date shall be subject to the satisfaction (or waiver) of the following conditions precedent:

§10.1 Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered  by the respective parties thereto and shall be in full force and effect. Agent shall have received a fully executed counterpart of each such document.

§10.2 Certified Copies of Organizational Documents. Agent shall have received from each Loan  Party (and for such constituent entities as is necessary to confirm each Loan Party’s authority to enter into the Loan Documents) a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and in which the Unencumbered Assets are located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of such Loan Party, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

§10.3 Resolutions. All action on the part of each Borrower and each Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to Agent shall have been provided to Agent.

§10.4  Incumbency Certificate; Authorized Signers.   Agent shall have received from each Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. Agent shall have also received from each Borrower a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Borrowers and giving the name and specimen signature of each Authorized

NYDOCS03/~~1107437.1~~1107437.2

Officer who shall be authorized to make Loan Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrowers under the Loan Documents.

§10.5 Opinion of Counsel. Agent shall have received an opinion addressed to Lenders and Agent and dated as of the Closing Date from counsel to the Loan Parties in form and substance reasonably satisfactory to Agent.

§10.6 Payment of Fees. The Borrowers shall have paid to Agent and Arrangers the fees payable pursuant to §4.2.

§10.7 Opinion of Agent’s Special Counsel. Agent shall have received an opinion of Agent’s Special Counsel, in form and substance reasonably satisfactory to Agent.

§10.8 Performance; No Default. The Loan Parties shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default and Parent Borrower shall have delivered to Agent a certificate signed on behalf of Parent Borrower by an Authorized Officer confirming the same.

§10.9 Representations and Warranties.  The representations and warranties made by the Loan Parties in the Loan Documents or otherwise made by or on behalf of the Borrowers and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date and Parent Borrower shall have delivered to Agent a certificate signed on behalf of Parent Borrower by an Authorized Officer confirming the same.

§10.10 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to Agent and Agent’s counsel in form and substance, and Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as Agent and Agent’s counsel may reasonably require and are customarily required in connection with similar transactions.

§10.11 [Reserved].~~KYC, Etc.. Agent shall have received documentation and other information reasonably requested by any Lender at least ten Business Days prior to the Closing Date in connection with applicable “know your customer” and Anti-Corruption Laws, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, in each case in form and substance reasonably satisfactory to such Lender and delivered at least five Business Days prior to the Closing Date.~~

§10.12 Compliance Certificate. Agent shall have received a Compliance Certificate and Availability Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein. Further, such Compliance Certificate shall include within the calculation of Consolidated Asset NOI for any Unencumbered Assets which have been owned for less than a calendar quarter, and shall be based upon financial data and information with respect to Unencumbered Assets as of the end of the most recent calendar month as to which data and information is available. Notwithstanding the foregoing, the financial ratios and tests set forth in §9 (the “Specified Financial Covenants”), shall be calculated on a Pro Forma Basis in determining compliance of such Specified Financial Covenants as of the Closing Date; provided, however, (1) in making any determination on a Pro Forma Basis, the calculations shall be made in good faith by an Authorized Officer of Parent Borrower; (2) determination of compliance with the Specified Financial Covenants on a Pro Forma Basis, as and when expressly provided above, shall not relate to any other or further date or period of determination with respect to compliance with such Specified Financial Covenants; and (3) the foregoing shall not be deemed or construed to modify, amend, limit, waive, or suspect any of the Specified Financial Covenants, as further provided in §9 or otherwise provided herein.

NYDOCS03/~~1107437.1~~1107437.2

§10.13 [Reserved].

§10.14 Consents. Agent shall have received evidence reasonably satisfactory to Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.15 [Reserved].

§10.16 Other. Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as Agent or Agent’s Special Counsel may reasonably have requested.

§11CONDITIONS TO ALL BORROWINGS.

The obligations of Lenders to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction (or waiver) of the following conditions precedent:

§11.1 Prior Conditions Satisfied.  All conditions set forth in §10 shall continue to be satisfied as of  the date upon which any Loan is to be made, provided that this §11.1 shall not require any Borrower to comply with the conditions set forth in §10.2, §10.3, §10.4, and §10.5 with respect to any Real Estate which has previously been included in the Unencumbered Assets.

§11.2 Representations True; No Default. The representations and warranties made by the Borrowers and Guarantors, respectively, in the Loan Documents shall be true and correct in all material respects on the date the Loan is made, both immediately before and after the Loan is made (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and no Default or Event of Default shall have occurred and be continuing.

§11.3 Borrowing Documents. Agent shall have received a fully completed Loan Request for the Loan and the other documents and information (including, without limitation, a Compliance Certificate) as required by §2.7.

§11.4[Reserved].

§12EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1 Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)

the Borrowers shall fail to pay any interest on the Loans within five (5) Business Days of the date that the same shall become due and payable or any fees or other sums due hereunder (other than any voluntary prepayment) or under any of the other Loan Documents within five (5) Business Days after notice from Agent, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)[Reserved];

(d)any of the Borrowers shall fail to perform any other term, covenant or agreement contained in §9.1, §9.2, §9.3, §9.4, §9.5, §~~9.6, §~~9.7, §9.9 or §9.10 which they are required to perform;

NYDOCS03/~~1107437.1~~1107437.2

(e)any of the Loan Parties shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 (including, without limitation, §12.2 below) or in the other Loan Documents), and such failure shall continue for thirty (30) days after such Borrower receives from Agent written notice thereof, and in the case of a default that cannot be cured within such thirty (30)-day period despite such Borrower’s diligent efforts but is susceptible of being cured within ninety (90) days of such Borrower’s receipt of Agent’s original notice, then such Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from such Borrower’s receipt of Agent’s original notice; provided that the foregoing cure provisions shall not pertain to any default consisting of a failure to comply with §8.4, or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents and with respect to any defaults under §8.1, §8.2 or §8.8, the thirty (30) day cure period described above shall be reduced to a period of ten (10) Business Days and no additional cure period shall be provided with respect to such defaults;

(f)any material representation or warranty made by or on behalf of the Borrowers or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made;

(g)

Any Borrower or Guarantor (or Subsidiary thereof) defaults under (i) any Recourse Indebtedness in an aggregate amount equal to or greater than $5,000,000.00 with respect to all uncured defaults at any time, (ii) any Non-Recourse Indebtedness in an aggregate amount equal to or greater than $50,000,000.00 with respect to all uncured defaults at any time, (iii) the Existing Credit Agreement or (iv) the ~~Existing~~2017 Term Loan Agreement.

(h)

any of the Borrowers or Guarantors, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize any of the foregoing;

(i)a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or Guarantors or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(j)

a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrowers or Guarantors or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(k)	there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty

(60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against any Guarantor or Borrower (or Subsidiary thereof) that, either individually or in the aggregate, exceed $5,000,000.00;

(l)

any of the Loan Documents shall be canceled, terminated, revoked or rescinded by any Borrower or any Guarantor otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Required Lenders, or any action at law, suit in equity or other legal

NYDOCS03/~~1107437.1~~1107437.2

proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the material Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof, and in each case of the foregoing the Borrowers fail to enter into an amendment or modification to the existing Loan Documents or enter into new documentation, each in form and substance reasonably satisfactory to Agent and Required Lenders, which have the effect of rendering the cancellation, termination, revocation, rescission, illegality, invalidity or unenforceability immaterial;

(m)

any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Loan Parties shall occur or any sale, transfer or other disposition of the assets of any of the Loan Parties shall occur other, in each case, than as permitted under the terms of this Agreement or the other Loan Documents;

(n)

with respect to any Plan, an ERISA Reportable Event shall have occurred and such event reasonably would be likely to result in liability of any of the Borrowers to pay money to the PBGC or such Plan in an aggregate amount exceeding $5,000,000.00 and one of the following shall apply with respect to such event: (x) such event in the circumstances occurring reasonably would be likely to result in the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Plan;

(o)	the occurrence of any Change of Control; or

(p)	an Event of Default under any of the other Loan Documents shall occur (subject, in any case, to any applicable cure provision set forth in §12.1(e);

then, and upon any such Event of Default, Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in §12.1(h), §12.1(i) or §12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any Lender or Agent.

§12.2 Certain Cure Periods. In the event that there shall occur any Default or Event of Default that relates only to certain Unencumbered Asset(s) or the owner(s) thereof (if such owner is a Subsidiary Borrower), then the Borrowers may elect to cure such Default or Event of Default (so long as no other Default or Event of Default would arise as a result of such Default or Event of Default) by electing to remove such Unencumbered Asset(s) and the applicable Subsidiary Borrower(s) pursuant to §5.4 and remove such Unencumbered Asset(s) from the calculation of the covenants in §9 (and the Borrowers’ compliance with §3.2 as a result thereof), in which event such removal and reduction shall be completed within thirty (30) days after receipt of notice of such Default or Event of Default from Agent or the Required Lenders.

§12.3Termination of Commitments.

(a) If any one or more Events of Default specified in §12.1(h), §12.1(i) or §12.1(j) shall  occur, then immediately and without any action on the part of Agent or any Lender the Commitments shall terminate and Lenders shall be relieved of all obligations to make Loans to the Borrowers. If any other Event of Default shall have occurred, Agent may, and upon the election of the Required Lenders shall, by notice to the Borrowers terminate the obligation to make Loans to the Borrowers. No termination under this §12.3 shall relieve the Borrowers of their obligations to Lenders arising under this Agreement or the other Loan Documents.

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§12.4 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, Agent on behalf of Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of Lenders, Lenders acknowledge and agree that only Agent may exercise any remedies arising by reason of a Default or Event of Default. If any Borrower fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by the Borrowers upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) Business Days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrowers shall pay all costs of collection including, but not limited to, reasonable and documented attorneys’ fees.

§12.5 Distribution of Loan Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, such monies shall be distributed for application as follows:

(a)

First, to the payment of, or (as the case may be) the reimbursement of Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by Agent in accordance with the terms of the Loan Documents or in connection with the collection of such monies by Agent, for the exercise, protection or enforcement by Agent of all or any of the rights, remedies, powers and privileges of Agent or Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to Agent against any taxes or liens which by law shall have, or may have, priority over the rights of Agent or Lenders to such monies;

(b)

Second, to all other Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy, but excluding Hedge Obligations) in such order or preference as the Required Lenders shall determine; provided, that (i) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (ii) in the event that any Lender shall have wrongfully failed or refused to make an advance under §2.7 and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b); and (iii) Obligations owing to Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among Lenders, pro rata~~, and among Lender Hedge Providers pro rata~~; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations ~~and Hedge Obligations~~ not then due and payable;

(c)	Third, to all Hedge Obligations, on a pari passu basis among Lender Hedge Providers pro rata; and

(d)	Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are legally entitled thereto.

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§13SETOFF.

During the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender or any Affiliate thereof to the Borrowers and any securities or other property of the Borrowers in the possession of such Lender or any Affiliate may, without notice to any Borrower (any such notice being expressly waived by the Borrowers) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each Lender agrees with each other Lender that if such Lender shall receive from a Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all Lenders with respect to the Notes held by all Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§14AGENT.

§14.1 Authorization. Agent is authorized to take such action on behalf of each Lender and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to Agent and all other powers not specifically reserved to Lenders, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrowers and any other Person shall be entitled to conclusively rely on a statement from Agent that it has the authority to act for and bind Lenders pursuant to this Agreement and the other Loan Documents.

§14.2 Employees and Agents. Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Agent may utilize the services of such Persons as Agent may reasonably determine, and all reasonable and documented fees and expenses of any such Persons shall be paid by the Borrowers.

§14.3 No Liability.  Neither Agent nor any of its shareholders, directors, officers or employees nor  any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to Lenders for

(a)any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders or such greater number of Lenders as may be required hereunder. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent has received notice from

NYDOCS03/~~1107437.1~~1107437.2

a Lender or the Borrowers referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4 No Representations. Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to Lenders, with respect to the creditworthiness or financial condition of the Borrowers or any of their respective Subsidiaries, or the value of any assets of the Borrowers or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and Arrangers in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or Arrangers. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents.

§14.5Payments.

(a)

A payment by the Borrowers to Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. Agent agrees to distribute to each Lender not later than one Business Day after Agent’s receipt of good funds, determined in accordance with Agent’s customary practices, such Lender’s pro rata share of payments received by Agent for the account of Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that Agent fails to distribute such amounts within one Business Day as provided above, Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(b)

If in the reasonable opinion of Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

§14.6 Holders of Notes. Subject to the terms of §18, Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7 Indemnity. Lenders ratably agree hereby to indemnify and hold harmless Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which Agent has not been reimbursed by the Borrowers as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other

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Loan Documents or the transactions contemplated or evidenced hereby or thereby, or Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8 Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also Agent.

§14.9 Resignation. Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to Lenders and the Borrowers. The Required Lenders may remove Agent from its capacity as Agent in the event of Agent’s gross negligence or willful misconduct or, to the extent permitted by Legal Requirements, if the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof. Upon any such resignation, or removal, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent (i) any Lender or (ii) any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00; provided that in no event shall any such successor Agent be a Defaulting Lender. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Lender’s removal of Agent, then the retiring or removed Agent may, on behalf of Lenders, appoint a successor Agent, which shall be (ii) any Lender or (ii) any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent’s resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Upon any change in Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning or removed Agent.

§14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Agent may and, if

(a)so requested by the Required Lenders and (b) Lenders have provided to Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of Lenders. Each Lender shall, within thirty (30) days of request therefor, pay to Agent its Commitment Percentage of the reasonable costs incurred by Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to Agent by the Borrowers within such period. The Required Lenders may direct Agent in writing as to the method and the extent of any such exercise, Lenders hereby agreeing to indemnify and hold Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, except to the extent that any of the same shall be directly caused by Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, provided that Agent need not comply with any such direction to the extent that Agent reasonably believes Agent’s compliance with such direction to be unlawful in any applicable jurisdiction.

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§14.11 Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against any Loan Party with respect to the Obligations, Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from Lenders requesting that Agent file such proof of claim.

§14.12 [Reserved].

§14.13 Reliance by Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.14 Approvals. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of Lenders or the Required Lenders is required or permitted under this Agreement, each Lender agrees to give Agent, within ten (10) days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing.

§14.15 Borrowers Not Beneficiaries. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of Agent and Lenders, may not be enforced by the Borrowers, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrowers.

§14.16 Defaulting Lenders.

(a)

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirements:

(i)That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §27.

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(ii)Any payment of principal, interest, fees or other amounts received by Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to Agent by that Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; third, if so determined by Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists or non-defaulting Lenders have been paid in full all amounts then due, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and

(y)such Loans were made at a time when the conditions set forth in §11 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this §14.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	[Reserved].

(iv)	[Reserved].

(v)During any period that a Lender is a Defaulting Lender, the Borrowers may, by giving written notice thereof to Agent, such Defaulting Lender, and the other Lenders, demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of §18.1. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment via an assignment subject to and in accordance with the provisions of §18.1. No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient with any applicable amounts held pursuant to the immediately preceding subsection (ii), upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Parent Borrower and Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) such Defaulting Lender’s full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under any Legal Requirement without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(b)Defaulting Lender Cure. If the Borrowers and Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent

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applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by Lenders in accordance with their Commitment Percentages (without giving effect to §14.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

§14.17 Reliance on Hedge Provider. For purposes of applying payments received in accordance with

§12.5, Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

§14.18 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of Agent and each Titled Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90- 1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91- 38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Obligations of such Lender in respect of the Loans, the Commitments and this Agreement, or

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Obligations of such Lender in respect of the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Obligations of such Lender in respect of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the obligations of such Lender in respect of the Loans, the Commitments and this Agreement.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of Agent and each Titled Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of ~~the~~ Agent, the Titled Agents or their respective Affiliates, is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the

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Commitments and this Agreement (including in connection with the reservation or exercise of any rights by ~~the~~ Agent or any Titled Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

§15EXPENSES.

The Borrowers agree to pay (a) the reasonable and documented costs incurred by Agent of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable and documented fees, expenses and disbursements of one outside counsel to Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (c) all other reasonable and documented out of pocket fees, expenses and disbursements (other than Taxes unless such payment is otherwise required pursuant to the terms of this Agreement) of Agent incurred by Agent and Arrangers in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Unencumbered Assets (in connection with each Loan and/or otherwise), the review of leases, the making of each Loan hereunder, the third party out- of-pocket costs and expenses incurred in connection with the syndication of the Commitments pursuant to §18 hereof, and (d) without duplication, all reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by Agent) incurred by Lenders or Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Agent’s or any Lender’s relationship with the Borrowers (provided that any attorneys’ fees and costs pursuant to this clause (d) shall be limited to those incurred by Agent and one other counsel with respect to Lenders as a group), (e) all reasonable and documented fees, expenses and disbursements of Agent incurred in connection with UCC searches, (f) all reasonable and documented out-of- pocket fees, expenses and disbursements (including reasonable and documented attorneys’ fees and costs of one counsel) which may be incurred by Agent in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (g) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans. The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of Lenders hereunder.

§16INDEMNIFICATION.

The Borrowers, jointly and severally, agree to indemnify and hold harmless Agent, Lenders and Arrangers and each director, officer, employee, agent, advisor and Affiliate thereof and Person who controls Agent or any Lender or any Arranger (each, an “Indemnified Person”) against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to any claim, action, suit or litigation arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Loans by parties claiming by or through Borrower, (b) any condition of the Unencumbered Assets or any other Real Estate, (c) any actual or proposed use by the Borrowers of the proceeds of any of the Loans,

(d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers, (e) the Borrowers entering into or performing this Agreement or any of the other Loan Documents,

(f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Unencumbered Assets or any other Real Estate, (g) with respect to the Borrowers and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) to the extent used by any Borrower, any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case

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including, without limitation, the reasonable and documented fees and disbursements of one counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not be obligated under this §16 or otherwise to indemnify any Person for liabilities to the extent (a) found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from such Indemnified Person’s or any of its Related Persons’ actual bad faith material breach of the Loan Documents, gross negligence or willful misconduct or (b) being the result from any action, suit, proceeding or investigation solely among Indemnified Persons and not arising out of or in connection with any act or omission of the Loan Parties or any of their respective Subsidiaries (other than a dispute involving a claim against Agent or any Arranger solely in such capacity). For purposes hereof, a “Related Person” of any Indemnified Person means its Affiliates, directors, officers, employees and agents, in each case that are controlled by such Indemnified Person. In litigation, or the preparation therefor, Lenders and Agent shall be entitled to select a single law firm as their own counsel, taken as a whole, and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable and documented fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this §16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of Lenders hereunder. This §16 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

§17SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Loan Parties or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by Lenders and Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. The indemnification obligations of the Loan Parties provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of Lenders hereunder and thereunder to the extent provided herein. All statements contained in any certificate delivered to any Lender or Agent at any time by or on behalf of the Loan Parties or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18ASSIGNMENT AND PARTICIPATION.

§18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignee all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment, and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment; (c) the parties to such assignment shall execute and deliver to Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit F hereto (each, an “Assignment and Acceptance Agreement”), together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any Borrower or Guarantor,

(e) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of

$1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by Agent, and so long as no Event of Default exists hereunder, Parent Borrower and (f) in no event shall any assignment be to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents

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executed by Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrowers and Guarantors.

§18.2 Register. Agent shall maintain on behalf of the Borrowers a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of Lenders and the Commitment Percentages of and principal amount of and interest on the Loans owing to Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to Agent a registration fee in the sum of $3,500.00.

§18.3 New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrowers, at their own expense, shall execute and deliver to Agent, in exchange for each surrendered Note, a new Note (if requested by the subject Lender) to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrowers.

§18.4 Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to Lenders under §4.8, §4.9 and §4.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications,

(d) such participant shall have no direct rights against the Borrowers, (e) such participant shall be entitled to the benefits of §4.4(b) (subject to the requirements of §4.4(c); it being understood that the documentation required under §4.4(c) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §18.1, provided that such participant (i) agrees to be subject to the provisions of §4.15 as if it were an assignee under §18.1; and (ii) shall not be entitled to receive any greater payment under §4.4(b) than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, (f) such sale is effected in accordance with all applicable laws, and (g) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any of the Borrowers; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Borrower (except as otherwise permitted under §5.5). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated

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interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, except as set forth below, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person, except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or except, upon request of Borrower, Lender shall provide to Borrower the identity of such participant and the amount of its participation. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

§18.5 Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or any other central banking authority or to such other Person as Agent may approve to secure obligations of such lenders. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6 No Assignment by Loan Parties. The Loan Parties shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

§18.7 Disclosure. The Borrowers agree to promptly and reasonably cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrowers agree that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from the Borrowers that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7),

(c)disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, (e) disclosures required or requested by any other governmental authority or representative thereof or pursuant to legal process, or (f) disclosure of the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Agent and Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such government authority) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7). Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other

NYDOCS03/~~1107437.1~~1107437.2

obligations of secrecy to the Borrowers, or is disclosed with the prior approval of the Borrowers. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8 Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, that each Title Agent may have as a Lender.

§18.9 Amendments to Loan Documents. Upon any such assignment or participation, the Borrowers shall, upon the request of Agent, enter into such documents as may be reasonably required by Agent to modify the Loan Documents to reflect such assignment or participation.

§19NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the parties at the address set forth on Schedule 19.

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days’ prior Notice thereof, the Borrowers, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§20RELATIONSHIP.

Neither Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Loan Parties or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Loan Parties is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. THE BORROWERS, AGENT AND LENDERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE AND COUNTY OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE BORROWERS, AGENT AND LENDERS FURTHER ACCEPT, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND (ii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT

NYDOCS03/~~1107437.1~~1107437.2

FORUM. NOTWITHSTANDING THE FOREGOING, IN ADDITION TO THE COURTS OF THE STATE AND COUNTY OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY ASSETS OF THE BORROWERS EXIST AND THE BORROWERS CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE BORROWERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE FOREGOING CHOICE OF NEW YORK LAW WAS A MATERIAL INDUCEMENT TO AGENT AND LENDERS IN ENTERING INTO THIS AGREEMENT AND IN MAKING THE LOANS HEREUNDER.

§22HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24ENTIRE AGREEMENT, ETC.

This Agreement and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE LOAN PARTIES, AGENT AND LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS AND AGREES THAT SUCH PARTY WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT EACH PARTY AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

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§26DEALINGS WITH THE LOAN PARTIES.

Agent, Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Loan Parties and their respective Subsidiaries or any of their Affiliates regardless of the capacity of Agent or any Lender hereunder. Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Agent shall be under no obligation to provide such information to them.

§27CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement (including, without limitation, §2.13), any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders and, with respect to any amendment of any term of this Agreement or of any other instrument related hereto or mentioned herein, the Borrowers or the Guarantors, as the case may be. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender adversely affected thereby: (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of default interest); (b) any increase or reduction in the amount of the Commitment of a Lender (except as provided in §2.11 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan or any fees payable under the Loan Documents; (f) an extension of the Maturity Date; (g) a change in the manner of distribution of any payments to Lenders or Agent; (h) the release of any Borrower or any Guarantor or any reduction of any Guarantor’s liability under the Guaranty except as otherwise provided in §5.5; (i) an amendment of the definition of Required Lenders or of any requirement for consent by all Lenders; (j) [reserved]; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all Lenders or the Required Lenders, or to require a lesser number of Lenders to approve such action. Notwithstanding the foregoing, ~~(A)~~ the provisions of §14 may not be amended without the written consent of Agent and no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above to take such action, amend, waive or consent to any departure from, the definitions of ICE LIBOR, LIBOR Screen Rate, Successor Rate Conforming Changes or the provisions of §4.6(b) (except in accordance with §4.6(b)). No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each ~~affected~~Affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each ~~affected~~Affected Lender that by its terms affects any Defaulting Lender more adversely than other ~~affected~~Affected Lenders shall require the consent of such Defaulting Lender.

In the event that any Lender (a “Non-Consenting Lender”) shall fail to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders and that has been consented to by Agent and the Required Lenders, then the Borrowers shall have the right, upon written demand to such Non-Consenting Lender and Agent given within 30 days after a Lender fails to consent, refuses to consent or is deemed to have refused to consent to such request (a “Consent Request Date”), to cause such Non-Consenting Lender to assign its rights and obligations under this Agreement (including, without limitation,

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its Commitment or Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to an existing Lender or a new Lender, provided that (i) as of such Consent Request Date and as of the date of the Borrowers’ written demand to replace such Non-Consenting Lender, no Default or Event of Default shall have occurred and be continuing other than a Default or Event of Default that resulted solely from the subject matter of the waiver or amendment for which such consent was being solicited from the Lenders by Agent and (ii) the replacement of any Non-Consenting Lender shall be consummated in accordance with and subject to the provisions of §4.15. The existing or new Lender that is purchasing the interests of the Non-Consenting Lender shall purchase such interests and shall assume the rights and obligations of the Non-Consenting Lender under this Agreement upon execution by such existing or new Lender of an Assignment and Acceptance Agreement delivered pursuant to

§18.

§28SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrowers under this Agreement and the other Loan Documents.

§30NO UNWRITTEN AGREEMENTS.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31REPLACEMENT NOTES.

Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrowers or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrowers will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32NO THIRD PARTIES BENEFITED.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrowers, Lenders, Agent, Lender Hedge Providers, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of Agent and Lenders under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of Agent and Lenders, and their permitted successors and assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Agent and Lenders will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a

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beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent and Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, Agent and Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrowers or any of their Subsidiaries of any development or the absence therefrom of defects.

§33PATRIOT ACT.

Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes names and addresses and other information that will allow such Lender or Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.

§34RESERVED.

§35JOINT AND SEVERAL LIABILITY.

Each of the Borrowers covenants and agrees that each and every covenant and obligation of any Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

§36ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF THE BORROWERS.

§36.1 Attorney-in-Fact. For the purpose of implementing the joint borrower provisions of the Loan Documents, the Borrowers hereby irrevocably appoint Parent Borrower as their agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

§36.2 Accommodation. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Accordingly, Agent and Lenders are entitled to rely, and shall be exonerated from any liability for relying upon, any Loan Request or any other request or communication made by a purported officer of any Borrower without the need for any consent or other authorization of any other Borrower and upon any information or certificate provided on behalf of any Borrower by a purported officer of such Borrower, and any such request or other action shall be fully binding on each Borrower as if made by it.

§36.3 Waiver of Automatic or Supplemental Stay. Each of the Borrowers agrees with Lenders and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any other of the Loan Parties at any time following the execution and delivery of this Agreement, none of the other Loan Parties shall seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of Lenders or Agent to enforce any rights it has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights Lenders or Agent have, whether now or hereafter acquired, against such other Loan Parties or against any property owned by such other Loan Parties.

§36.4 Waiver of Defenses. To the extent permitted by applicable law, each of the Borrowers hereby waives and agrees not to assert or take advantage of any defense based upon:

(a)

Any right to require Agent or Lenders to proceed against the other Borrowers or any other Person or to proceed against or exhaust any security held by Agent or Lenders at any time or to pursue any other remedy in Agent’s or any Lender’s power or under any other agreement before proceeding against a Borrower hereunder or under any other Loan Document;

(b)	The defense of the statute of limitations in any action hereunder or the payment or performance of any of the Obligations;

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(c)

Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Agent or any Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(d)	Any failure on the part of Agent or any Lender to ascertain the liability of any party liable under the Loan Documents or the obligations evidenced or secured thereby;

(e)

Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind (except for such notices as are specifically required to be provided to the Borrowers pursuant to the Loan Documents), or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Borrower, Agent, any Lender, any endorser or creditor of the Borrowers or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Agent or any Lender;

(f)

Any defense based upon an election of remedies by Agent or any Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of a Borrower or the rights of a Borrower to proceed against the other Borrowers for reimbursement, or both;

(g)	Any right or claim of right to cause a marshaling of the assets of the Borrowers;

(h)	Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(i)

Any duty on the part of Agent or any Lender to disclose to the Borrowers any facts Agent or any Lender may now or hereafter know about Loan Parties, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which each Borrower intends to assume or has reason to believe that such facts are unknown to the Borrowers or has a reasonable opportunity to communicate such facts to the Borrowers, it being understood and agreed that each Borrower is fully responsible for being and keeping informed of the financial condition of the other Loan Parties and of any and all circumstances bearing on the risk that liability may be incurred by the Borrowers hereunder and under the other Loan Documents;

(j)	Any inaccuracy of any representation made by or on behalf of any Loan Party contained in any Loan Document;

(k)	Subject to compliance with the provisions of this Agreement, any sale or assignment of the Loan Documents, or any interest therein;

(l)	[Reserved];

(m)	Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(n)

Any deficiency in the ability of Agent or any Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation guaranteed under the Loan Documents;

(o)An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the other Borrowers) or any other stay provided under

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any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Agent or any Lender to enforce any of its rights, whether now or hereafter required, which Agent or any Lender may have against a Loan Party;

(p)Any modifications of the Loan Documents or any obligation of the Loan Parties relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(q)Any release of a Loan Party or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Agent’s or Lenders’ voluntary act or otherwise;

(r)Any action, occurrence, event or matter consented to by the Loan Parties under any provision hereof, or otherwise;

(s)	The dissolution or termination of existence of any Loan Party;

(t)

Subject to compliance with the provisions of this Agreement, any renewal, extension, modification, amendment or another changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(u)	Any defense of the Loan Parties, other than that of prior performance, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations; or

(v)

To the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which the Loan Parties might otherwise be entitled, it being the intention that the obligations of Loan Parties hereunder and under the other Loan Documents are absolute, unconditional and irrevocable.

§36.5 Waiver. Each of the Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Lenders or Agent of any of their respective remedies under the Loan Documents. Each of the Borrowers further agrees that Lenders and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of the Borrowers further agrees that upon the occurrence of an Event of Default, Lenders and Agent may exercise any of such rights and remedies without notice to either of the Loan Parties except as required by law or the Loan Documents and agrees that neither Lenders nor Agent shall be required to proceed against the other of the Loan Parties or any other Person or to proceed against or to exhaust any other security held by Lenders or Agent at any time or to pursue any other remedy in Lenders’ or Agent’s power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

§36.6 Subordination. So long as the Loans are outstanding, each of the Borrowers hereby expressly defers and agrees (a) not to assert any right of contribution from or indemnity against the other, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and (b) not to proceed against the other for reimbursement of any such payments. In connection with the foregoing, each of the Borrowers expressly defers and agrees not to assert or take advantage of (i) any rights of subrogation to Lenders or Agent against the other Borrowers, (ii) any rights to enforce any remedy which Lenders or Agent may have against the other Borrowers and any rights to participate in any assets of the other Borrowers. In addition to and without in any way limiting the foregoing, each of the Borrowers hereby subordinates any and all indebtedness it may now or hereafter owe to such other Borrowers to all indebtedness of the Borrowers to Lenders and Agent, and agrees with Lenders and Agent that none of the

NYDOCS03/~~1107437.1~~1107437.2

Borrowers shall claim any offset or other reduction of such Borrower’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any assets of the other Borrowers so long as the Loans are outstanding.

§37ACKNOWLEDGMENT OF BENEFITS; EFFECT OF AVOIDANCE PROVISIONS.

(a)

Without limiting any other provision of §36, each Subsidiary Borrower acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by Lenders to the Borrowers pursuant to this Agreement; that the benefits received by such Subsidiary Borrower are reasonably equivalent consideration for such Subsidiary Borrower’s execution of this Agreement and the other Loan Documents to which it is a party; and that such benefits include, without limitation, the access to capital afforded to the Borrowers pursuant to this Agreement from which the activities of such Subsidiary Borrower will be supported, the refinancing of certain existing indebtedness of such Subsidiary Borrower secured by certain of such Subsidiary Borrower’s assets from the proceeds of the Loans, and the ability to refinance that indebtedness at a lower interest rate and otherwise on more favorable terms than would be available to it if it were being financed on a stand-alone basis. Each Subsidiary Borrower is executing this Agreement and the other Loan Documents in consideration of those benefits received by it and each Subsidiary Borrower desires to enter into an allocation and contribution agreement with each other Subsidiary Borrower as set forth in this §37 and agrees to subordinate and subrogate any rights or claims it may have against other Subsidiary Borrowers as and to the extent set forth in §36.

(b)In the event any one or more Subsidiary Borrowers (any such Subsidiary Borrower, a “Funding Borrower”) is deemed to have paid an amount in excess of the principal amount attributable to it (such principal amount, the “Allocable Principal Balance”) (any deemed payment in excess of the applicable Allocable Principal Balance, a “Contribution”) as a result of such Funding Borrower’s payment of and/or performance on the Obligations, then after payment in full of the Loans and the satisfaction of all of Subsidiary Borrowers’ other obligations under the Loan Documents, such Funding Borrower shall be entitled to contribution from each benefited Subsidiary Borrower for the amount of the Contribution so benefited (any such contribution, a “Reimbursement Contribution”), up to such benefited Subsidiary Borrower’s then current Allocable Principal Balance. Any Reimbursement Contributions required to be made hereunder shall, subject to §36, be made within ten (10) days after demand therefor.

(c)If a Subsidiary Borrower (a “Defaulting Borrower”) shall have failed to make a Reimbursement Contribution as hereinabove provided, after the later to occur of (a) payment of the Loan in full and the satisfaction of all of Subsidiary Borrowers’ other obligations to Lenders or (b) the date which is 366 days after the payment in full of the Loans, the Funding Borrower to whom such Reimbursement Contribution is owed shall be subrogated to the rights of Lenders against such Defaulting Borrower; provided, however, if Agent returns any payments in connection with a bankruptcy of a Subsidiary Borrower, all other Subsidiary Borrowers shall jointly and severally pay to Agent and Lenders all such amounts returned, together with interest at the Default Rate accruing from and after the date on which such amounts were returned.

(d)In the event that at any time there exists more than one Funding Borrower with respect to any Contribution, then Reimbursement Contributions from Defaulting Borrowers pursuant hereto shall be equitably allocated among such Funding Borrowers. In the event that at any time any Subsidiary Borrower pays an amount hereunder in excess of the amount calculated pursuant to this paragraph, that Subsidiary Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this §37.

(e)It is the intent of each Subsidiary Borrower, Agent and Lenders that in any proceeding under the Bankruptcy Code or any similar debtor relief laws, such Subsidiary Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Subsidiary Borrower hereunder (or any other obligations of such Subsidiary Borrower to Agent and Lenders under the Loan Documents) to be avoidable or unenforceable against such Subsidiary Borrower in such proceeding as a result of applicable laws, including, without limitation, (i) Section 548 of the Bankruptcy Code

NYDOCS03/~~1107437.1~~1107437.2

and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Legal Requirements under which the possible avoidance or unenforceability of the obligations of such Subsidiary Borrower hereunder (or any other obligations of such Subsidiary Borrower to Agent and Lenders under the Loan Documents) shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Subsidiary Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Subsidiary Borrower shall be liable hereunder shall be reduced to the greater of (A) the amount which, as of the time any of the Obligations are deemed to have been incurred by such Subsidiary Borrower under the Avoidance Provisions, would not cause the obligations of such Subsidiary Borrower hereunder (or any other obligations of such Subsidiary Borrower to Agent and Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions or (B) the amount which, as of the time demand is made hereunder upon such Subsidiary Borrower for payment on account of the Obligations, would not cause the obligations of such Subsidiary Borrower hereunder (or any other obligations of such Subsidiary Borrower to Agent and Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions. The provisions of this §37(e) are intended solely to preserve the rights of Agent and Lenders hereunder to the maximum extent that would not cause the obligations of any Subsidiary Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Subsidiary Borrower or any other Person shall have any right or claim under this Section as against Agent and Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

§38RECOURSE PROVISIONS.

(a)	Borrowers Fully Liable. The Borrowers shall be fully liable for the Loan and the Obligations of the Borrowers to each of the Lenders.

(b)Additional Matters. To the extent permitted under applicable law, nothing contained in these provisions or elsewhere shall limit the right of Agent or any Lender to obtain injunctive relief or to pursue equitable remedies under any of the Loan Documents, or to pursue common law remedies for matters constituting fraud, or misappropriation of rents, or insurance or condemnation proceeds, against any party.

§39ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

NYDOCS03/~~1107437.1~~1107437.2

§40ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this §40, the following terms have the following meanings:

(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)“Covered Entity” means any of the following:

(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

NYDOCS03/~~1107437.1~~1107437.2

[Remainder of page intentionally left blank.]

NYDOCS03/~~1107437.1~~1107437.2

~~IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.~~

~~THE BORROWERS:~~

~~INDEPENDENCE REALTY OPERATING PARTNERSHIP,~~

~~LP, a Delaware limited partnership~~

~~By:Independence Realty Trust, Inc.,~~

~~a Maryland Corporation, its general partner~~

~~By:~~

~~Name: Title:~~

~~[SIGNATURES CONTINUE ON FOLLOWING PAGE]~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~BAYVIEW CLUB APARTMENTS INDIANA, LLC,~~

~~a Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~BRIDGEVIEW APARTMENTS, LLC, a Florida~~

~~limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~BSF-ARBORS RIVER OAKS, LLC, a Florida limited liability company~~

~~By:TS Manager, LLC, its manager~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~BSF LAKESHORE, LLC, a Florida limited liability company~~

~~By:TS Manager, LLC, its manager~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~BSF TRAILS, LLC, a Florida limited liability company By:TS Manager, LLC, its manager~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~CHELSEA SQUARE APARTMENTS HOLDING~~

~~COMPANY, LLC, an Ohio limited liability company By:Independence Realty Operating Partnership, LP,~~

~~its sole member~~

~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~CHERRY GROVE SOUTH CAROLINA, LLC, a~~

~~Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~FOX PARTNERS, LLC, a Texas limited liability company~~

~~By:TS Manager, LLC, its manager~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~HAVERFORD PLACE APARTMENTS OWNER,~~

~~LLC, a Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~HPI COLLIER PARK LLC, a Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~HPI KENSINGTON COMMONS LLC, a Delaware~~

~~limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~HPI SCHIRM FARMS LLC, a Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~HPI RIVERCHASE LLC, a Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~LAKES OF NORTHDALE APARTMENTS, LLC, a~~

~~Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~MERCE PARTNERS, LLC, a Texas limited liability company~~

~~By:TS Manager, LLC, its manager~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~IRT LIVE OAK TRACE LOUISIANNA, a Delaware~~

~~limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~Title:~~

~~IRT OKC PORTFOLIO OWNER, LLC, a Delaware~~

~~limited liability company~~

~~By:~~	~~IRT OKC Portfolio Member, LLC, its sole member and manager~~
~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~POINTE AT CANYON RIDGE, LLC, a Georgia~~

~~limited liability company~~

~~By:JLC/BUSF Associates, LLC, its sole member By:TS Manager, LLC, its manager~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~SOUTH TERRACE APARTMENTS NORTH CAROLINA, LLC,~~

~~a Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~SPG AVALON APTS LLC, an Ohio limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~TIDES AT CALABASH NORTH CAROLINA, a~~

~~Delaware limited liability company~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~Title:~~

~~TS GOOSE CREEK, LLC, a Delaware limited liability company~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~TS MILLER CREEK, LLC, a Delaware limited liability company~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~TS VINTAGE, LLC, a Delaware limited liability company~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~TS WESTMONT, LLC, a Delaware limited liability company~~

~~By:IR TS Op Co, LLC, its sole member~~

~~By:~~	~~Independence Realty Operating Partnership, LP, its sole member~~
~~By:~~	~~Independence Realty Trust, Inc., its general partner~~

~~By: Name:~~

~~Title:~~

~~AGENT AND LENDER:~~

~~KEYBANK NATIONAL ASSOCIATION, as a Lender and as Agent~~

By: ~~Name: Title:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~KeyBank National Association 127 Public Square~~

~~Cleveland, OH 44114 Attention: Michael P. Szuba Telephone: (216) 689-5984~~

~~[SIGNATURES CONTINUE ON FOLLOWING PAGE]~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~LENDER:~~

~~CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender~~

By: ~~Name: Title:~~

~~Capital One, National Association~~

~~Attention: Telephone: Facsimile:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~CITIZENS BANK, N.A., as a Lender~~

By: ~~Name: Title:~~

~~Citizens Bank, N.A.~~

~~Attention: Telephone: Facsimile:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~THE HUNTINGTON NATIONAL BANK, as a Lender~~

By: ~~Name: Title:~~

~~The Huntington National Bank~~

~~Attention: Telephone: Facsimile:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~PNC BANK, NATIONAL ASSOCIATION, as a Lender~~

By: ~~Name: Title:~~

~~PNC Bank, National Association~~

~~Attention: Telephone: Facsimile:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

~~REGIONS BANK, as a Lender~~

By: ~~Name: Title:~~

~~Regions Bank~~

~~Attention: Telephone: Facsimile:~~

~~NYDOCS03/1107437.1~~

~~[Signature Page to Term Loan Agreement]~~

Summary report: Litera® Change-Pro for Word 10.7.0.7 Document comparison done on 5/31/2019 3:46:15 PM
Style name: Shearman & Sterling
Intelligent Table Comparison: Active
Original DMS: dm://NYDOCS03/1107437/1
Modified DMS: dm://NYDOCS03/1107437/2
Changes:
Add	206
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~~Move From~~	5
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Table Insert	0
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Embedded Graphics (Visio, ChemDraw, Images etc.)	0
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Annex B

[See attached.]

NYDOCS03/1108085Annex BIRT – 2018 Term Loan First Amendment

ANNEX B TO FIRST AMENDMENT CONFORMED COPY REFLECTING

FIRST AMENDMENT dated as of June 18, 2019

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Key Bank, National Association as Administrative Agent

225 Franklin Street

Boston, MA 02110

Attn: Mr. Christopher Neil

Re: Independence Realty Operating Partnership, LP

Compliance Certificate for period ofthrough

Dear Ladies and Gentlemen:

This Compliance Certificate is made with reference to that certain Term Loan Agreement dated as of ~~[ ]~~October 30, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Independence Realty Operating Partnership, LP and certain of its Subsidiaries (collectively, the “Borrower”), the financial institutions party thereto, as lenders, and KeyBank, National Association, as Administrative Agent. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Loan Agreement. All Section references herein shall refer to the Loan Agreement.

This Certificate is delivered [on the Closing Date.]

[in connection with [a Commitment Increase pursuant to §2.11(d)(iv) of the Loan Agreement][the delivery of financial statements pursuant to §7.4(c) of the Loan Agreement][the addition of an Unencumbered Asset pursuant to §5.2 of the Loan Agreement][the removal of an Unencumbered Asset pursuant to §[5.3][5.4] of the Loan Agreement].

I hereby certify that I am theof Independence Realty Trust, Inc., the general partner of Independence Realty Operating Partnership, LP, and that I make this Certificate on behalf of each Borrower. I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:

I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period (the “Reporting

Ex. E-1

NYDOCS03/~~1108092.1~~1108092.2

Period”) covered by the financial reports [delivered simultaneous herewith][most recently delivered] pursuant to Section 7.4, and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default.

Attached hereto as Schedule A-1 is a list of the Unencumbered Assets, and attached hereto as Schedule A-2 is a list of the Unencumbered Assets that were identified as such in the last Compliance Certificate and that do not meet the Unencumbered Asset Conditions as of the last day of the Reporting Period.

As of the last day of the Reporting Period [and on a Pro Forma Basis immediately after giving effect to the [Commitment Increase][the addition of the Unencumbered Asset][the removal of the Unencumbered Asset]]:

1.	Maximum Consolidated Leverage Ratio (Loan Agreement §9.1):

Covenant: Shall not exceed sixty percent (60%); provided, however, that for up to two consecutive fiscal quarters of Parent Guarantor following a Material Acquisition, the Consolidated Leverage Ratio may increase to, but shall not exceed, sixty-five percent (65%).

(a)	Total Indebtedness*$
(b)	Gross Asset Value*
(i)	Total Consolidated Operating Property Value; plus
(ii)	Cost basis of Construction in Process; plus
(iii)	Cost basis of Unimproved Land; plus
(iv)	Debt Investments (based on current book value); plus
(v)	Unrestricted Cash and Cash Equivalents

minus

(vi)	the amount by which Gross Asset Value attributable to
(A)	Unimproved Land, (B) Construction in Process,

(C) Joint Ventures and (D) Other Real Estate Investments exceeds in the aggregate 20% of Gross Asset Value$

Consolidated Leverage Ratio [(a) divided by (b)] %

Complies with Covenant: Y/N]

2.	Minimum Consolidated Fixed Charge Coverage Ratio Calculation (Loan Agreement §9.2):

Covenant:Shall not be less than 1.50 to 1.00.1

(a)	(i) Consolidated EBITDA$

1 Determined based on most recent fiscal quarter annualized.

Ex. E-2

NYDOCS03/~~1108092.1~~1108092.2

(ii)	Capital expenditure reserves
(A)	Total number of units
(B)	Capital expenditure reserve per unit$
(C)	Total Capital expenditure reserve (A x B)$

Adjusted EBITDA for immediately preceding calendar

quarter [(i) minus (ii)(C)]*$

(b)	Fixed Charges*
(i)	Interest Expense;
(ii)	All principal due and payable and paid on Indebtedness

(excluding (x) balloon payments of principal due at stated maturity and (y) payments of principal under Loan); and

(iii)	aggregate of all dividends payable on preferred Equity Interests $

Consolidated Fixed Charge Ratio [(a) divided by (b)]:

Complies with Covenant: [Y/N]

3.	Minimum Consolidated Tangible Net Worth Calculation (Loan Agreement §9.3):

Covenant: The Consolidated Tangible Net Worth shall not be less than Adjusted Actual Consolidated Tangible Net Worth (as defined below) plus seventy-five percent (75%) of aggregate proceeds received by the Parent Guarantor or any Borrower (net of reasonable and customary related fees and expenses and net of intercompany contributions among the Parent Guarantor and its Subsidiaries) in connection with any offering of stock or other Equity Interests of such Person (but excluding any such offering to Parent Guarantor or any of its Subsidiaries), on a cumulative basis, from and after ~~[~~

December 31, 2018] (the “TNW Date”).

(a)

$~~573,210,000~~730,728,000

(b)

(i) Aggregate proceeds received by the Parent Guarantor or any Borrower (net of reasonable and customary related fees and expenses) in connection with any offering of stock or other Equity Interests of such Person (but excluding any such offering to Parent Guarantor or any of its Subsidiaries), on a cumulative basis, from and after the TNW Date.

$

(ii)	Multiplied by 0.75$

(iii)	Required Tangible Net Worth ((a)(iii) plus (b)(ii))$

(c)	(i)Gross Asset Value as of last day of immediately preceding calendar quarter$

(ii)Total Indebtedness as of last day of immediately preceding

Ex. E-3

NYDOCS03/~~1108092.1~~1108092.2

calendar quarter$

Consolidated Tangible Net Worth as of last day of immediately preceding calendar quarter* [(i) minus (ii)]:$

I.	Actual Consolidated Tangible Net Worth [(c)] measured for immediately preceding calendar quarter$

II.	Amount (if any) by which Item (b)(iii) exceeds Item I$

Complies with Covenant: [Y/N]

4.	Maximum Distributions (Loan Agreement §9.4):

Covenant:     Parent Guarantor shall not make any Distributions in excess of the greater of (a)   the amount which, after giving effect to the making of any such Distribution, would exceed (x) one hundred ten percent (110%), for the period from and after the ~~Closing Date~~May 9, 2019 through and including May ~~1~~9, ~~2019~~2021, and (y) one hundred percent (100%), at any time after May ~~1~~9, ~~2019~~2021, of Funds from Operations of the Consolidated Group for the four (4) fiscal quarter period then most recently ended and (b) the amount of Distributions required for Parent Guarantor to comply with all applicable provisions of the Code necessary or required to allow Guarantor to maintain its status as a real estate investment trust and to avoid imposition of income and excise taxes under the Code.

(a)	Funds from Operations of the Consolidated Group for the four (4) fiscal quarter period most recently ended *	$
(b)	Distributions made during the four (4) fiscal quarter period most recently ended *	$
(c)	Ratio of (b) to (a)%

Complies with Covenant: [Y/N]

5.	Maximum Secured Leverage Ratio Calculation (Loan Agreement §9.5):

Covenant:     The Secured Leverage Ratio shall not exceed~~:  (x) forty five percent (45%), from and after the Closing Date through and including May 1, 2019; provided, however, that during the period referenced in this clause (x), for up to two consecutive fiscal quarters following a Material Acquisition, the Secured Leverage Ratio may increase to, but may not exceed, fifty percent (50%) and (y) after May 1, 2019,~~ forty percent (40%); provided, however, that ~~after May 1, 2019~~ for up to two consecutive fiscal quarters following a Material Acquisition, the Secured Leverage Ratio may increase to, but may not exceed, forty-five percent (45%).

(a)	Secured Indebtedness*$
(b)	Gross Asset Value*
(i)	Total Consolidated Operating Property Value; plus
(ii)	Cost basis of Construction in Process; plus

Ex. E-4

NYDOCS03/~~1108092.1~~1108092.2

(iii)	Cost basis of Unimproved Land; plus
(iv)	Debt Investments (based on current book value); plus
(v)	Unrestricted Cash and Cash Equivalents

minus

(vi)	the amount by which Gross Asset Value attributable to
(A)	Unimproved Land, (B) Construction in Process,

(C) Joint Ventures and (D) Other Real Estate Investments

exceeds in the aggregate 20% of Gross Asset Value$

Secured Leverage Ratio [(a) divided by (b)] %

Complies with Covenant: [Y/N]

6.	~~Maximum Secured Recourse Indebtedness Calculation (Loan Agreement §9.6):~~
6.	[Reserved]

~~Covenant: The aggregate amount of Secured Recourse Indebtedness of Parent Guarantor, Parent Borrower, and IR OpCo shall not exceed ten percent (10%) of Gross Asset Value; provided, however, that any Secured Recourse Indebtedness shall not exceed seventy- five percent (75%) of the Collateral Value of the collateral securing such Secured Recourse Indebtedness as of the applicable date of determination.~~

(a)	~~Aggregate amount of Secured Recourse Indebtedness of the Parent Guarantor, the Parent Borrower, and IR OpCo$~~
(b)	~~Gross Asset Value$~~
(c)	~~Ratio (a) to (b) %~~
(d)	~~See attached list of Secured Recourse Indebtedness relating to specific Real Estate.~~

~~Complies with Covenant:~~

7.	Maximum Unhedged Variable Rate Indebtedness (Loan Agreement §9.7):

~~[Y/N]~~

Covenant:	The aggregate amount of Unhedged Variable Rate Indebtedness of the Consolidated Group shall not exceed thirty percent (30%) of Gross Asset Value.

(a)	Unhedged Variable Rate Indebtedness* [(i) minus (ii) minus (iii)]	$

(i)Total Indebtedness of Consolidated Group

(ii)(Total Indebtedness (at a fixed rate) of Consolidated Group)

(iii)(Aggregate notional amount of Derivative Contracts (with respect to all Total Indebtedness of Consolidated Group hedged by Derivatives Contracts effectively fixing or capping the per annum rate of interest thereof))

(b)	Gross Asset Value	$
(c)	Ratio (a) to (b)%

Complies with Covenant: [Y/N]

8.	Unencumbered Assets (Loan Agreement §9.8):

Covenant:

Ex. E-5

NYDOCS03/~~1108092.1~~1108092.2

(a)	There shall be at all times at least five (5) Unencumbered Assets and the Unencumbered Asset Value shall be at least One Hundred Million Dollars ($100,000,000.00).

Complies with Covenant (see Schedule A-1): [Y/N]

(b)	~~The weighted (on a per unit basis) occupancy of the Unencumbered Assets as a whole, shall not be less than eighty five percent (85%).~~

~~Complies with Covenant (see Schedule A-1): [Y/N]~~

9.	Maximum Unsecured Leverage Ratio Calculation (Loan Agreement §9.9):

Covenant:

Not to exceed 60%; provided, however, that for up to two consecutive fiscal quarters following a Material Acquisition, the Unsecured Leverage Ratio may increase to, but shall not exceed, sixty-five percent (65%).

(a)	Unsecured Indebtedness:$

(b)	Total Unencumbered Asset Value:$

(c)	Divide (i) by (ii): %

Complies with Covenant: [Y/N]

10.	Minimum Unencumbered Assets Debt Service Ratio (Loan Agreement §9.10):

Covenant:	The Unencumbered Assets Debt Service Coverage Ratio shall not be less than 1.30:1.00.

(a)	Unencumbered Asset Adjusted NOI:$

(b)	Implied Unsecured Debt Service [(i) multiplied by (ii)]:

(i)	outstanding Unsecured Indebtedness (including aggregate undrawn face amount of issued letters of credit):$

multiplied by

(ii)	debt constant based on thirty (30) year, mortgage-style principal amortization at interest rate equal to greatest of: (i) ten (10) year Treasury Bill yield plus 200 basis points, (ii) 5.50%, and

(iii)actual interest rate under Facility as of the last day of the most recent calendar quarter, as expressly provided in the Loan Agreement

(c)	Unencumbered Assets Debt Service Coverage Ratio [(i) divided by (ii)]:

Complies with Covenant: [Y/N]

Ex. E-6

NYDOCS03/~~1108092.1~~1108092.2

Ex. E-7

NYDOCS03/~~1108092.1~~1108092.2

This Compliance Certificate has been executed and delivered as of the date set forth above. INDEPENDENCE REALTY TRUST, INC., a Maryland Corporation

By:

Name: Title:

*See attached detailed calculations

Ex. E-8

NYDOCS03/~~1108092.1~~1108092.2

DETAILED CALCULATIONS TO COMPLIANCE CERTIFICATE

Ex. E-9

NYDOCS03/~~1108092.1~~1108092.2

SCHEDULE A-1 TO COMPLIANCE CERTIFICATE

Ex. E-10

NYDOCS03/~~1108092.1~~1108092.2

SCHEDULE A-2 TO COMPLIANCE CERTIFICATE

Ex. E-11

NYDOCS03/~~1108092.1~~1108092.2

LIST OF SECURED RECOURSE INDEBTEDNESS TO BE ATTACHED TO COMPLIANCE CERTIFICATE

Ex. E-12

NYDOCS03/~~1108092.1~~1108092.2

Summary report: Litera® Change-Pro for Word 10.7.0.7 Document comparison done on 5/31/2019 3:50:33 PM
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Modified DMS: dm://NYDOCS03/1108092/2
Changes:
Add	14
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